                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-57279

PROSPECTUS

                OFFER TO EXCHANGE UP TO $120,000,000 OF 11 1/4%
                SENIOR SUBORDINATED NOTES DUE 2008, SERIES B OF
                FOUNTAIN VIEW, INC., WHICH HAVE BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933, AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                              FOUNTAIN VIEW, INC.

                 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
           NEW YORK CITY TIME, ON OCTOBER 13, 1998, UNLESS EXTENDED

  Fountain View, Inc., a Delaware corporation (the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, this "Prospectus") and the accompanying letter of transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange up to an aggregate amount of $120,000,000 of the Company's 11 1/4% Senior Subordinated Notes Due 2008, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, which Exchange Notes shall be guaranteed (the "Exchange Guarantees"), on a full and unconditional basis, jointly and severally, by each of the Guarantors (as defined) and all future Restricted Subsidiaries (as defined) of the Company, or any of the Guarantors for a like principal amount of the Company's outstanding 11 1/4% Senior Subordinated Notes Due 2008 (the "Outstanding Notes"), of which $120,000,000 in aggregate principal amount was issued on April 16, 1998 and is outstanding as of the date hereof, which Outstanding Notes have been guaranteed on a full and unconditional basis by the Guarantors (the "Outstanding Guarantees" and, together with the Exchange Guarantees, the "Guarantees"). Except as described below, the Notes are not redeemable at the Company's option prior to April 15, 2003. From and after April 15, 2003, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption. In addition, prior to April 15, 2001, up to 35% in aggregate principal amount of Notes will be redeemable at the option of the Company from the net proceeds of Public Equity Offerings (as defined) by the Company, at a price of 111.25% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $78.0 million in aggregate principal amount of Notes remains outstanding immediately after each such redemption; and provided, further, that any such redemption occur within 60 days of the date of the closing of such Public Equity Offering. The form and terms of the Exchange Notes and the Exchange Guarantees are identical in all material respects to the form and terms of the Outstanding Notes and the Outstanding Guarantees, except for certain transfer restrictions and registration rights relating to the Outstanding Notes. The Exchange Notes will be issued pursuant to, and entitled to the benefits of, the Indenture, dated as of April 16, 1998, between the Company, the Guarantors and State Street Bank and Trust Company of California, as trustee, governing the Outstanding Notes. The Exchange Notes and the Outstanding Notes are hereinafter sometimes collectively referred to as the "Notes".

  The Company is a holding company, has no operations of its own and derives substantially all of its revenue from its subsidiaries. The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the cash flow of its subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables) of the Company's subsidiaries.

  Holders of Outstanding Notes whose Outstanding Notes are not tendered and accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture. Following the consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions on the transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. The Company will not receive any proceeds from, and has agreed to pay all the expenses incurred by it incident to, the Exchange Offer. No underwriter is being used in connection with this Exchange Offer.

  Except as otherwise indicated, the following description relates both to the Outstanding Notes issued in the Note Offering and the Exchange Notes, together with the Exchange Guarantees, to be issued in exchange for the Outstanding Notes in the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The Outstanding Notes are and the Exchange Notes will be general,

(Continued from previous page)

unsecured obligations of the Company. There is currently no indebtedness outstanding that is subordinated to the Notes.The Outstanding Notes rank and the Exchange Notes will rank on the same level with all future senior subordinated debt of the Company. The claims of the holders of the Outstanding Notes are and the claims of the holders of the Exchange Notes will be subordinated to Senior Debt (as defined). The Company is highly leveraged. As of June 30, 1998, approximately $126 million of Senior Debt was outstanding, including approximately $101 million of borrowings under the Company's New Credit Facility (as defined herein). See "Capitalization" and "Description of Other Indebtedness".

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes that Exchange Notes to be issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than (i) a broker-dealer who purchasers such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Company has not sought and does not intend to seek its own no-action letter in connection with the Exchange Offer and there can be no assurance that the Commission would make a similar determination with respect to the Exchange Offer. Eligible holders of Outstanding Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such Participating Broker-Dealer as a result of market making activities or other trading activities, provided such Outstanding Notes do not constitute any portion of an unsold allotment from the original sale of the Outstanding Notes. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution".

  SEE "RISK FACTORS" BEGINNING ON PAGE 20 FOR INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS OF OUTSTANDING NOTES AND PROSPECTIVE PURCHASERS OF EXCHANGE NOTES.

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

               The date of this Prospectus is September 9, 1998.

  The Company will accept for exchange any and all validly tendered Outstanding Notes not withdrawn prior to 5:00 p.m., New York City time, on October 13, 1998 unless the Exchange Offer is extended by the Company (the "Expiration Date"); however, in no event shall the Exchange Offer be extended beyond sixty (60) days after the date the registration statement of which this Prospectus is a part is declared effective by the Commission. Tenders of Outstanding Notes may be withdrawn at any time prior to the Expiration Date. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement. See "The Exchange Offer--Certain Conditions to the Exchange Offer".

  THE INITIAL PURCHASERS WHO PARTICIPATED IN THE OFFERING OF THE OUTSTANDING NOTES MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE NOTES. SPECIFICALLY, THE INITIAL PURCHASERS MAY BID FOR AND PURCHASE OUTSTANDING NOTES AND EXCHANGE NOTES IN THE OPEN MARKET.

  NEITHER THE COMPANY NOR THE INITIAL PURCHASERS ARE MAKING ANY REPRESENTATION TO ANY OFFEREE OR PURCHASER OF THE NOTES REGARDING THE LEGALITY OF AN INVESTMENT THEREIN BY SUCH OFFEREE OR PURCHASER UNDER APPROPRIATE LEGAL INVESTMENT OR SIMILAR LAWS. THE EXCHANGE OFFER IS BEING MADE ON THE BASIS OF THIS PROSPECTUS. ANY DECISION TO EXCHANGE NOTES IN THE EXCHANGE OFFER MUST BE BASED ON THE INFORMATION CONTAINED HEREIN. EACH PROSPECTIVE PURCHASER OF THE EXCHANGE NOTES MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH IT PURCHASES, OFFERS OR SELLS THE EXCHANGE NOTES OR POSSESSES OR DISTRIBUTES THIS PROSPECTUS AND MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED BY IT FOR THE PURCHASE, OFFER OR SALE BY IT OF THE EXCHANGE NOTES UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH IT IS SUBJECT OR IN WHICH IT MAKES SUCH PURCHASES, OFFERS OR SALES, AND NEITHER THE COMPANY NOR THE INITIAL PURCHASERS SHALL HAVE ANY RESPONSIBILITY THEREFOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE NOTES TO ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                               ----------------

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE NEW HAMPSHIRE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial data, including the financial statements and notes thereto, appearing elsewhere in this Prospectus. Unless otherwise stated in this Prospectus, references to (a) "Fountain View" shall mean Fountain View, Inc., a Delaware corporation and its subsidiaries, other than Summit and its subsidiaries; (b) "Summit" shall mean Summit Care Corporation, a California corporation and its subsidiaries; and (c) the "Company" shall mean Fountain View and its subsidiaries, including Summit and its subsidiaries and, in certain cases, refers to the historical performance or operations of Fountain View and Summit, taken as a whole. All references to a fiscal year refer to the twelve months ended June 30, in the case of Summit, and December 31, in the case of Fountain View and the Company, of the year referenced.

                                  THE COMPANY

  The Company is a leading operator of long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. Sub-acute care is generally short-term, goal-oriented rehabilitation care intended for individuals who have a specific illness, injury or disease, but who do not require many of the services provided in an acute care hospital. Sub-acute care is typically rendered immediately after, or in lieu of, acute hospitalization in order to treat such specific medical conditions. Post-acute care is the provision of a continuum of care to patients following discharge from an acute care hospital. The Company operates a network of facilities in California, Texas and Arizona, including 44 skilled nursing facilities ("SNFs") that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six assisted living facilities ("ALFs") that provide room and board and social services in a secure environment. In addition to long-term care, the Company provides a variety of high-quality ancillary services such as physical, occupational and speech therapy in Company-operated facilities, unaffiliated facilities and acute care hospitals. The Company also operates three institutional pharmacies (one of which is a joint venture), which service acute care hospitals as well as SNFs and ALFs both affiliated and unaffiliated with the Company, an outpatient therapy clinic and a durable medical equipment ("DME") company. The Company consists of the combined operations of Fountain View and Summit and operates 50 facilities with approximately 6,600 beds serving Medicare, Medicaid, managed care, private pay and other patients.


                                THE TRANSACTIONS

  On February 6, 1998, Fountain View, Summit, Heritage Fund II, L.P. and FV-SCC Acquisition Corp., a wholly-owned subsidiary of Fountain View ("Acquisition"), entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the acquisition of Summit by Fountain View. Pursuant to the Merger Agreement, Acquisition offered (the "Tender Offer") to purchase all of the outstanding shares of common stock of Summit (the "Summit Shares"), at a price of $21.00 per share, net to the seller in cash. A copy of the Merger Agreement is filed as an exhibit to the Schedule 14D-1 filed by Fountain View with the Securities and Exchange Commission (the "Commission") in connection with the Tender Offer. The Tender Offer expired on March 25, 1998 and Acquisition purchased approximately 99% of the Summit Shares at the closing of the Tender Offer on March 27, 1998.

  Pursuant to the terms of the Merger Agreement, Acquisition merged with and into Summit on April 16, 1998 (the "Merger"). Summit was the surviving corporation in the Merger and became a wholly-owned subsidiary of Fountain View.

  In order to consummate the purchase of Summit Shares in the Tender Offer and the Merger, to refinance all then existing Fountain View funded indebtedness, to redeem all outstanding options for Summit Shares, and to pay certain fees, expenses and other costs arising in connection with such transactions, Fountain View sold, in a transaction exempt from registration pursuant to Rule 144A and Regulation S of the Securities Act, $120.0 million of the Outstanding Notes (the "Note Offering"). The Company also entered into a new revolving credit facility and term loan facilities (the "New Credit Facility") providing for revolving credit borrowings of up to $30.0 million and term loan borrowings of up to $85.0 million. In addition, Fountain View raised approximately
$97.0 million of new equity investments in the amounts of $90.6 million from Heritage Fund II, L.P. and certain other co-investors, $5.0 million from Mr. Snukal, Fountain View's Chief Executive Officer, and Sheila Snukal, Fountain View's Executive Vice President and Mr. Snukal's wife ("Mrs. Snukal"), and
$1.4 million from Mr. Scott, Summit's Chairman and Chief Executive
Officer (collectively, the "Equity Investments"). The Company used the proceeds of the Note Offering to repay certain indebtedness of Summit assumed in connection with the Merger and to pay certain transaction fees and expenses. See "Use of Proceeds".

  The Tender Offer, the Merger, the establishment of the New Credit Facility, the Equity Investments, the Note Offering and the application of the proceeds therefrom are collectively referred to as the "Transactions".

  Since the Transactions, senior management of the Company have owned approximately 26.3% of the Company's outstanding common stock, on a fully-diluted basis, and Heritage Partners, Inc. and its affiliates ("Heritage"), along with certain co-investors, have owned approximately 72.7% of the Company's outstanding common stock, on a fully-diluted basis. Heritage is a Boston-based private equity firm with $530 million in capital under management, specializing in the acquisition and equity-based recapitalization of private, family-owned businesses. See "Management".

  In August 1997, Heritage invested $14.0 million in cash in Fountain View in a series of transactions (the "Fountain View Equity Transactions") which resulted in Heritage obtaining a 49.9% ownership position in the common equity of Fountain View and completing a $7.0 million preferred stock investment in Fountain View at that time. See Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.

  Set forth below is a diagram showing the post-Merger organizational structure of Fountain View, Inc. and its subsidiaries (all subsidiaries are 100% owned, unless otherwise indicated):

                              CHART APPEARS HERE

The diagram depicts:

  (A) Fountain View as the owner of all of the outstanding stock of:

      Summit Care Corporation, I'NO, Inc., Locomotion Holdings, Inc., On-Track Therapy Center, Inc., Fountain View Holdings, Inc. and Sycamore Park Convalescent Hospital;

  (B) Summit Care Corporation as the owner of:

      (i) all of the outstanding stock of Summit Care California, Inc., Summit Care Pharmacy Inc., Summit Care Texas No. 2, Summit Care Texas Management, Inc., and Summit Care Texas No. 3, and (ii) 82.8% of the outstanding stock of Summit Care Texas Equity, Inc.

  (C) Locomotion Holdings, Inc. as the owner of all the outstanding stock Locomotion Therapy, Inc.

  (D) Fountain View Holdings, Inc. as the owner of all the outstanding stock of;

      AIB Corp., Alexandria Convalescent Hospital, Inc., BIA Hotel Corp., Brier Oak Convalescent, Inc., Elmcrest Convalescent Hospital, Fountainview Convalescent Hospital, Fountainview Management, Inc., Rio Hondo Nursing Center

  (E) Summit Care Texas No. 2, Inc. owning 17.2% of the outstanding stock of Summit Care Texas Equity, Inc.

  (F) Summit Care Texas Management, Inc. owning a 1% general partnership interest in Summit Care Texas L.P.

  (G) Summit Care Texas Equity, Inc. owning a 99% limited partnership interest in Summit Care Texas L.P.

                                 THE FINANCINGS

  The following table illustrates the sources and uses of funds for the Transactions. See "Unaudited Pro Forma Financial Data".

                                                                  (IN MILLIONS)
   SOURCES OF FUNDS
   New Credit Facility(1)........................................    $100.0
   11 1/4% Senior Subordinated Notes.............................     120.0
                                                                     ------
       Total debt................................................     220.0
                                                                     ------
   Equity Investments:
     Heritage and co-investors equity investments(2).............      90.6
     Fountain View management equity investment(3)...............       5.0
     Summit management equity investment(4)......................       1.4
                                                                     ------
       Total equity..............................................      97.0
                                                                     ------
       Total sources of funds....................................    $317.0
                                                                     ======
   USES OF FUNDS
   Purchase of Summit Shares in the Tender Offer and the
    Merger(5)....................................................    $145.6
   Refinancing of Fountain View indebtedness(6)..................      32.0
   Refinancing of Summit indebtedness(7).........................     108.9
   Fees and expenses.............................................      30.5
                                                                     ------
       Total uses of funds.......................................    $317.0
                                                                     ======

--------
(1) The New Credit Facility provides for up to $30.0 million of revolving credit borrowings (with a $4.0 million sublimit for letters of credit) and up to $85.0 million of term loans and matures in 2004. As of June 30, 1998, term loans in the aggregate amount of approximately $85.0 million and revolving loans in the aggregate amount of approximately $16.0 million were outstanding under the New Credit Facility, and $14.0 million of revolving credit borrowings were then available to the Company.

(2) Represents only the new cash invested in Fountain View by Heritage and certain co-investors in connection with the Transactions and excludes the Fountain View shares held by Heritage prior to the Transactions.

(3) Represents only the new cash invested in Fountain View by Mr. Snukal and Mrs. Snukal in connection with the Transactions and excludes the Fountain View shares held by management prior to the Transactions.

(4) Represents the full amount of the after-tax proceeds that Mr. Scott received from the cash-out in the Merger of all options to purchase Summit Shares held by him (and a payment from the Company to cover a portion of related taxes) and the full after-tax proceeds from payments under the Summit Executive Incentive Plan received by him from the Company, but does not include the issuance by Mr. Scott of a limited recourse promissory note in consideration for certain of the Fountain View shares issued to him in connection with the Transactions. See "Certain Relationships and Related Transactions--Investment Agreement" and "--Payments to Certain Stockholders".

(5) Represents the purchase of all Summit Shares in the Tender Offer and the Merger, and the cash-out of options to purchase 909,500 Summit Shares which Summit effected upon the effectiveness of the Merger.

(6) Reflects the total funded indebtedness of Fountain View outstanding immediately prior to the Merger.

(7) Reflects total funded indebtedness of Summit (excluding mortgages, capital leases and certain other indebtedness) outstanding immediately prior to the Merger.

                              RECENT DEVELOPMENTS

  On May 4, 1998, Baylor Health Care System, a vertically integrated healthcare system operating in Texas ("Baylor"), and Buckner Foundation ("Buckner"), a subsidiary of Buckner Baptist Benevolences, a Texas social services organization (collectively, the "Baylor Group"), purchased from Heritage shares of Series A Preferred Stock of Fountain View and warrants to purchase shares of Fountain View's Series C Common Stock for approximately $12.4 million. The shares of Series A Preferred Stock purchased by the Baylor Group are entitled to receive a cumulative dividend calculated to achieve a 12% annual rate of return, and are subject to automatic redemption upon the completion of an initial public offering of Fountain View's common stock. The shares represented by the warrants issued to the Baylor Group currently represent approximately 5% of Fountain View's diluted capital stock. Baylor is also entitled to have one of its nominees serve on Fountain View's board of directors.

  Baylor and Fountain View also entered into an agreement on May 4, 1998 primarily to develop and operate skilled nursing facilities within a mile of the Baylor hospital campuses for which Baylor has the right to receive a market-rate development and license fee in the form of cash or warrants.

  Baylor, one of the nation's largest not-for-profit integrated health care providers, operates a network of 50 hospitals, clinics and primary care facilities in 19 cities throughout Northern Texas and Southern Oklahoma. Baylor is based in Dallas-Fort Worth, Texas, where its hospitals represent 16% of all hospital admissions in the Dallas-Forth Worth area.

  For the six months ended June 30, 1998, net revenues totaled $88.3 million. During the same period, occupancy was 86.4% (excluding three Summit facilities which commenced operations or were renovated in 1996 or later) and the Company's quality mix (which is total net revenues less Medicaid net revenues) was 65.1%.

  The Company was incorporated in Delaware in 1997. Its principal executive offices are located at 11900 Olympic Boulevard, Suite 680, Los Angeles, California 90064, and its telephone number is (310) 571-0351.

                               THE EXCHANGE OFFER

Outstanding Notes...........  The Outstanding Notes were sold by the Company on
                              April 16, 1998 to Goldman, Sachs & Co., Nesbitt Burns Securities Inc., Paribas Corporation and Sutro & Co., Incorporated (collectively, the "Initial Purchasers") pursuant to a Purchase Agreement, dated April 9, 1998 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Outstanding Notes in transactions not registered under the Securities Act in reliance upon exemptions from registration pursuant to Rule 144A and Regulation S under the Securities Act.

Registration Rights
Agreement...................  Pursuant to the Purchase Agreement, the Company
                              and the Initial Purchasers entered into the Registration Rights Agreement, which grants the holders of the Outstanding Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange and registration rights which terminate upon the consummation of the Exchange Offer.

Securities Offered..........  $120.0 million aggregate principal amount of 11
                              1/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes").

The Exchange Offer..........  The Company is offering to exchange $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes that are properly tendered and accepted. The Company will issue Exchange Notes on or promptly after the Expiration Date. As of the date hereof, there is $120.0 million aggregate principal amount of Outstanding Notes outstanding. The terms of the Exchange Notes are identical in all material respects to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offer, except that the Exchange Notes will bear a Series B designation, are freely transferable by holders thereof (other than as provided herein), and are not subject to any covenant restricting transfer absent registration under the Securities Act. See "The Exchange Offer". The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Outstanding Notes being tendered for exchange.

                              Based on no-action letters issued by the staff of the Commission to third parties with respect to similar transactions (e.g. Exxon Capital Holdings Corp. (April 13, 1989), Morgan Stanley & Co., Inc. (June 2, 1993) and Shearman & Sterling (July 2, 1993)), the Company believes that the Exchange Notes issued pursuant to the Exchange Offer in exchange for Outstanding Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act, or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders are not engaged in, have no arrangement or understanding with any person to participate in, and do not intend to engage in, any distribution of the Exchange Notes. However, the Company has not sought and does not intend to seek a no-action letter with respect to the Exchange Offer and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. Each holder of Exchange Notes, other than a broker-dealer, must represent that such conditions have been met. In addition, each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

                              The Letter of Transmittal accompanying this Prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer may nonetheless be deemed to be an "underwriter" under the Securities Act notwithstanding such disclaimer. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to the Registration Rights Agreements, the Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "The Exchange Offer-- Purpose of the Exchange Offer" and "Plan of Distribution".

                              By tendering Outstanding Notes in exchange for Exchange Notes, each holder will represent to the Company that: (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, and (iii) any Exchange Notes to be received by it will be acquired in the ordinary course of business. Any holder who tenders in the Exchange Offer who is unable to make the foregoing representations may not rely on the position of the staff of the Commission enunciated in no-action letters and, in the absence of an applicable exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date.............  5:00 p.m., New York City time, on October 13,
                              1998, unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. See "The Exchange Offer--Expiration Date; Extensions; Termination; Amendments".

Accrued Interest on the
 Exchange Notes.............  Each Exchange Note will bear interest from the most recent date to which interest has been paid on the Outstanding Notes or, if no interest has been paid on such Outstanding Notes, from April 16, 1998.

Exchange Date...............  As soon as practicable after the close of the
                              Exchange Offer, the Company will accept for exchange all Outstanding Notes properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer--Withdrawal Rights".

Conditions to the Exchange
Offer.......................  The Exchange Offer is subject to the following conditions: (A) an injunction, order or decree shall not have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; and
                              (B) there shall not have occurred a change in the current interpretation of the staff of the Commission which current interpretation permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Outstanding Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of Exchange Notes. The Company reserves the right to terminate or amend the Exchange Offer at any time prior to the Expiration Date upon the occurrence of any such condition. The Exchange Offer is not conditioned on any minimum aggregate principal amount of Outstanding Notes being tendered for exchange. See "The Exchange Offer--Certain Conditions to the Exchange Offer".

Consequences of Failure to
 Exchange...................  Any Outstanding Notes not tendered pursuant to the Exchange Offer will remain outstanding and continue to accrue interest. Such Outstanding Notes will remain "restricted securities" under the Securities Act, subject to the transfer restrictions described herein. As a result, the liquidity of the market for such Outstanding Notes could be adversely affected upon completion of the Exchange Offer. See "Risk Factors-- Consequences of Failure to Exchange the Outstanding Notes".

Material Federal Income Tax
 Consequences...............  The exchange of the Outstanding Notes for
                              Exchange Notes by tendering holders will not be a taxable exchange for U.S. Federal income tax purposes, and such holders will not recognize any taxable gain or loss for U.S. Federal income tax purposes as a result of such exchange. See "Material Federal Income Tax Consequences".

Use of Proceeds.............  There will be no cash proceeds to the Company from the Exchange Offer. See "Use of Proceeds".

Tendering Outstanding
Notes.......................  Each holder of Outstanding Notes wishing to accept the Exchange Offer must complete, sign and date a Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Outstanding Notes and any other required documents, to the Exchange Agent (as defined) at the address set forth herein. See "Exchange Offer--Procedures for Tendering Outstanding Notes".

Withdrawal Rights...........  The tender of Outstanding Notes pursuant to the
                              Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, in accordance with the procedures set forth in this Prospectus. See "The Exchange Offer--Withdrawal Rights".

Untendered Outstanding
Notes.......................  Upon consummation of the Exchange Offer, the holders of Outstanding Notes, if any, will have no further rights under the Registration Rights Agreement, except as provided herein. Holders of Outstanding Notes whose Outstanding Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected.

Exchange Agent..............  State Street Bank and Trust Company of
                              California, N.A., is serving as Exchange Agent in connection with the Exchange Offer. See "The Exchange Offer--Exchange Agent".

Shelf Registration
Statement...................  Under certain circumstances described in the
                              Registration Rights Agreement, certain holders of Outstanding Notes (including holders who are not permitted to participate in the Exchange Offer or who may not freely resell Exchange Notes received in the Exchange Offer) may require the Company to file and use its reasonable efforts to cause to become effective, a shelf registration statement under the Securities Act, which would cover resales of Outstanding Notes by such holders. See "The Exchange Offer--Purpose of the Exchange Offer".

                               TERMS OF THE NOTES

  Except as otherwise indicated, the following description relates both to the Outstanding Notes issued pursuant to the Note Offering and to the Exchange Notes to be issued in exchange for Outstanding Notes in connection with the Exchange Offer. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Outstanding Notes, and will be entitled to the benefits of the same Indenture. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. For a more complete description of the Notes see "Description of Notes". Throughout this Prospectus, references to the "Notes" refer to the Exchange Notes and the Outstanding Notes collectively.

Issuer......................  Fountain View, Inc.

Securities Offered..........  $120.0 million aggregate principal amount of 11
                              1/4% Senior Subordinated Notes due 2008, Series B that have been registered under the Securities Act. See "Description of Notes".

Maturity Date...............  April 15, 2008

Guarantees..................  The Company's payment obligations under the Notes are fully and unconditionally, jointly and severally guaranteed on a senior subordinated basis by each of the Company's current and future Restricted Subsidiaries. As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. The Outstanding Guarantees are, and the Exchange Guarantees will be, subordinated to all Senior Debt of the Guarantors. See "Description of Notes--Subsidiary Guarantees".

Interest on the Notes.......  The Outstanding Notes accrue interest at a rate of 11 1/4% per annum from the Issue Date. The Exchange Notes will accrue interest at a rate of 11 1/4% per annum from the Issue Date or from the most recent date to which interest had been paid on the Outstanding Notes.

Interest Payment Dates......  April 15 and October 15 of each year, commencing
                              October 15, 1998.

Optional Redemption.........  Except as described below, the Notes are not redeemable at the Company's option prior to April 15, 2003. From and after April 15, 2003, the Notes will be subject to redemption at the option of the Company, in whole or in part, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as defined), if any, to the date of redemption.

                              In addition, prior to April 15, 2001, up to 35% in aggregate principal amount of Notes will be redeemable at the option of the Company from the net proceeds of Public Equity Offerings (as defined) by the Company, at a price of 111.25% of the principal amount of the Notes, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of redemption; provided that at least $78.0 million in aggregate principal amount of Notes remains outstanding immediately after each such redemption; and provided, further, that any such redemption occur within 60 days of the date of the closing of such Public Equity Offering.

Change of Control...........  In the event of a Change of Control, Holders of the Notes will have the right to require the Company to repurchase their Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase.

Ranking.....................  The Notes constitute general, unsecured obligations of the Company, subordinated in right of payment to all Senior Debt of the Company, ranked on the same level with all senior subordinated debt of the Company and senior in right of payment to all existing and future subordinated debt of the Company, if any. The claims of the Holders of the Notes will be subordinated to Senior Debt, which, as of June 30, 1998, was approximately $126 million, approximately $101 million of which was fully secured borrowings under the New Credit Facility. See "Description of Notes--Subordination" and "Description of Other Indebtedness".

Restrictive Covenants.......  The Indenture governing the Notes (the
                              "Indenture") contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to incur additional

                              Indebtedness (as defined herein) and issue
                              Disqualified Stock (as defined herein), pay dividends or distributions or make investments or make certain other Restricted Payments (as defined herein), enter into certain transactions with affiliates, dispose of certain assets, incur liens securing on the same level and subordinated indebtedness and engage in mergers and consolidations. See "Description of Notes".

Use of Proceeds.............  The gross proceeds of $120.0 million from the
                              Note Offering along with the proceeds of equity investments made by Heritage and members of management were used to repay certain existing indebtedness, pay certain fees and expenses in connection with the Transactions, and for general corporate purposes. No proceeds will be received by the Company and the Guarantors from the Exchange Offer. See "--The Financings" and "Use of Proceeds".

              COMPARISON OF EXCHANGE NOTES WITH OUTSTANDING NOTES

Freely Transferable.........  Generally, the Exchange Notes will be freely transferable under the Securities Act by holders thereof other than any holder that is either an affiliate of the Company or a broker-dealer that purchased the Notes from the Company to resell pursuant to Rule 144A, Regulation S or any other available exemption. The Exchange Notes otherwise will be substantially identical in all material respects (including interest rate and maturity) to the Outstanding Notes. See "The Exchange Offer".

Registration Rights.........  The holders of Outstanding Notes currently are entitled to certain registration rights pursuant to the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of April 16, 1998, among the Company, the Guarantors and the Initial Purchasers. However, upon consummation of the Exchange Offer, subject to certain exceptions, holders of Outstanding Notes who do not exchange their Outstanding Notes for Exchange Notes in the Exchange Offer will no longer be entitled to registration rights and will not be able to offer or sell their Outstanding Notes, unless such Outstanding Notes are subsequently registered under the Securities Act (which, subject to certain limited exceptions, the Company will have no obligation to do), except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. See "Risk Factors--Consequences of Failure to Exchange the Outstanding Notes" and "The Exchange Offer--Purpose of the Exchange Offer".

Exchange Offer and Absence
 of a Public Market for the
 Notes......................  The Exchange Notes will generally be freely transferable (subject to the restrictions discussed elsewhere herein) but will be new securities for which there will not initially be a market. The Outstanding Notes are eligible for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market, the National Association of Securities Dealers' ("NASD") screen-based automated market for trading of securities eligible for resale under Rule 144A. "PORTAL" or "PORTAL Market" means the NASD's market for designated foreign and domestic securities through an automated quotation and communications system that facilitates private offerings, resales, trading, clearance and settlement by PORTAL participants.

                              The PORTAL Market, as described by the NASD, is an electronic screen based system, which facilitates trading of SEC Rule 144A private placements by qualified investors. The purpose of PORTAL is to provide companies with increased flexibility in raising capital by creating a method for accessing a significant source of funds. It also is intended to give U.S. institutional investors another opportunity to diversify their portfolios by making certain foreign securities available for purchase in the domestic market. PORTAL complements the Commission's Rule 144A, which provides safe harbor protections by exempting the private placements of certain issuers from the Commission's registration and disclosure requirements and by allowing eligible institutional investors to trade these securities freely among themselves without having to observe restrictions that, prior to the adoption of the rule, otherwise delayed the trading of these securities. The Company does not intend to apply for a listing of the Exchange Notes on any securities exchange or on any automated dealer quotation system. See "Plan of Distribution".

  FOR MORE COMPLETE INFORMATION REGARDING THE NOTES, SEE "DESCRIPTION OF
NOTES".

                                  RISK FACTORS

  Holders of Outstanding Notes and prospective purchasers of the Exchange Notes should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" for risks involved with an exchange or acquisition of the Exchange Notes.

                             ADDITIONAL INFORMATION

  For additional information regarding the Notes, see "The Exchange Offer", "Description of Notes" and "Material Federal Income Tax Consequences".

                   SUMMARY UNAUDITED PRO FORMA FINANCIAL DATA

  Set forth below is the pro forma financial information as of June 30, 1998 and December 31, 1997 and for the six months ended June 30, 1998 and for the year ended December 31, 1997. Such pro forma data does not purport to represent what the Company's actual results would have been if the Transactions had occurred on the date indicated, nor does such information purport to project the results of the Company for future periods. The summary unaudited pro forma financial information below should be read in conjunction with the "Unaudited Pro Forma Financial Data", "Selected Historical Financial and Other Data-- Fountain View", "Selected Historical Financial and Other Data--Summit" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                PRO FORMA         PRO FORMA
                                             SIX MONTHS ENDED    YEAR ENDED
                                              JUNE 30, 1998   DECEMBER 31, 1997
                                             ---------------- -----------------
                                                   (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA
Net revenue.................................     $142,287         $287,144
Salaries and related benefits...............       68,099          135,248
Other operating costs.......................       53,097          115,022
Depreciation and amortization...............        7,152           14,072
Rent expense................................        3,405            6,754
Interest, net...............................       11,199           23,324
                                                 --------         --------
                                                  142,952          294,420
                                                 --------         --------
Loss before provision for income taxes and
 extraordinary item.........................         (665)          (7,276)
Income taxes benefit(1).....................          190            2,854
Extraordinary item, net of tax..............         (517)             --
                                                 --------         --------
Net loss....................................     $   (992)        $ (4,422)
                                                 ========         ========

OTHER FINANCIAL DATA
EBITDA(2)...................................     $ 17,686         $ 30,120
Adjusted EBITDA(3)..........................       17,686           37,795
Adjusted EBITDA margin......................         12.4%            13.2%
Adjusted EBITDAR(3).........................     $ 21,091         $ 44,549
Adjusted EBITDAR margin.....................         14.8%            15.5%
Ratio of earnings to fixed charges(4).......          --               --
Ratio of Adjusted EBITDA to net interest
 expense....................................          1.6              1.6
Ratio of net debt to Adjusted EBITDA(5).....          6.8              6.3
Net cash (used in) provided by operating
 activities.................................     $(18,492)        $ 34,984

OTHER DATA
Number of facilities (end of period)........           50               50
Total beds (end of period)..................        6,578            6,574
Patient days (in thousands)(6)..............        1,029            1,963
Average occupancy rate(7)...................           87%              89%
Percentage of revenues from:
  Managed care, private pay and Medicare....           65%              70%
  Medicaid..................................           35               30

BALANCE SHEET DATA (AT JUNE 30, 1998 AND
 DECEMBER 31, 1997, RESPECTIVELY)
Cash and cash equivalents...................     $  3,725         $  4,253
Working capital.............................       27,434           23,146
Total assets................................      408,555          410,800
Total debt and capital leases, including
 current maturities and excluding mandatory
 redeemable preferred stock.................      245,650          241,990
Stockholders' equity........................       70,059           69,764

--------
(1) In July 1997, Fountain View's predecessor, which was comprised of all of Fountain View's operating units owned individually by certain controlling stockholders, was merged with and into several companies formed by Fountain View in connection with the Fountain View Equity Transactions. Prior to the Fountain View Equity Transactions, most of such individually owned corporations had elected to be taxed as cash-basis S-corporations. The pro forma income tax benefit for the year ended December 31, 1997 includes a charge in lieu of income taxes to indicate what the tax provision would have been had Fountain View been taxed as a C-corporation for all of 1997 with a combined federal and state tax rate of 41%. See Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.
(2) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows.
(3) For the year ended December 31, 1997, adjusted EBITDA represents EBITDA adjusted for certain non-recurring charges shown below. Adjusted EBITDAR represents Adjusted EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
   EBITDA.....................................................      $30,120
   Non-recurring charges(a)...................................        7,675
                                                                    -------
   Adjusted EBITDA............................................      $37,795
   Rent expense...............................................        6,754
                                                                    -------
   Adjusted EBITDAR...........................................      $44,549
                                                                    =======

  (a) EBITDA is adjusted for the following non-recurring entries in order to present comparable EBITDA with the preceding years since these entries are only reflected in the results of operations for the year ended December 31, 1997 for Fountain
      View and for the six months ended December 31, 1997 for Summit.
      In addition, the Company does not expect to incur similar costs in the future. Non-recurring charges consist of: (1) $2,100 of Medicare reserves taken by Summit due to adjustments proposed by the Medicare intermediary during their audit of prior year cost reports. The adjustments relate to issues not proposed by the Medicare intermediary during previous audits and therefore the one time impact relating to these adjustments for prior year cost reports is all reflected in the results of operations for the year ended December 31, 1997 when the cost reports were audited and finalized with the Medicare intermediary; (2) $1,074 of retroactive workers' compensation, group and general liability costs due to the recording of tail coverage insurance expense at the time Summit converted from an occurrence based insurance policy to a claims made insurance policy; (3) $983 of incremental bad debt expense relating to 1996 and prior periods recorded in 1997 resulting from a change in management's methodology for determining the allowance for bad debt; the change in methodology was made to convert Summit's allowance methodology accounting practices to Fountain View's accounting as a result of the acquisition; (4) termination of non-compete agreements and consulting arrangements totaling $965 relating to the Fountain View Equity Transactions; (5) certain transaction expenses including discretionary employee bonuses totaling $872 paid upon completion of the Fountain View Equity Transactions;
      (6) severance for an executive and other costs totaling $871, the severance package was paid in connection with the acquisition of Summit by Fountain View; and (7) $810 related to an employee lawsuit settled in 1997 involving a specific type of liability for which the Company currently maintains insurance coverage (net of ongoing insurance costs).
  (b) Management believes that as a consequence of the Transactions, the Company will realize significant ongoing cost savings and revenue enhancements. However there can be no assurance that these cost savings or revenue enhancements will be realized.
      Management's estimate of the ongoing cost reductions relating to the Transactions includes: (i) certain reductions in facility-level operating expense items totaling $1,451; (ii) $1,355 relating to the elimination of specifically identified duplicative staff; (iii) $512 relating to reductions in corporate expenses, including the elimination of certain public company expenses; and (iv) a reduction in costs of supplies.
      Such amounts have not been included in adjusted EBITDA or adjusted EBITDAR.
(4) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rent expense, which management believes is representative of the interest component of rent expense. Earnings were not sufficient to cover fixed charges. The amount of the shortfall approximated $7.3 million for the proforma year ended December 31, 1997 and $0.6 million for the proforma six months ended June 30, 1998.

(5) Ratio of net debt to Adjusted EBITDA represents the ratio of total debt less cash and cash equivalents to Adjusted EBITDA.
(6) "Patient days" refers to the total number of days of patient care provided by the Company's facilities.
(7) Average occupancy rate has been adjusted to exclude three Summit facilities which were not operational prior to 1996 or were significantly renovated during 1997 such that beds were not available during the entire year. Such facilities were deemed to be in a fill-up stage and, therefore, their occupancies are not considered to be indicative of a mature facility. Actual occupancy for the year ended December 31, 1997 including these facilities was 87%. Also excludes Fountain View's ALF, which represented less than 2% of Fountain View's total revenue during fiscal 1997.

           SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--FOUNTAIN VIEW

  The summary financial data of Fountain View as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 are derived from the audited financial statements included elsewhere herein. The summary financial and other data as of December 31, 1993, 1994 and 1995, for the two years in the period ended December 31, 1994 and for the six months ended June 30, 1997 and 1998 have been derived from Fountain View's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The information set forth below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                              SIX MONTHS ENDED
                                        YEAR ENDED DECEMBER 31,                   JUNE 30,
                                --------------------------------------------  -----------------
                                 1993     1994     1995     1996      1997     1997      1998
                                -------  -------  -------  -------  --------  -------  --------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA
Net revenue...................  $41,061  $51,824  $55,836  $59,432  $ 67,905  $33,423  $ 88,369
Salaries and related benefits.   23,248   27,823   35,048   36,166    38,215   18,638    44,467
Other operating costs.........   10,884   14,886   13,454   14,614    17,990    8,525    29,714
Depreciation and amortization.      110      149      416      600     1,198      366     3,934
Rent expense..................    4,002    4,017    3,946    3,896     3,775    1,879     2,682
Interest, net.................      307      355      332      278     1,164       30     6,219
                                -------  -------  -------  -------  --------  -------  --------
                                 38,551   47,230   53,196   55,554    62,342   29,438    87,016
                                -------  -------  -------  -------  --------  -------  --------
Income before provision for
 income taxes and
 extraordinary item...........    2,510    4,594    2,640    3,878     5,563    3,985     1,353
Income tax benefit
 (provision)..................      (81)      43      (54)     (78)     (361)     (50)     (541)
Extraordinary item, net of
 tax..........................       --       --       --       --        --       --      (517)
                                -------  -------  -------  -------  --------  -------  --------
Net income....................    2,429    4,637    2,586    3,800     5,202    3,935       295
Preferred stock dividends.....       --       --       --       --        --       --      (355)
                                -------  -------  -------  -------  --------  -------  --------
Net income (loss) available to
 common shareholders..........  $ 2,429  $ 4,637  $ 2,586  $ 3,800  $  5,202  $ 3,935  $    (60)
                                =======  =======  =======  =======  ========  =======  ========
Basic and diluted earnings per
 share available to common
 shareholders before extraor-
 dinary item(5)...............  $ 12.15  $ 23.19  $ 12.93  $ 19.00  $  26.01  $ 19.68  $    .66
Basic and diluted loss per
 share available to common
 shareholders--extraordinary
 item.........................       --       --       --       --        --       --      (.75)
                                -------  -------  -------  -------  --------  -------  --------
Basic and diluted earnings per
 share available to common
 shareholders--net income
 (loss).......................  $ 12.15  $ 23.19  $ 12.93  $ 19.00  $  26.01  $ 19.68  $   (.09)
                                =======  =======  =======  =======  ========  =======  ========
OTHER FINANCIAL DATA
EBITDA(1).....................  $ 2,927  $ 5,098  $ 3,388  $ 4,756  $  7,925  $ 4,381  $ 11,506
EBITDA margin.................      7.1%     9.8%     6.1%     8.0%     11.7%    13.1%     13.0%
EBITDAR(1)....................  $ 6,929  $ 9,115  $ 7,334  $ 8,652  $ 11,700  $ 6,260  $ 14,188
EBITDAR margin................     16.9%    17.6%    13.1%    14.6%     17.2%    18.7%     16.1%
Capital expenditures..........  $     8  $   537  $   665  $ 1,816  $  2,570  $ 1,380  $  3,244
Ratio of earnings to fixed
 charges(2)...................      2.5x     3.7x     2.6x     3.5x      3.3x     7.1x      1.2x
Net cash provided by (used in)
 operating activities.........  $(1,804) $   908  $ 5,832  $ 1,059  $ 12,739  $ 8,603  $(18,492)
OTHER DATA
Number of facilities (end of
 period)......................        9        9        9        9         9        9        50
Average licensed beds(3)......    1,061    1,061    1,061    1,061     1,061    1,061     5,937
Total beds (end of period)....    1,227    1,227    1,227    1,227     1,227    1,227     6,578
Patient days (in thousands)...      337      345      341      344       346      170       576
Average occupancy rate(4).....     87.0%    89.1%    88.1%    88.8%     89.3%    89.3%     87.5%
Percentage of revenues from:
  Managed care, private pay
   and Medicare...............     58.4%    65.1%    67.2%    69.7%     72.9%    69.8%     65.1%
  Medicaid....................     41.6     34.9     32.8     30.3      27.1     30.2      34.9%
BALANCE SHEET DATA (END OF
 PERIOD)
Cash and cash equivalents.....  $   465  $   629  $ 2,355  $ 1,161  $  2,551       --     3,725
Working capital...............    8,266   11,140   10,334   13,566    10,021       --    27,434
Total assets..................   14,408   18,433   24,693   24,122    25,941       --   408,555
Total debt, including current
 maturities and excluding
 redeemable, preferred stock..    6,758    7,359    6,764      666    30,076       --   245,650
Shareholders' equity
 (deficit)....................    5,570    9,399    9,957   16,601   (12,236)      --    70,059

--------
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing home were owned as opposed to leased.

(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

(3) Excludes ALF beds.

(4) Excludes Fountain View's ALF, which represents less than 2% of total revenue.

(5) Weighted average shares outstanding for the five years ended December 31, 1997 and for the six months ended June 30, 1997 has been computed based on the 200,000 shares of Common Stock issued and outstanding in connection with the Fountain View Equity Transaction. See note 2 to the consolidated financial statements of Fountain View included elsewhere herein.

              SUMMARY HISTORICAL FINANCIAL AND OTHER DATA--SUMMIT

  The summary financial data of Summit as of and for each of the five years in the period ended June 30, 1997 are derived from Summit's audited financial statements. The financial and other data for the six months ended December 31, 1996 and 1997 have been derived from Summit's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The information set forth below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                           SIX MONTHS ENDED
                                      YEAR ENDED JUNE 30,                    DECEMBER 31,
                          -----------------------------------------------  -----------------
                           1993      1994      1995      1996      1997     1996      1997
                          -------  --------  --------  --------  --------  -------  --------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA
Net revenue.............  $83,992  $ 97,599  $137,026  $176,062  $197,927  $95,088  $108,507
Salaries and related
 benefits...............   40,044    45,962    63,171    78,233    89,577   43,386    47,742
Other operating costs...   29,998    34,655    49,206    70,696    89,932   41,750    45,736
Depreciation and
 amortization...........    2,308     2,949     5,249     6,142     7,393    3,632     4,235
Rent expense............    2,315     1,613     2,141     2,656     2,864    1,410     1,525
Interest, net...........    1,080     2,243     4,761     6,574     7,973    4,057     4,588
                          -------  --------  --------  --------  --------  -------  --------
                           75,745    87,422   124,528   164,301   197,739   94,235   103,826
                          -------  --------  --------  --------  --------  -------  --------
Income before provision
 for income taxes.......    8,247    10,177    12,498    11,761       188      853     4,681
Income tax provision....   (3,224)   (4,010)   (4,987)   (4,452)     (119)    (337)   (1,849)
                          -------  --------  --------  --------  --------  -------  --------
Net income..............  $ 5,023  $  6,167  $  7,511  $  7,309  $     69  $   516  $  2,832
                          =======  ========  ========  ========  ========  =======  ========
OTHER FINANCIAL DATA
EBITDA(1)...............  $11,635  $ 15,369  $ 22,508  $ 24,477  $ 15,554  $ 8,542  $ 13,504
EBITDA margin...........     13.9%     15.7%     16.4%     13.9%      7.9%     9.0%     12.4%
EBITDAR(1)..............  $13,950  $ 16,982  $ 24,649  $ 27,133  $ 18,418  $ 9,952  $ 15,029
EBITDAR margin..........     16.6%     17.4%     18.0%     15.4%      9.3%    10.5%     13.9%
Capital expenditures....  $29,901  $ 15,505  $  9,004  $ 26,558  $ 24,075  $12,049  $  6,706
Ratio of earnings to
 fixed charges(2).......      5.5x      4.7x      3.3x      2.6x      1.0x     1.2x      1.9x
Net cash provided by
 operating activities...  $ 4,186  $  7,512  $  7,014  $  6,866  $ 18,015  $ 3,563  $  7,793
OTHER DATA
Number of facilities
 (end of period)........       21        23        37        38        39       39        41
Average licensed beds...    2,696     2,876     4,197     4,816     5,078    5,065     5,154
Total beds (end of
 period)................    2,696     3,002     4,762     4,940     5,040      --      5,347
Patient days (in
 thousands).............      858       908     1,316     1,514     1,573      783       827
Average occupancy rate..     87.2%     86.5%     85.9%     85.9%     84.8%    84.0%     87.2%
Percentage of revenues
 from:
  Managed care and
   private pay..........     36.5%     34.0%     33.8%     31.9%     29.9%    30.5%     31.6%
  Medicare..............     28.3      30.3      29.5      34.7      39.7     39.1      36.7
  Medicaid..............     35.2      35.7      36.7      33.4      30.4     30.4      31.7
BALANCE SHEET DATA (END
 OF PERIOD)
Cash and cash
 equivalents............  $ 6,301  $ 21,613  $  3,101  $  2,658  $  3,994      --   $  1,702
Working capital.........    7,151    24,880    10,161    13,906    12,648      --     11,384
Total assets............   73,369   114,915   184,480   223,052   250,516      --    267,420
Total debt and capital
 leases, including
 current maturities.....   30,331    32,025    89,788   110,374   121,452      --    129,754
Shareholders' equity....   31,337    66,361    73,813    81,286    81,412      --     84,721

-------
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased.
(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, holders of the Outstanding Notes and prospective purchasers should carefully consider the following risk factors before exchanging their Outstanding Notes or purchasing the Exchange Notes offered hereby. This Prospectus includes statements that may be considered "forward-looking". Although the Company believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the Company's forward-looking statements are set forth below and elsewhere in this Prospectus. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth below. See "Special Note Regarding Forward-Looking Statements".

SUBSTANTIAL LEVERAGE

 Significant Leverage as a Result of the Transactions.

  In connection with the Transactions, the Company incurred a significant amount of indebtedness, and, as a result, the Company is highly leveraged. As of June 30, the Company had total funded indebtedness of approximately $245.7 million, excluding mandatory redeemable preferred stock (of which $120.0 million consists of the Notes and the balance consisting of approximately $101.2 million of borrowings under the New Credit Facility and approximately $24.5 million of mortgages, capital leases and other debt). The Company's ratio of earnings to fixed charges was 1.2x for the six months ended June 30, 1998. While the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to borrow money, the Company is, under those provisions, still permitted to incur substantial additional indebtedness in the future. For example, under the terms of the Indenture and the New Credit Facility, the Company and its subsidiaries may incur additional indebtedness if the Company continues to meet, for four consecutive quarters, certain specified ratios involving fixed charges, maximum leverage and minimum net worth. In addition, the incurrence of certain specified indebtedness is also permitted. See "Capitalization", "Unaudited Pro Forma Financial Data", "Description of Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock" and "Description of Other Indebtedness--New Credit Facility--Covenants".

 Liquidity and Capital Revenues

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and any acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for the next several years. The Company may, however, need to refinance all or a portion of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources of the Company Following the Transactions".

 Effects of Leverage

  The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes; (ii) increasing the Company's vulnerability to general adverse economic and industry conditions; (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, acquisitions and other general corporate requirements; (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, or other general corporate purposes; (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the healthcare industry; and (vi) placing the Company at a competitive disadvantage with respect to less leveraged competitors. In addition, the Indenture and the New Credit Facility contain financial and other restrictive covenants that limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes--Repurchase at the Option of Holders--Change of Control" and "Description of Other Indebtedness--New Credit Facility".

SUBORDINATION OF THE NOTES; GUARANTEES

  The Notes and the Guarantees are subordinated in right of payment to all current and future Senior Debt of the Company and the Guarantors. However, the Indenture provides that the Company will not, and will not permit any of the Guarantors to, incur or otherwise become liable for any indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or any of the Guarantees. The practical effect of these provisions is that any new indebtedness of the Company or Guarantors will have to be classified as Senior Debt under the Indenture in order for it to have a preference over the Notes (for a definition of "Senior Debt" see "Description of Notes--Certain Definitions"). Upon any distribution to creditors of the Company or a Guarantor in a liquidation or dissolution of the Company or a Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Guarantor or its property, the holders of Senior Debt will be entitled to be paid in full before any payment may be made with respect to the Notes. In addition, the subordination provisions of the Indenture provide that payments with respect to the Notes will be blocked in the event of a payment default on Senior Debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on Senior Debt. In the event of a bankruptcy, liquidation or reorganization of the Company or a Guarantor, holders of the Notes will participate ratably with all holders of subordinated indebtedness of the Company or such Guarantor that is deemed to be of the same class as the Notes, and potentially with all other general creditors of the Company, based upon the respective amounts owed to each holder or creditor, in the remaining assets of the Company. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the Notes. As a result, holders of Notes may receive less, ratably, than the holders of Senior Debt. As of June 30, 1998, approximately $126.0 million of Senior Debt was outstanding, including approximately $101 million of borrowings under the New Credit Facility, and approximately $14 million was available for additional borrowings under the New Credit Facility. The Indenture permits the incurrence of substantial additional indebtedness, including Senior Debt, by the Company and its subsidiaries in the future. See "Description of Other Indebtedness--New Credit Facility" and "Description of Notes".

EFFECTS OF NON-COMPLIANCE WITH COVENANTS IMPOSED BY THE NEW CREDIT FACILITY AND THE INDENTURE

  Among other obligations, the New Credit Facility requires the Company to satisfy certain tests and maintain specified financial ratios, including a minimum fixed charge coverage ratio and a maximum leverage ratio. In addition, the New Credit Facility restricts, among other things, the Company's ability to incur additional indebtedness and to make acquisitions, investments and capital expenditures beyond a certain level. A failure to comply with the restrictions contained in the New Credit Facility could lead to an event of default thereunder which could result in an acceleration of such indebtedness. Such an acceleration would constitute an event of default under the Indenture relating to the Notes. In addition, the Indenture restricts, among other things, the Company's ability to incur additional indebtedness, make investments, sell assets, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions in the Indenture could result in an event of default under the Indenture. If, as a result thereof, a default occurs with respect to Senior Debt, the subordination provisions of the Indenture would likely restrict payments to holders of the Notes. See "Description of Other Indebtedness--New Credit Facility" and "Description of Notes--Subordination".

ENCUMBRANCES ON ASSETS TO SECURE NEW CREDIT FACILITY

  In addition to being subordinated to all existing and future Senior Debt of the Company, the Notes will not be secured by any of the Company's assets. The Company's obligations under the New Credit Facility are secured by a first priority pledge of and security interest in the common stock of the Company's subsidiaries and in substantially all of the Company's assets, both tangible and intangible, including the Company's personal property and real property. If the Company becomes insolvent or is liquidated, or if payment under the New Credit Facility is accelerated, the lenders under the New Credit Facility will be entitled to exercise the remedies available to a secured lender under applicable law. See "Description of Other Indebtedness--New Credit Facility".

ABILITY OF COMPANY TO OBTAIN FUNDS FROM SUBSIDIARIES

  The Company is a holding company, has no operations of its own and derives substantially all of its revenue from its subsidiaries. Holders of indebtedness of, and trade creditors of, subsidiaries of the Company would generally be entitled to payment of their claims from the assets of the affected subsidiaries before such assets were made available for distribution to the Company. As of June 30, 1998, the Company had approximately
$126 million of Senior Debt outstanding, including approximately $101 million of borrowings under the New Credit Facility, and approximately $14 million was available for additional borrowings under the New Credit Facility. The Company's Subsidiaries would have had approximately $24.5 million of Indebtedness, $46.9 million of trade payables and other liabilities and $15.0 million of mandatory redeemable preferred stock outstanding as of June 30, 1998. The Indenture permits the incurrence of substantial additional indebtedness by the Company and its subsidiaries and permits significant investments by the Company in its subsidiaries. In the event of a bankruptcy, liquidation or reorganization of a subsidiary, holders of any of such subsidiary's indebtedness will have a claim to the assets of the subsidiaries that is prior to the Company's interest in those assets.

FAILURE TO INTEGRATE BUSINESSES

  The Company has no prior history as a combined entity and its operations have not previously been managed on a combined basis. Prior to the Transactions, Fountain View and Summit had been operated as separate entities. The Company's future operations and earnings will be largely dependent upon management's ability to successfully execute the Company's strategy. This will require substantial attention from the Company's management team which, to date, has operated on a combined basis for only a short period. In addition, management will be required to apply its business strategy to an entity which is significantly larger than the entities it previously managed. Additionally, the need to focus management's attention on integration of the businesses and implementation of the Company's post-combination strategy may limit the Company's ability to successfully pursue other opportunities related to its business for the foreseeable future. The historical financial statements and pro forma financial statements presented in this Prospectus may not necessarily be indicative of the results that would have been attained had the Company operated on a combined basis.

FAILURE TO COMPLY WITH GOVERNMENT REGULATIONS

REGULATIONS GOVERNING HEALTH CARE FACILITIES

  The federal government and the states in which the Company operates regulate various aspects of the SNF, ALF, sub-acute and specialty medical care, therapy, pharmacy and DME businesses. In particular, the operation of long-term care facilities and the provision of specialty medical services are subject to federal, state and local laws relating to the adequacy of medical care, resident rights, equipment, personnel, operating policies, fire prevention, rate-setting and compliance with building codes and environmental and other laws. Facilities which are not in substantial compliance with such laws and do not correct deficiencies within a certain time frame may be terminated from the Medicare and/or Medicaid programs. While the Company endeavors to comply with all applicable regulatory requirements, from time to time certain of the Company's SNFs have been subject to various sanctions and penalties as a result of deficiencies alleged by the Health Care Financing Administration ("HCFA") or state survey agencies. While in certain instances denial of certification or licensure revocation actions have been threatened, management believes that the Company will not suffer any material adverse effect as a result thereof. There can be no assurance, however, that the Company will not be subject to sanctions and penalties in the future as a result of such actions.

REGULATIONS GOVERNING FINANCIAL ARRANGEMENTS BETWEEN HEALTH CARE PROVIDERS

  The Company is also subject to federal and state laws that govern financial and other arrangements between healthcare providers. These laws prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. Such laws include the anti-kickback provisions of the federal Medicare and Medicaid Patient and Program Protection Act of 1987 (commonly referred to as the "Anti-Kickback Statute") and the physician self-referral ban contained in the Omnibus Budget Reconciliation Act as expanded in 1993 (commonly referred to as "Stark II"). The Anti-Kickback Statute provisions prohibit, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. Stark II prohibits, in part, physicians from making any Medicare or Medicaid referrals for certain "designated health services" to any entity with which the physician has a "financial relationship". In addition to these anti-kickback and self-referral prohibitions, there are various federal and state laws prohibiting other types of fraud by healthcare providers, including criminal provisions which prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violation of the Anti-Kickback Statute or the criminal false claims statute is a felony punishable by up to five years imprisonment and/or $25,000 fines, while violation of Stark II may result in the imposition of civil monetary penalties of up to $15,000 for each prohibited service provided as well as restitution of payments for such services. Civil provisions prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment. The penalties for such a violation are fines of not less than $5,000 nor more than $10,000, plus treble damages, for each claim filed. In addition, some states restrict certain business relationships between physicians and other providers of healthcare services. Many states, including California, Texas and Arizona, prohibit business corporations from providing, or holding themselves out as providers of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs (including Medicare and Medicaid), asset forfeitures and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies. Management believes the Company is in substantial compliance with the foregoing statutes and regulations. However, there can be no assurance that government officials responsible for enforcing these statutes will not assert that the Company or certain transactions in which the Company is involved are in violation of these statutes, possibly resulting in the imposition of fines or penalties that may adversely affect the Company's business, financial condition and results of operations.

ANTI-FRAUD INITIATIVES GOVERNING HEALTH CARE PROVIDERS

  State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996

(the "Accountability Act") and the Balanced Budget Act of 1997 (the "Balanced Budget Act") expand the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs. Further, under Operation Restore Trust, a major anti-fraud demonstration project, the Office of the Inspector General of the U.S. Department of Health and Human Services (the "OIG"), in cooperation with other federal and state agencies, has focused on the activities of SNFs, home health agencies, hospices, and DME suppliers in certain states, including California and Texas, in which the Company currently operates. Due to the success of Operation Restore Trust, the project has been expanded to numerous other states and to additional healthcare providers including providers of ancillary nursing home services. While management believes that the Company's billing practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to interpretation. There can be no assurance that aggressive anti-fraud enforcement actions will not adversely affect the business of the Company.

  The federal government has indicated that the implementation of an effective compliance program is recommended for healthcare providers in order to maximize a provider's ability to detect and prevent potential infractions of applicable law and to address any infractions that may occur. Further, the existence of an effective compliance program may be taken into account by the government to reduce any fines or penalties incurred by the Company for infractions or violations of applicable law. Although the Company does not currently have a compliance program in place, the Company is in the process of developing and implementing a compliance program. See "Business--Compliance Program".

DEPENDENCE ON REIMBURSEMENT BY THIRD-PARTY PAYORS

COST CONTAINMENT MEASURES IMPOSED BY THIRD PARTY PAYORS

  On a pro forma basis, after giving effect to the Transactions the Company derived approximately 36% and 31% for the twelve months ended December 31, 1997 of its net patient revenues from Medicare and Medicaid, respectively. The Company expects to continue to derive a significant portion of its revenue from such federal and state reimbursement programs. There can be no assurance that the Company will achieve or improve this payor mix in the future. Both governmental and private payor sources have instituted cost containment measures designed to limit payments made to healthcare providers. Most recently, the Balanced Budget Act requires the establishment of a prospective payment system ("PPS") for Medicare SNFs under which facilities will be paid a federal per diem rate for virtually all covered SNF services in lieu of the current cost-based reimbursement rate. The cost-based system reimburses providers for reasonable direct and indirect allowable costs incurred in providing "routine costs" (as defined by the Medicare program) as well as capital costs and ancillary costs. Management believes that the transition to PPS will reward efficient providers and penalize those that are inefficient. The law contains numerous other changes that will adversely affect payments to Medicare and Medicaid providers. Further, the government has not yet set reimbursement rates under PPS. There can be no assurance that the implementation of PPS or other changes in the administration or interpretation of government healthcare programs will not have any adverse effect on the Company or that payments under government programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement under such programs.

POSSIBLE CURTAILING OF MEDICAID PAYMENTS AND OTHER REIMBURSEMENT PROGRAMS DUE TO BUDGET CONSTRAINTS

  In addition, prior to the enactment of the Balanced Budget Act, federal law required state Medicaid programs to reimburse SNFs for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. The Balanced Budget Act repealed this payment standard, effective for services provided on or after October 1, 1997, thereby granting states greater flexibility in establishing payment rates. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to SNFs or that payments to SNFs will be made on a timely basis. Any such efforts to reduce Medicaid payment rates or failure of states to meet their Medicaid obligations on a timely basis would have a material adverse effect on the Company.

  Further, government reimbursement programs are subject to additional statutory and regulatory changes, retroactive rate adjustments, administrative ceilings and government funding restrictions, all of which could materially decrease the rates paid to the Company for its future services or the services for which the Company will be able to seek reimbursement. Management cannot predict whether any of these additional proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company. There can be no assurance that payments under state or federal governmental programs will remain at levels comparable to present levels or will be sufficient to cover the costs allocable to patients eligible for reimbursement pursuant to such programs, particularly with respect to individual state-administered Medicaid programs, which generally provide lower reimbursement rates than the Medicare program. In addition, there can be no assurance that the facilities to be operated by the Company and the services and supplies to be provided by the Company will meet or continue to meet the requirements for participation in such programs.

DELAYS IN RECEIVING REIMBURSEMENT

  The Company's financial condition and results of operations may also be affected by the revenue reimbursement process, which in the Company's industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled. The Company's results of operations would be materially and adversely affected if the amount actually received from third-party payors in any reporting period differed materially from the amounts accrued in prior periods. The Company's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors. See "Business--Government Regulations".

MEDICARE AND MEDICAID AUDITS AND REFORM

  The Company is subject to periodic audits by the Medicare and Medicaid programs, and the payment agencies for these programs have various rights and remedies against the Company if they assert that the Company has failed to comply with program requirements. In 1997, one of Summit's facilities was the subject of a Medicare billing audit by such a payment agency, resulting in a finding that approximately $1,500,000 of charges (after cost report settlement and subject to downward adjustment) for SNF services lacked a timely certification of medical necessity by a physician. Summit is currently repaying such charges against reimbursement of current claims. Government agencies could seek to require the Company to repay any overcharges or amounts billed in violation of program requirements, or could make deductions from future amounts due to the Company. Such agencies could also impose fines, criminal penalties or program exclusions. See "Business--Government Regulations".

  In addition, several states are considering various healthcare reforms, including Medicaid managed care demonstration projects. Several states in which the Company operates have applied for, or received, approval from the U.S. Department of Health and Human Services for waivers from certain Medicaid requirements that have generally been required for managed care projects. Although these demonstration projects generally exempt institutional care, including long-term care facilities, no assurance can be given that these waiver projects ultimately will not change the reimbursement system for long-term care from fee for service to managed care negotiated or capitated rates. Furthermore, the Balanced Budget Act now allows states to mandate enrollment in managed care systems without going through the federal waiver process provided certain standards are met. Although the Company believes it will be well-positioned to operate in a managed care environment, it is not possible to predict which reforms of state healthcare systems will be adopted and the effect, if any, that the reforms will have on the Company's business. See "Business--Government Regulations".

  Current Medicare regulations applicable to transactions between related parties, such as the Company's subsidiaries, are relevant to the amount of Medicare reimbursement that the Company is entitled to receive for goods and services that are charged to the Medicare program. Management believes that the Company satisfies the requirements for exception to the related party rules in transactions between its long-term care facilities and its therapy, pharmacy and DME subsidiaries. If, however, the Company has failed, or in the future fails, to satisfy regulations for the related party exception with respect to inter-corporate transactions, the Medicare reimbursement that the Company received or will receive could be reduced, and as a result, the Company's financial condition could be materially and adversely affected. See "Business--Government Regulations".

UNCERTAINTY OF HEALTHCARE LEGISLATION

  In addition to extensive government healthcare regulations, there are numerous initiatives on federal and state levels for comprehensive reforms affecting the payment for and availability of healthcare services. Changes in the law, new interpretations of existing laws, or changes in payment methodology may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by the government. In addition, there can be no assurance that currently proposed or future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have an adverse effect on the Company. See "Business-- Government Regulations".

DEVELOPMENT OF MANAGED CARE CONTRACTS IN RESPONSE TO PRICING PRESSURES

  The healthcare services industry is currently experiencing market-driven reforms from forces within and outside the industry that are exerting pressure on healthcare and related companies to reduce healthcare costs. These market-driven reforms are resulting in industry-wide consolidation that is expected to increase the downward pressure on healthcare service providers' margins, as larger buyer and supplier groups exert pricing pressure on healthcare providers. Given the increasing importance of managed care in the healthcare industry and the continued cost containment pressures for Medicare and Medicaid, the Company is focusing on developing managed care contracts. Additionally, the Company is establishing a network of services to meet the needs of managed care organizations. The success of the Company's managed care strategy will depend in large part on its ability to increase demand for sub-acute services among managed care organizations, to obtain favorable agreements with managed care organizations and to manage effectively its operations and healthcare delivery costs through various methods, including utilization management and competitive pricing for purchased services. There can be no assurance that pricing pressures faced by healthcare providers will not have a material adverse effect on the Company's business, financial condition and results of operations.

HEALTHCARE INDUSTRY EXTREMELY COMPETITIVE

  The Company operates in a highly competitive industry. The Company's SNFs and ALFs are located in communities that also are served by similar facilities operated by others. Some competing facilities provide services not offered by the Company and some are operated by entities having greater financial and other resources than the Company. In addition, some are operated by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to the Company. Furthermore, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of acute care hospitals have converted portions of their facilities to other purposes, including specialty and sub-acute units. In California, Texas and Arizona, a certificate of need is no longer required in order to build or expand a SNF, which is another factor increasing competition. However, in Texas, competition is limited by restrictions on the number of beds that can be enrolled in the Medicaid program. The Company also may encounter competition in acquiring or developing new facilities. The Company's pharmacies and DME business also operate in highly competitive environments and compete with regional and local pharmacies, medical supply companies and pharmacies operated by other long-term care chains or by other companies ranging from small local operators to companies which are national in scope and distribution capability. The Company also may encounter competition in connection with the provision of other ancillary services, including physical, occupational and speech therapy.

GEOGRAPHIC CONCENTRATION; DEPENDENCE ON CERTAIN STATE MEDICAID PROGRAMS

  Approximately 54% of the Company's properties are located in the State of California and approximately 44% are located in the State of Texas. Consequently, the Company will be dependent on the economies of California and Texas, the supply and demand in these states for the services provided by the Company, the regulatory environment in these states and, to a certain extent, on the continued funding of and reimbursement rates paid under those states' Medicaid programs. During both 1996 and 1997, payments received from state Medicaid agencies accounted for approximately 31% of the Company's revenue. The Company expects that the California and Texas Medicaid reimbursement programs will continue to constitute a significant source of revenue for the Company. Adverse changes in general economic factors affecting these states' respective healthcare industries or in these states' laws and regulatory environment, including Medicaid reimbursement rates, could have a material adverse effect on the Company's business, financial condition and results of operations.

LIABILITY, INSURANCE AND LEGAL PROCEEDINGS

  The provision of healthcare services entails an inherent risk of liability. In recent years, participants in the long-term care industry have become subject to an increasing number of lawsuits alleging malpractice or related legal theories, many of which involve large claims and significant defense costs. The Company currently maintains liability insurance intended to cover such claims and the Company believes that its insurance is in keeping with industry standards. There can be no assurance, however, that claims in excess of the Company's insurance coverage or claims not covered by the Company's insurance coverage (e.g. claims for punitive damages) will not arise. A successful claim against the Company not covered by, or in excess of, the Company's insurance coverage could have a material adverse effect upon the Company's financial condition and results of operations. Claims against the Company, regardless of their merit or actual outcome, may also have a material adverse effect upon the Company's ability to attract patients or expand its business and would require management to devote time to matters unrelated to the operation of the Company's business. In addition, the Company's insurance policies must be renewed annually. There can be no assurance that the Company will be able to obtain liability insurance coverage in the future or that, if such coverage is available, it will be available on acceptable terms.

DEPENDENCE ON KEY PERSONNEL

  The Company's business is managed by a number of key personnel, the loss of which could have a material adverse effect on the Company. In addition, as the Company's business develops and expands, the Company believes that its future success will depend greatly on its continued ability to attract and retain highly skilled and qualified personnel. Currently the Company has entered into employment agreements with Mr. Snukal and Mrs. Snukal, and with Mr. Scott. See "Management". The Company maintains key-man insurance on Mr. Snukal in the amount of $5.0 million. There can be no assurance that key personnel will continue to be employed by the Company or that the Company will be able to attract and retain qualified personnel in the future. Failure by the Company to retain or attract such personnel could have a material adverse effect on the Company.

CONTROLLING STOCKHOLDERS

  As a result of the Transactions, Heritage and certain members of senior management of the Company or their affiliates own approximately 68.6% of the outstanding voting stock of the Company. By virtue of such ownership, these stockholders have the power to control all matters submitted to stockholders of the Company and to elect a majority of the directors of the Company and its subsidiaries.

CONFLICTS OF INTEREST

  Circumstances may occur in which the interests of the controlling stockholders conflict with the interests of the holders of the Notes. For example, if the Company encounters financial difficulties or is unable to pay certain of its debts as they mature, the interests of such controlling persons might conflict with those of holders of the Company's indebtedness, including the Notes. In addition, these stockholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, enhance their equity investment, even though such transactions might involve risks to the holders of the Notes. See "Principal Stockholders", "Management" and "Certain Relationships and Related Transactions".

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

  Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. Under the terms of the Stockholder Agreement, Heritage has the right to cause a sale of the Company under certain circumstances, which would constitute a Change of Control. See "Management--Stockholders Agreement". However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the New Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes--Repurchase at the Option of Holders".

EFFECT OF FRAUDULENT TRANSFER STATUTES ON VALIDITY OF NOTES AND GUARANTEES

  Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company, or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or the Guarantees, (i) (a) was or is insolvent or rendered insolvent by reason of such incurrence or (b) was or is engaged in a business or transactions for which the assets remaining with the Company or any Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur debts beyond its ability to pay such debts as they mature, and (ii) received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes or the Guarantees, could be voided, or claims in respect of the Notes or the Guarantees could be subordinated to all other debts of the Company or any Guarantor. In addition, the payment of interest and principal by the Company or any Guarantor pursuant to the Notes could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or any Guarantor.

  The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or any Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due.

  On the basis of historical financial information, recent operating history and other factors, the Company and the Guarantors believe that neither the Company nor any Guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's and the Guarantors' conclusions in this regard.

CONSEQUENCES OF FAILURE TO EXCHANGE THE OUTSTANDING NOTES

  The Outstanding Notes have not been registered under the Securities Act or any state securities laws, and therefore, may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions, including the right of the Company and the Notes Trustee (as defined) in certain cases to require the delivery of opinions of counsel, certifications and other information prior to any such transfer. Outstanding Notes that remain outstanding after the consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Outstanding Notes that remain outstanding will not be entitled to any rights to have such Outstanding Notes registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company currently intends to register under the Securities Act Outstanding Notes that remain outstanding after consummation of the Exchange Offer only if such Outstanding Notes are held by Initial Purchasers or persons ineligible to participate in the Exchange Offer (other than due solely to the status of such holder as an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act). If Outstanding Notes are tendered and accepted in the Exchange Offer, the market for untendered Outstanding Notes is likely to diminish; accordingly, holders who do not tender their Outstanding Notes may encounter difficulties in selling such notes following the Exchange Offer. The Exchange Notes and any Outstanding Notes that remain outstanding after consummation of the Exchange Offer will constitute a single series of debt securities under the Indenture and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding principal amount of the Notes have taken certain actions or exercised certain rights under the Indenture.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

  The Outstanding Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Outstanding Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Exchange Notes. See "--Consequences of Failure to Exchange". Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company) without compliance with the registration and prospectus delivery requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors including general economic conditions and the financial condition of the Company. The Company does not intend to apply for a listing or quotation of the Exchange Notes on any securities exchange or stock market. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Notes. The liquidity of, and trading market for, the Notes also may be adversely affected by general declines in the market for similar securities. Such a decline may adversely affect such liquidity and trading markets independent of the financial performance of, and prospects for, the Company.

  Each broker-dealer that receives Exchange Notes for its own account in exchange for Outstanding Notes, where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the consummation of the Exchange Offer, it will make this Prospectus available to any participating broker-dealer for use in connection with any such resale. However, under certain circumstance, the Company has the right to require that participating broker-dealers suspend the resale of Exchange Notes pursuant to this Prospectus. Notwithstanding that the Company may cause the resale of Exchange Notes pursuant to this Prospectus to be suspended, the Company has no obligation to extend the 180-day period referred to above during which participating broker-dealers are entitled to use this Prospectus in connection with such resales. See "The Exchange Offer--Procedures for Tendering Outstanding Notes" and "Plan of Distribution".

STATE LAWS REGARDING PROHIBITION OF CORPORATE PRACTICE OF MEDICINE

  The Company is a general business corporation. Corporations such as the Company are not permitted under certain state laws to practice medicine or exercise control over the medical judgments or decisions of practitioners. Corporate practice of medicine laws and their interpretations vary from state to state and are enforced by the courts and by regulatory authorities with broad discretion. The Company believes that it performs only non-medical services, does not represent to the public or its clients that it offers medical services and does not exercise influence or control over the practice of medicine by the practitioners with whom it deals. Although the Company believes its operations as currently conducted are in material compliance with existing applicable laws, there can be no assurance that the Company's structure will not be challenged as constituting the unlicensed practice of medicine or that the enforceability of the agreements underlying this structure will not be limited. If such a challenge were made successfully in any state, the Company could be subject to civil and criminal penalties under such state's law. Such results could have a material adverse effect upon the Company.

POTENTIAL "YEAR 2000" PROBLEMS

  It is possible that the Company's currently installed computer systems, software products or other business systems, including certain date dependent medical equipment, or those of the Company's vendors or third-party payors, working either alone or in conjunction with other software or systems, will not accept input of, store, manipulate and output dates for the years 1999, 2000 or thereafter without error or interruption (commonly known as the "Year 2000" problem). The Company intends to conduct a review of its business systems, including its computer systems, and query its vendors and third-party payors as to their progress in identifying and addressing problems that their computer systems may face in correctly interrelating and processing date information as the year 2000 approaches and is reached. However, there can be no assurance that the Company will identify all such Year 2000 problems in its computer systems or those of its vendors or third-party payors in advance of their occurrence or that the Company will be able to successfully remedy any problems that are discovered. The expenses of the Company's efforts to identify and address such problems, or the expenses or liabilities to which the Company may become subject as a result of such problems, could have a material adverse effect on the Company's business, financial condition and results of operations. In addition, failure of the Company to identify and remedy Year 2000 problems could put the Company at a competitive disadvantage relative to companies that have corrected such problems.

                                USE OF PROCEEDS

  The Company will not receive any of the proceeds of the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Outstanding Notes in like principal amount. The issuance of the Exchange Notes in exchange for the surrender of the Outstanding Notes will not result in any increase in the indebtedness of the Company.

  The net proceeds of the sale of the Outstanding Notes were approximately $114 million, after deducting discounts and commissions and expenses related to the sale of the Outstanding Notes. The Company used the net proceeds of the sale of the Outstanding Notes to consummate the Transactions, repay certain existing indebtedness, pay certain fees and expenses in connection with the Transactions and for general corporate purposes (see "Prospectus Summary--The Financings").

                                CAPITALIZATION

  The following table sets forth cash and cash equivalents and the capitalization of Fountain View as of June 30, 1998, and of the Company as of such date. The Summit acquisition and financing transactions were finalized as of June 30, 1998. Accordingly, the June 30, 1998 balance sheet gives effect to those transactions. This table should be read in conjunction with "Unaudited Pro Forma Financial Data", "Selected Historical Financial and Other Data-- Fountain View", "Selected Historical Financial and Other Data--Summit", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and the related notes thereto included elsewhere in this Prospectus.

                                                                AT JUNE 30, 1998
                                                                ----------------
                                                                     ACTUAL
                                                                ----------------
                                                                 (IN THOUSANDS)
   Cash and cash equivalents...................................     $  3,725
                                                                    ========
   New Credit Facility(1)......................................      101,161
   Outstanding Notes...........................................      120,000
   Mortgages, capital leases and other debt assumed............       24,489
                                                                    --------
     Total debt................................................      245,650
   Mandatory redeemable preferred stock........................       15,000
   Shareholders' equity........................................       70,059
                                                                    --------
   Total capitalization........................................     $330,709
                                                                    ========

--------
(1) The New Credit Facility provides for up to $30.0 million of revolving credit borrowings (with a $4.0 million sublimit for letters of credit) and up to $85.0 million of term loans and matures in 2004. As of June 30, 1998, revolving credit loans in the aggregate amount of approximately $16 million and term loans in the aggregate amount of approximately $85 million were outstanding under the New Credit Facility, and $14 million of revolving credit borrowings were available to the Company.

                      UNAUDITED PRO FORMA FINANCIAL DATA

  The following unaudited pro forma financial data for the six months ended June 30, 1998 and for the year ended December 31, 1997 have been derived by the application of pro forma adjustments to the financial statements of Fountain View and Summit included elsewhere in this Prospectus. The Summit acquisition and financing transactions were finalized as of June 30, 1998. Accordingly, the June 30, 1998 balance sheet presented on pages F-15 and F-16 gives effect to these transactions and therefore a pro forma balance sheet is not presented. The pro forma statement of operations data for the six months ended June 30, 1998 give effect to the transactions as if they had occurred on January 1, 1998. The pro forma statement of operations data for the year ended December 31, 1997 give effect to (1) the Transactions and (2) the acquisition of Briarcliff, a SNF acquired by Summit on December 1, 1997, as if each had occurred as of January 1, 1997. The adjustments are described in the accompanying notes.

  The pro forma adjustments are based on available data and certain assumptions that management believes are reasonable. The unaudited pro forma financial data do not purport to represent what the Company's results of operations actually would have been if the transactions described above had been consummated as of the dates or for the periods indicated above, or what such results will be for any future date or future period. The unaudited pro forma data should be read in conjunction with "Selected Historical Financial and Other Data--Fountain View", "Selected Historical Financial and Other Data--Summit", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes thereto included elsewhere in this Prospectus.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                 BRIARCLIFF
                                                 11 MONTHS
                           FOUNTAIN  SUMMIT CARE   ENDED               PRO FORMA
                          VIEW, INC. CORPORATION  11/30/97   TOTAL    ADJUSTMENTS    PRO FORMA
                          ---------- ----------- ---------- --------  -----------    ---------
Net revenue.............   $67,905    $211,346     $7,893   $287,144   $    --       $287,144
Expenses:
  Salaries and related
   benefits.............    38,215      93,933      3,100    135,248        --        135,248
  Supplies..............     8,293      20,040        644     28,977        --         28,977
  Purchased services....     4,256      53,587         70     57,913        --         57,913
  Provision for doubtful
   accounts.............       395       3,343        858      4,596        --          4,596
  Other expenses........     5,046      16,948      1,542     23,536        --         23,536
  Depreciation and
   amortization.........     1,198       7,996        688      9,882      4,190 (1)    14,072
  Rent expense..........     2,004       2,979        --       4,983        --          4,983
  Rent expense to
   related parties......     1,771         --         --       1,771        --          1,771
  Interest, net.........     1,164       8,504         11      9,679     13,645 (2)    23,324
                           -------    --------     ------   --------   --------      --------
                            62,342     207,330      6,913    276,585     17,835       294,420
                           -------    --------     ------   --------   --------      --------
Income (loss) before
 provision for
 income taxes...........     5,563       4,016        980     10,559    (17,835)       (7,276)
Income tax benefit
 (provision)............    (1,951)     (1,631)      (402)    (3,984)     6,838 (3)     2,854
                           -------    --------     ------   --------   --------      --------
Net income (loss).......     3,612       2,385        578      6,575    (10,997)       (4,422)
Preferred stock
 dividends..............       --          --         --         --      (1,800)(4)    (1,800)
                           -------    --------     ------   --------   --------      --------
Net income (loss)
 available to common
 shareholders...........   $ 3,612    $  2,385     $  578   $  6,575   $(12,797)     $ (6,222)
                           =======    ========     ======   ========   ========      ========
Basic and diluted earn-
 ings per share avail-
 able to common share-
 holders................   $ 18.06                                                   $ (31.11)
                           =======                                                   ========
OTHER DATA:
EBITDA (as defined)(5)..                                                             $ 30,120
Adjusted EBITDA(6)......                                                               37,795
Adjusted EBITDA margin..                                                                 13.2%
Adjusted EBITDAR(6).....                                                               44,549
Adjusted EBITDAR margin.                                                                 15.5%
Ratio of earnings to
 fixed charges(7).......                                                                  --
Ratio of Adjusted EBITDA
 to net interest
 expense................                                                                  1.6
Ratio of net debt to
 Adjusted EBITDA(8).....                                                                  6.3

            See Notes to Unaudited Pro Forma Statement of Operations

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998
                             (DOLLARS IN THOUSANDS)

                                      SUMMIT CARE
                                      CORPORATION
                                      PERIOD FROM
                           FOUNTAIN  JANUARY 1 TO              PRO FORMA
                          VIEW, INC. MARCH 26,1998   TOTAL    ADJUSTMENTS   PRO FORMA
                          ---------- ------------- ---------  -----------   ---------
Patient Service
 Revenues...............   $88,369     $ 53,918    $ 142,287    $   --      $ 142,287
                           -------     --------    ---------    -------     ---------
Total Revenue               88,369       53,918      142,287        --        142,287
Expenses:
  Salaries and benefits.    44,467       23,632       68,099        --         68,099
  Supplies..............     9,534        5,165       14,699        --         14,699
  Purchased services....    13,102       13,743       26,845        --         26,845
  Provision for doubtful
   accounts.............       768          624        1,392        --          1,392
  Other expenses........     6,310        3,851       10,161        --         10,161
  Rental................     2,682          723        3,405        --          3,405
  Depreciation and
   amortization.........     3,934        2,119        6,053      1,099 (1)     7,152
  Interest, net of
   Interest Income......     6,219        2,604        8,823      2,376 (2)    11,199
                           -------     --------    ---------    -------     ---------
                            87,016       52,461      139,477      3,475       142,952
                           -------     --------    ---------    -------     ---------
Income before provision
 for income taxes.......     1,353        1,457        2,810     (3,475)         (665)
Income tax benefit
 (provision)............      (541)        (575)      (1,116)     1,306 (3)       190
Extraordinary Item, net
 of tax.................      (517)         --          (517)       --           (517)
                           -------     --------    ---------    -------     ---------
Net income (loss).......       295          882        1,177     (2,169)         (992)
Preferred stock
 dividends..............      (355)         --          (355)      (545)(4)      (900)
                           -------     --------    ---------    -------     ---------
Net income (loss)
 available to common
 shareholders...........   $   (60)    $    882    $     822    $(2,714)    $  (1,892)
                           =======     ========    =========    =======     =========
Basic and diluted earn-
 ings per share avail-
 able to common share-
 holders before
 extraordinary item.....   $  0.66                                          $   (2.01)
Basic and diluted loss
 per share available to
 common shareholders--
 extraordinary item.....     (0.75)                                             (0.75)
                           -------                                          ---------
Basic and diluted
 earnings per share
 available to common
 shareholders--net
 income (loss)..........   $ (0.09)                                         $   (2.76)
                           =======                                          =========
OTHER DATA:
EBITDA (as defined)(5)..                                                    $  17,686
Adjusted EBITDA.........                                                       17,686
Adjusted EBITDA mar-
 gin(6).................                                                         12.4%
Adjusted EBITDAR(6).....                                                       21,091
Adjusted EBITDAR margin.                                                         14.8%
Ratio of earnings to
 fixed charges(7).......                                                          --
Ratio of Adjusted EBITDA
 to net interest
 expense................                                                          1.6
Ratio of net debt to Ad-
 justed EBITDA(8).......                                                          6.8

            See Notes to Unaudited Pro Forma Statement of Operations

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

                            (DOLLARS IN THOUSANDS)

(1) Pro forma adjustments to reflect the step-up in basis of property, plant and equipment and intangible assets, in connection with the Summit Care Corporation acquisition:

                                                YEAR ENDED       THREE MONTHS
                                AMORTIZATION   DECEMBER 31,          ENDED
                                   PERIOD          1997        MARCH 31, 1998(A)
                                ------------ ----------------- -----------------
   Increase in amortization of
    deferred financing costs..     10 years       $ 1,414           $  353
   Increase in amortization of
    goodwill..................     35 years         1,157              289
   Increase in depreciation of
    buildings, leaseholds and
    equipment.................   5-35 years         1,619              457
                                                  -------           ------
                                                  $ 4,190           $1,099
                                                  =======           ======

  (a) Represents the period prior to the completion of the Summit Care
      Corporation acquisition.

(2) Reflects additional interest on debt as follows:
                                 YEAR ENDED    THREE MONTHS
                                DECEMBER 31,       ENDED
                                    1997     MARCH 31, 1998(A)
                                ------------ -----------------
   Interest on the New Credit
    Facility--
    Term Loan (8.44%)(b)......   $    7,171       $ 1,792
   Interest on New Credit
    Facility--
    Revolver (8.44%)..........        1,265           316
   Interest on Notes offered
    hereby (11.25%)...........       13,500         3,375
   Interest on capital leases
    and other existing debt
    (various rates)...........        2,037           509
                                 ----------       -------
   Total interest expense.....       23,974         5,992
   Net historical interest
    (gross of interest
    expense)..................      (10,329)       (3,616)
                                 ----------       -------
   Incremental interest.......   $   13,645       $ 2,376
                                 ==========       =======

  (a) Represents the period prior to the completion of the financing.
  (b) Interest with respect to the New Credit Facility, for both the Term Loan and the Revolver, is computed on a floating rate based on LIBOR plus 2.75%. A 0.125% increase in the interest rate on the New Credit Facility would result in additional interest expense of $125 and would reduce net income by $74 for the year ended December 31, 1997.

(3) Represents incremental income tax benefit relating to amortization of deferred financing costs, depreciation and interest expense at an incremental rate of 41%.

(4) Represents the preferred stock dividend of 12% computed on the $15 million of mandatory redeemable preferred stock.

(5) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows.

(6) For the year ended December 31, 1997, Adjusted EBITDA represents EBITDA adjusted for certain non-recurring charges shown below. Adjusted EBITDAR represents Adjusted EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased:

                                                                  YEAR ENDED
                                                               DECEMBER 31, 1997
                                                               -----------------
   EBITDA....................................................       $30,120
   Non-recurring charges(a)..................................         7,675
                                                                    -------
   Adjusted EBITDA(b)........................................        37,795
   Rent expense..............................................         6,754
                                                                    -------
   Adjusted EBITDAR(b).......................................       $44,549
                                                                    =======

  (a) EBITDA is adjusted for the non-recurring entries in order to present comparable EBITDA with the preceding years since these entries are only reflected in the results of operations for the year ended December 31, 1997 for Fountain View and for the six months ended December 31, 1997 for Summit. In addition, the Company does not expect to incur similar costs in the future. Non-recurring charges consist of: (1) $2,100 of Medicare reserves taken by Summit due to adjustments proposed by the Medicare intermediary during their audit of prior year cost reports. The adjustments relate to issues not proposed by the Medicare intermediary during previous audits and therefore the one time impact relating to these adjustments for prior year cost reports is all reflected in the results of operations for the year ended December 31, 1997 when the cost reports were audited and finalized with the Medicare intermediary; (2) $1,074 of retroactive workers' compensation, group and general liability costs due to the recording of tail coverage insurance expense at the time Summit converted from an occurrence based insurance policy to a claims made insurance policy; (3) $983 of incremental bad debt expense relating to 1996 and prior periods recorded in 1997 resulting from a change in management's methodology for determining the allowance for bad debts; the change in methodology was made to convert Summit's allowance methodology accounting practices to Fountain View's accounting as a result of the acquisition; (4) termination of non-compete agreements and consulting arrangements totaling $965 relating to Fountain View Equity Transactions; (5) certain transaction expenses including discretionary employee bonuses totaling $872 paid upon completion of Fountain View Equity Transactions; (6) severance for an executive and other costs totaling $871, the severance package was paid in connection with the acquisition of Summit by Fountain View; and (7) $810 related to an employee lawsuit settled in 1997 involving a specific type of liability for which the Company currently maintains insurance coverage (net of ongoing insurance costs).
  (b) Management believes that as a consequence of the Transactions, the Company will realize significant ongoing cost savings and revenue enhancements. However there can be no assurance that these cost savings or revenue enhancements will be realized. Management's estimate of the ongoing cost reductions relating to the Transactions includes: (i) certain reductions in facility-level operating expense items totaling $1,451; (ii) $1,355 relating to the elimination of specifically identified duplicative staff; (iii) $512 relating to reductions in corporate expenses, including the elimination of certain public company expenses; and (iv) a reduction in costs of supplies. Such amounts have not been included in adjusted EBITDA or adjusted EBITDAR.

(7) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense. Earnings were not sufficient to cover fixed charges. The amount of the shortfall approximated $7.3 million for the pro forma year ended December 31, 1997 and $0.6 million for the pro forma six months ended June 30, 1998.

(8) Ratio of net debt to Adjusted EBITDA represents the ratio of total debt, exclusive of mandatory redeemable preferred stock, less cash and cash equivalents to Adjusted EBITDA.

          SELECTED HISTORICAL FINANCIAL AND OTHER DATA--FOUNTAIN VIEW

  Set forth below are selected historical financial data of Fountain View as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, which are derived from the audited financial statements included elsewhere herein. The selected historical financial data as of December 31, 1993, 1994 and 1995, for the two years in the period ended December 31, 1994 and for the six months ended June 30, 1997 and 1998 have been derived from Fountain View's unaudited financial statements included elsewhere herein, and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The selected historical financial data below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                       SIX MONTHS ENDED
                                 YEAR ENDED DECEMBER 31,                   JUNE 30,
                         --------------------------------------------  -----------------
                          1993     1994     1995     1996      1997     1997      1998
                         -------  -------  -------  -------  --------  -------  --------
                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA
Net revenue............. $41,061  $51,824  $55,836  $59,432  $ 67,905  $33,423  $ 88,369
Salaries and related
 benefits...............  23,248   27,823   35,048   36,166    38,215   18,638    44,467
Other operating costs...  10,884   14,886   13,454   14,614    17,990    8,525    29,714
Depreciation and
 amortization...........     110      149      416      600     1,198      366     3,934
Rent expense............   4,002    4,017    3,946    3,896     3,775    1,879     2,682
Interest, net...........     307      355      332      278     1,164       30     6,219
                         -------  -------  -------  -------  --------  -------  --------
                          38,551   47,230   53,196   55,554    62,342   29,438    87,016
                         -------  -------  -------  -------  --------  -------  --------
Income before provision
 for income taxes and
 extraordinary item.....   2,510    4,594    2,640    3,878     5,563    3,985     1,353
Income tax benefit
 (provision)............     (81)      43      (54)     (78)     (361)     (50)     (541)
Extraordinary item, net
 of tax.................     --       --       --       --        --       --       (517)
                         -------  -------  -------  -------  --------  -------  --------
Net income..............   2,429    4,637    2,586    3,800     5,202    3,935       295
Preferred stock
 dividends..............      --       --       --       --        --       --      (355)
                         -------  -------  -------  -------  --------  -------  --------
Net income (loss)
 available to common
 shareholders........... $ 2,429  $ 4,637  $ 2,586  $ 3,800  $  5,202  $ 3,935  $    (60)
                         =======  =======  =======  =======  ========  =======  ========
Basic and diluted
 earnings per share
 available to common
 shareholders--before
 extraordinary item(5).. $ 12.15  $ 23.19  $ 12.93  $ 19.00  $  26.01  $ 19.68  $   0.66
Basic and diluted loss
 per share available to
 common shareholders--
 extraordinary item.....      --       --       --       --        --       --      (.75)
                         -------  -------  -------  -------  --------  -------  --------
Basic and diluted
 earnings per share
 available to common
 shareholders--net
 income................. $ 12.15  $ 23.19  $ 12.93  $ 19.00  $  26.01  $ 19.68  $  (0.09)
                         =======  =======  =======  =======  ========  =======  ========
OTHER FINANCIAL DATA
EBITDA(1)............... $ 2,927  $ 5,098  $ 3,388  $ 4,756  $  7,925  $ 4,381  $ 11,506
EBITDA margin...........     7.1%     9.8%     6.1%     8.0%     11.7%    13.1%     13.0%
EBITDAR(1).............. $ 6,929  $ 9,115  $ 7,334  $ 8,652  $ 11,700  $ 6,260  $ 14,188
EBITDAR margin..........    16.9%    17.6%    13.1%    14.6%     17.2%    18.7%     16.1%
Capital expenditures.... $     8  $   537  $   665  $ 1,816  $  2,570  $ 1,380  $  3,244
Ratio of earnings to
 fixed charges(2).......     2.5x     3.7x     2.6x     3.5x      3.3x     7.1x      1.2x
Net cash provided by
 (used in) operating
 activities............. $(1,804) $   908  $ 5,832  $ 1,059  $ 12,739  $ 8,603  $(18,492)
OTHER DATA
Number of facilities
 (end of period)........       9        9        9        9         9        9        50
Average licensed
 beds(3)................   1,061    1,061    1,061    1,061     1,061    1,061     5,937
Total beds (end of
 period)................   1,227    1,227    1,227    1,227     1,227    1,227     6,578
Patient days (in
 thousands).............     337      345      341      344       346      170       576
Average occupancy
 rate(4)................    87.0%    89.1%    88.1%    88.8%     89.3%    89.3%     87.5%
Percentage of revenues
 from:
  Managed care, private
   pay and medicare.....    58.4%    65.1%    67.2%    69.7%     72.9%    69.8%     65.1%
  Medicaid..............    41.6     34.9     32.8     30.3      27.1     30.2      34.9
BALANCE SHEET DATA (END
 OF PERIOD)
Cash and cash
 equivalents............ $   465  $   629  $ 2,355  $ 1,161  $  2,551      --      3,725
Working capital.........   8,266   11,140   10,334   13,566    10,021      --     27,434
Total assets............  14,408   18,433   24,693   24,122    25,941      --    408,555
Total debt, including
 current maturities and
 excluding redeemable,
 preferred stock........   6,758    7,359    6,764      666    30,076      --    245,650
Shareholders' equity
 (deficit)..............   5,570    9,399    9,957   16,601   (12,236)     --     70,059

--------
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased.
(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.
(3) Excludes ALF beds.
(4) Excludes Fountain View's ALF, which represents less than 2% of total revenue.
(5) Weighted average shares outstanding for the five years ended December 31, 1997 and for the three months ended March 31, 1997 has been computed based on the 200,000 shares of Common Stock issued and outstanding in connection with the Fountain View Equity Transactions. See note 2 to the consolidated financial statements of Fountain View included elsewhere herein.

             SELECTED HISTORICAL FINANCIAL AND OTHER DATA--SUMMIT

  Set forth below are selected historical financial data of Summit as of and for each of the five years in the period ended June 30, 1997, which are derived from Summit's audited financial statements. The selected historical financial data for the six months ended December 31, 1996 and 1997 have been derived from Summit's unaudited financial statements included elsewhere herein and, in the opinion of management, include all necessary adjustments for a fair presentation of such information in conformity with generally accepted accounting principles. The selected historical financial data below should be read in conjunction with "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                                                           SIX MONTHS ENDED
                                      YEAR ENDED JUNE 30,                    DECEMBER 31,
                          -----------------------------------------------  -----------------
                           1993      1994      1995      1996      1997     1996      1997
                          -------  --------  --------  --------  --------  -------  --------
                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
 DATA
Net revenue.............  $83,992  $ 97,599  $137,026  $176,062  $197,927  $95,088  $108,507
Salaries and related
 benefits...............   40,044    45,962    63,171    78,233    89,577   43,386    47,742
Other operating costs...   29,998    34,655    49,206    70,696    89,932   41,750    45,736
Depreciation and
 amortization...........    2,308     2,949     5,249     6,142     7,393    3,632     4,235
Rent expense............    2,315     1,613     2,141     2,656     2,864    1,410     1,525
Interest, net...........    1,080     2,243     4,761     6,574     7,973    4,057     4,588
                          -------  --------  --------  --------  --------  -------  --------
                           75,745    87,422   124,528   164,301   197,739   94,235   103,826
                          -------  --------  --------  --------  --------  -------  --------
Income before provision
 for income taxes.......    8,247    10,177    12,498    11,761       188      853     4,681
Income tax provision....   (3,224)   (4,010)   (4,987)   (4,452)     (119)    (337)   (1,849)
                          -------  --------  --------  --------  --------  -------  --------
Net income..............  $ 5,023  $  6,167  $  7,511  $  7,309  $     69  $   516  $  2,832
                          =======  ========  ========  ========  ========  =======  ========
OTHER FINANCIAL DATA
EBITDA(1)...............  $11,635  $ 15,369  $ 22,508  $ 24,477  $ 15,554  $ 8,542  $ 13,504
EBITDA margin...........     13.9%     15.7%     16.4%     13.9%      7.9%     9.0%     12.4%
EBITDAR(1)..............  $13,950  $ 16,982  $ 24,649  $ 27,133  $ 18,418  $ 9,952  $ 15,029
EBITDAR margin..........     16.6%     17.4%     18.0%     15.4%      9.3%    10.5%     13.9%
Capital expenditures....  $29,901  $ 15,505  $  9,004  $ 26,558  $ 24,075  $12,049  $  6,706
Ratio of earnings to
 fixed charges(2).......      5.5x      4.7x      3.3x      2.6x      1.0x     1.2x      1.9x
Net cash provided by
 operating activities ..  $ 4,186  $  7,512  $  7,014  $  6,866  $ 18,015  $ 3,563  $  7,793
OTHER DATA
Number of facilities
 (end of period)........       21        23        37        38        39       39        41
Average licensed beds...    2,696     2,876     4,197     4,816     5,078    5,065     5,154
Total beds (end of
 period)................    2,696     3,002     4,762     4,940     5,040      --      5,347
Patient days (in
 thousands).............      858       908     1,316     1,514     1,573      783       827
Average occupancy rate..     87.2%     86.5%     85.9%     85.9%     84.8%    84.0%     87.2%
Percentage of revenues
 from:
  Managed care and
   private pay..........     36.5%     34.0%     33.8%     31.9%     29.9%    30.5%     31.6%
  Medicare..............     28.3      30.3      29.5      34.7      39.7     39.1      36.7
  Medicaid..............     35.2      35.7      36.7      33.4      30.4     30.4      31.7
BALANCE SHEET DATA (END
 OF PERIOD)
Cash and cash
 equivalents............  $ 6,301  $ 21,613  $  3,101  $  2,658  $  3,994      --   $  1,702
Working capital.........    7,151    24,880    10,161    13,906    12,648      --     11,384
Total assets............   73,369   114,915   184,480   223,052   250,516      --    267,420
Total debt and capital
 leases, including
 current maturities.....   30,331    32,025    89,788   110,374   121,452      --    129,754
Shareholders' equity....   31,337    66,361    73,813    81,286    81,412      --     84,721

--------
(1) EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is a widely recognized financial indicator of a company's ability to service or incur debt. EBITDA is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. In addition, EBITDA may not be comparable to similarly titled measures of other companies. EBITDA may not be indicative of the historical operating results of the Company, nor is it meant to be predictive of future results of operations or cash flows. EBITDAR represents EBITDA plus rent expense. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDA as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are leased, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased.
(2) The ratio of earnings to fixed charges has been calculated by dividing income before income taxes and fixed charges by fixed charges. Fixed charges consists of interest expense and one-third of operating rental expense, which management believes is representative of the interest component of rent expense.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

OVERVIEW--THE COMPANY

  The Company's business consists of the combined operations of Fountain View and Summit. At June 30, 1998, the Company operated 50 facilities in California, Texas and Arizona with approximately 6,600 skilled nursing and assisted living beds, three institutional pharmacies (one of which is a joint venture), a contract therapy company, an outpatient therapy clinic and a DME company.

  The Company generates revenues by providing basic healthcare services and specialty medical care. Basic healthcare services refer to (i) skilled nursing care which consists of room and board, special nutritional programs, social services, recreational activities and related medical services, and (ii) assisted living services which consist of room and board, social activities and assistance with activities of daily living such as dressing and bathing. Specialty medical care includes services other than routine skilled nursing care and are provided to patients who generally require more intensive treatment and a higher level of acute care. Specialty medical care also includes sub-acute services such as therapy, pharmacy and durable medical equipment, which the Company provides to both affiliated and unaffiliated facilities. Since the services comprising specialty medical care are reimbursed at higher rates as compared to basic healthcare services, specialty medical care generally represents the most profitable type of services offered by the Company. On a pro forma basis for the twelve months ended December 31, 1997, specialty medical revenues represented 55% of total revenues.

  The Company provides services to Medicare, Medicaid, managed care and private pay patients. Government payors, such as state-administered Medicaid programs, generally provide more restricted coverage and lower reimbursement rates than private pay and managed care payors. On a pro forma basis for the twelve months ended December 31, 1997, revenues from Medicare and Medicaid payors represented 36% and 31% of total revenues, respectively. Management believes the Company is well-positioned to benefit from the trend toward increased enrollment in managed care organizations by providing sub-acute specialty medical care on a cost-effective basis, offering managed care organizations an attractive alternative to acute hospital care.

  On a prospective basis, the Company will operate on a December 31 fiscal year end. Summit's historical results of operations, which were based on a June 30 fiscal year end, have not been restated for the purpose of any pro forma financial presentation of the Company's historical operations.

  In July 1997, Fountain View's predecessor, which was comprised of all of Fountain View's operating units owned individually by certain controlling stockholders, was merged with and into several companies formed by Fountain View in connection with the Fountain View Equity Transactions. The Fountain View Equity Transactions are described in more detail in Note 3 to the audited financial statements of Fountain View contained elsewhere in this Prospectus.

RESULTS OF OPERATIONS--FOUNTAIN VIEW

  The following table presents Fountain View's results of operations for the six months ended June 30, 1997 and 1998 and the three years ended December 31, 1997:

                                         AMOUNT                                PERCENTAGE
                         -------------------------------------------  ---------------------------------
                              DECEMBER 31,             JUNE 30,         DECEMBER 31,        JUNE 30,
                         -------------------------  ----------------  -------------------  ------------
                          1995     1996     1997     1997     1998    1995   1996   1997   1997   1998
                         -------  -------  -------  -------  -------  -----  -----  -----  -----  -----
                                 (DOLLARS IN THOUSANDS)
Net revenue............. $55,836  $59,432  $67,905  $33,423  $88,369  100.0% 100.0% 100.0% 100.0% 100.0%
Salaries and related
 benefits...............  35,048   36,166   38,215   18,638   44,467   62.8   60.9   56.3   55.7   50.3
Other operating costs...  13,454   14,614   17,990    8,525   29,714   24.1   24.5   26.5   25.5   33.6
Rent expense............   3,946    3,896    3,775    1,879    2,682    7.1    6.6    5.5    5.7    3.0
Depreciation and
 amortization...........     416      600    1,198      366    3,934    0.7    1.0    1.8    1.1    4.6
Interest, net...........     332      278    1,164       30    6,219    0.6    0.5    1.7     .1    7.0
                         -------  -------  -------  -------  -------  -----  -----  -----  -----  -----
                         $53,196  $55,554  $62,342  $29,438  $87,016   95.3%  93.5%  91.8%  88.1%  98.5%
                         -------  -------  -------  -------  -------  -----  -----  -----  -----  -----
Income before provision
 for income taxes and
 extraordinary item.....   2,640    3,878    5,563    3,985    1,353    4.7    6.5    8.2   11.9    1.5
Income tax provision....  (1,079)  (1,571)  (1,951)     (50)    (541)  (1.9)  (2.6)  (2.9)   0.1   (0.6)
Extraordinary Item......     --       --       --       --      (517)   --     --     --     --    (0.6)
                         -------  -------  -------  -------  -------  -----  -----  -----  -----  -----
Net income.............. $ 1,561  $ 2,307  $ 3,612  $ 3,935  $   295    2.8%   3.9%   5.3%  11.8%   0.3%
                         =======  =======  =======  =======  =======  =====  =====  =====  =====  =====
OCCUPANCY:
Average Licensed Beds...........................................      1,061  1,061  1,061
Patient Days (in thousands).....................................        341    344    346
Average Occupancy...............................................       88.1%  88.8%  89.3%

QUARTER ENDED JUNE 30, 1998 COMPARED TO QUARTER ENDED JUNE 30, 1997 (DOLLARS IN THOUSANDS)

  Net revenue increased $51,277 or 301.4% from $17,014 for the quarter ended June 30, 1997 to $68,291 for the quarter ended June 30, 1998. Substantially all of the increase was due to the acquisition of Summit.

  Average occupancy was 86.4% in the quarter ended June 30, 1998 and 84.4% in the quarter ended June 30, 1997. The Company's quality mix (total net revenues less Medicaid net revenues) was 65.1% in the quarter ended June 30, 1998 and 69.8% in the quarter ended June 30, 1997.

  Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues increased from 83.3% of net revenues in the quarter ended June 30, 1997 to 84.8% in the quarter ended June 30, 1998. Expenses increased $43,739 or 308.6% from $14,172 in the quarter ended June 30, 1997 to $57,911 in the quarter ended June 30, 1998. Substantially all of the increase was due to the acquisition of Summit.

  Income before rent, rent to related parties, depreciation and amortization and interest expense increased $7,538 or 265.2% from $2,842 in the quarter ended June 30, 1997 to $10,380 in the quarter ended June 30, 1998 and was 15.2% of net revenues in the quarter ended June 30, 1998 compared to 16.7% in the quarter ended June 30, 1997.

  Rent, rent to related parties, depreciation and amortization and interest expense increased $9,305 or 793.9% from $1,172 in the quarter ended June 30, 1997 to $10,477 in the quarter ended June 30, 1998. Substantially all of this increase was due to higher depreciation costs related to the acquisition of Summit's tangible and intangible assets and an increase in amortization costs and interest expense as a result of the debt refinancing.

  The Company's effective tax rate was 40.2% of income in the quarter ended June 30, 1998. In the quarter ended June 30, 1997 the Company was organized as a Subchapter S Corporation for tax purposes and only recorded state income taxes. On a proforma basis, the Company has recorded a charge in lieu of income taxes to arrive at a combined proforma effective tax rate of 39.1%. Net income after the proforma charge in lieu of income taxes, decreased $1,064 from $1,006 in the quarter ended June 30, 1997 to a net loss of $58 in the quarter ended June 30, 1998.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Net revenues increased $54,946 or 164.4% from $33,423 in the six months ended June 30, 1997 to $88,369 in the six months ended June 30, 1998. Substantially all of the increase was due to the acquisition of Summit.

  Average occupancy was 86.4% in the six months ended June 30, 1998 and 84.6% in the six months ended June 30, 1997. The Company's quality mix (total net revenues, less Medicaid net revenues) was 66.6% in the six months ended June 30, 1998 and 72.0% in the six months ended June 30, 1997.

  Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues increased from 81.3% of net revenues in the six months ended June 30, 1997 to 83.9% in the six months ended June 30, 1998. Expenses increased $47,018 or 173.1% from $27,163 in the six months ended June 30, 1997 to $74,181 in the six months ended June 30, 1998. Substantially all of the increase was due to the acquisition of Summit.

  Income before rent, rent to related parties, depreciation and amortization and interest expense increased $7,928 or 126.6% from $6,260 in the six months ended June 30, 1997 to $14,188 in the six months ended June 30, 1998 and was 16.1% of net revenues in the six months ended June 30, 1998 compared to 18.7% in the six months ended June 30, 1997.

  Rent, rent to related parties, depreciation and amortization and interest expense increased by $10,560 or 464.2% from $2,275 in the six months ended June 30, 1997 to $12,835 in the six months ended June 30, 1998. Substantially all of this increase was due to higher depreciation and amortization costs related to the acquisition of Summit's tangible and intangible assets and an increase in amortization costs and interest expense as a result of the debt refinancing.

  The Company's effective tax rate was 40.0% of income in the six months ended June 30, 1998. In the six months ended June 30, 1997 the Company was organized as a Subchapter S Corporation for tax purposes and only recorded state income taxes. On a proforma basis, the Company has recorded a charge in lieu of income taxes to arrive at a combined proforma effective tax rate of 39.1%. Net income after the proforma charge in lieu of income taxes, decreased $2,100 from $2,395 in the six months ended June 30, 1997 to $295 in the six months ended June 30, 1998.

  Selected statistics are shown below:

                                                                    INCREASE
                                                     1998   1997    (DECREASE)
                                                     -----  -----  -----------
Facilities in operation at:
  March 31..........................................    50      9        41
  June 30...........................................    50      9        41
Nursing center beds at:
  March 31.......................................... 5,937  1,061     4,876
  June 30........................................... 5,937  1,061     4,876
Assisted living beds at:
  March 31..........................................   641    166       475
  June 30...........................................   641    166       475
Total beds at:
  March 31.......................................... 6,578  1,227     5,351
  June 30........................................... 6,578  1,227     5,351
Total occupancy:
  First quarter.....................................  86.6%  84.9%      1.7%
  Second quarter....................................  86.4%  84.4%      2.0%
Nursing center occupancy:
  First quarter.....................................  89.4%  89.8%     (0.4)%
  Second quarter....................................  87.5%  89.3%     (1.8)%
Assisted living center occupancy:
  First quarter.....................................  67.4%  53.7%     13.7%
  Second quarter....................................  76.1%  52.8%     23.3%
Percentage of revenues from private, managed care
 and Medicare (quality mix):
  First quarter.....................................  72.0%  72.8%     (0.8)%
  Second quarter....................................  65.1%  69.8%     (4.7)%
Percentage of revenues from Medicaid:
  First quarter.....................................  28.0%  27.2%      0.8%
  Second quarter....................................  34.9%  30.2%      4.7%

LIQUIDITY AND CAPITAL RESOURCES

  At June 30, 1998, the Company had $3,725 in cash and cash equivalents and working capital of $27,434. During the six months ended June 30, 1998, the Company's cash and cash equivalents increased by $1,174.

  Net cash provided by operating activities decreased $27,095 from $8,603 of net cash provided in the first six months of 1997 to $18,492 net cash used in the first six months of 1998. Net cash used by operating activities during the six months ended June 30, 1998 was primarily due to a reduction in accounts payable and accrued liabilities primarily related to costs associated with the acquisition of Summit and an increase in accounts receivable.

  Long-term debt totaling $239,619 at June 30, 1998, consisted of mortgage and capital lease obligations of $19,708, a term-loan credit facility of $83,750, borrowings on the Company's bank line of credit of $16,161 and $120,000 in senior subordinated notes.

  The Company believes that it has sufficient cash flow from its existing operations and from its bank line of credit to service long-term debt due within one year of $6,031, to make normal recurring capital replacements, additions and improvements of approximately $5,000 planned for the next
12 months and to meet other long-term working capital needs and obligations. The Company expects, on a selective basis, to pursue expansion of its existing centers and the acquisition or development of additional centers in markets where demographics and competitive factors are favorable.

 Impact of Inflation

  The health care industry is labor intensive. Wages and other expenses increase more rapidly during periods of inflation and when shortages in the labor market occur. In addition, suppliers pass along rising costs in the form of higher prices. Increases in reimbursement rates under Medicaid generally lag behind actual cost increases, so that the Company may have difficulty covering these costs increases in a timely fashion.

 Recent Accounting Pronouncements

  See Note 6 to Consolidated Financial Statements.

1997 COMPARED TO 1996 (DOLLARS IN THOUSANDS)

  Net revenue increased from $59,432 in 1996 to $67,905 in 1997, an increase of $8,473 or 14.3%. The increase in net revenue is due in part to growth in the skilled nursing business, driven by occupancy, improving quality mix, and the increase in provision of services by Medi-Cal sub-acute units in two facilities. During 1997, Medi-Cal sub-acute per diem reimbursement rates were approximately three times higher than Medi-Cal SNF per diem reimbursement rates. Fountain View's quality mix (percentage of revenues from Medicare, Medi-Cal sub-acute, managed care, private pay patients and therapy) as a percentage of total revenues increased from 69.7% in 1996 to 72.9% in 1997. The increase in net revenue was also attributable to increased revenues generated by Fountain View's Locomotion Therapy subsidiary.

  Expenses consisting of salaries, benefits, supplies, purchased services, provision for doubtful accounts and other operating costs increased from $50,780 in 1996 to $56,205 in 1997, an increase of $5,425 or 10.7%, and as a percentage of net revenue, decreased from 85.4% in 1996 to 82.8% in 1997. Salary and related benefit expenses increased primarily as the result of four separate increases in federal and state minimum wage levels between October 1, 1996 and December 31, 1997 as well as discretionary employee bonuses paid during 1997. However, salary and related benefit expenses decreased as a percentage of net revenue from 60.9% in 1996 to 56.3% in 1997, reflecting the revenue benefit of improvement in Fountain View's quality mix relative to the level of increased salary expenses associated therewith. Other operating costs increased as the result of the termination of non-compete agreements and consulting agreements relating to the Fountain View Equity Transactions totaling $965, $810 (net of ongoing insurance costs) of settlement costs associated with an employee lawsuit involving a specific type of liability for which the Company currently maintains insurance coverage, and $415 of other charges related to the Fountain View Equity Transactions.

  Rent expense, depreciation and amortization and interest expense, net of interest income, was $6,137 in 1997 compared to $4,774 in 1996, an increase of $1,363 or 28.6%. The increase was primarily due to increased depreciation costs related to renovation expenditures during 1996 and 1997 and an increase in interest expense as a result of the Fountain View Equity Transactions.

  Fountain View's pro forma effective tax rate was 40% in both 1996 and 1997. Prior to the Fountain View Equity Transactions, the entities comprising Fountain View were owned individually by certain controlling stockholders, and were primarily formed as S-corporations. The pro forma effective tax rate represents the estimated taxes had such companies been taxed as C-corporations.

1996 COMPARED TO 1995 (DOLLARS IN THOUSANDS)

  Net revenue increased from $55,836 in 1995 to $59,432 in 1996, an increase of $3,596 or 6.4%. The increase in net revenue relates primarily to revenues generated by Medi-Cal sub-acute units established in two facilities and a transitional care unit opened in one facility during 1996. Net revenue also increased as the result of higher revenues from managed care patients, which are typically reimbursed at higher rates than Fountain View's private or Medicaid patients.

  Expenses consisting of salaries, benefits, supplies, purchased services, provision for doubtful accounts and other expenses increased from $48,502 in 1995 to $50,780 in 1996, an increase of $2,278 or 4.7%. However, salary and related benefit expenses decreased from 62.8% in 1995 to 60.9% in 1996 as a percentage of net revenue, reflecting the benefit of an increase in revenues from managed care patients relative to the level of increased salary expenses associated therewith.

  Rent expense, depreciation and amortization and interest expense, net of interest income, was $4,774 in 1996 compared to $4,694 in 1995, an increase of $80 or 1.7%.

  Fountain View's pro forma effective tax rate was 40% in both 1995 and 1996. Prior to the Fountain View Equity Transactions, the entities comprising Fountain View were owned individually by certain controlling stockholders and were primarily formed as S-corporations. The pro forma effective tax rate represents the estimated taxes had such companies been taxed as C-corporations.

HISTORIC LIQUIDITY AND CAPITAL RESOURCES (DOLLARS IN THOUSANDS)

  Cash and cash equivalents were $2,551 as of December 31, 1997, and working capital was $10,021. This compares to cash and cash equivalents of $1,161 and working capital of $13,566 as of December 31, 1996. Working capital declined primarily as a result of the Fountain View Equity Transactions and payment of a $43,700 distribution to certain controlling stockholders in August 1997. Proceeds of $14,000 from an investment by Heritage and $32,500 in bank borrowings financed the $43,700 distribution and payment of related transaction costs.

  Cash generated from operating activities increased to $12,739 in 1997 compared to $1,059 in 1996 and $5,832 in 1995. The increased level of cash from operating activities in 1997 as compared to 1996 reflects differences in the timing of receiving payments on accounts receivable, primarily managed care and Medicare balances. Receivables increased by $3,757 in 1996, and decreased by $2,908 in 1997. The combination of the increase in receivables in 1996 and decrease in 1997 resulted in a variance of $6,665 in cash from operations between such periods. In addition, accounts payable and accrued expenses increased by $2,772 in 1997 compared to an increase in 1996 of $421.

  In 1997, $2,570 of cash was used for the acquisition of leasehold improvements and purchases of equipment compared to $1,816 and $665 used in 1996 and 1995, respectively, for the acquisition of leaseholds and equipment.

  Cash used in financing activities was $7,604 in 1997 compared to $438 in 1996 and $3,159 in 1995. In 1997, $32,500 of new bank borrowings and $14,000 of proceeds from an investment by Heritage were used to repay $6,065 in bank borrowings and $48,118 in total distributions to certain stockholders inclusive of the $43,700 distribution made in connection with the Fountain View Equity Transactions.

RESULTS OF OPERATIONS--SUMMIT

 SIX MONTHS ENDED DECEMBER 31, 1997 COMPARED TO SIX MONTHS ENDED DECEMBER 31,
   1996 (DOLLARS IN THOUSANDS)

  Net revenues increased $13,419 or 14.1% from $95,088 for the six months ended December 31, 1996 to $108,507 for the six months ended December 31, 1997. The increase occurred due to the following:

                                                                AMOUNT   PERCENT
                                                                -------  -------
   1. Increased census days and revenue rates.................. $ 4,874    36.3%
   2. Special charge to Medicare revenues......................   4,000    29.8
   3. New beds opened in fiscal years 1997 and 1998............   3,973    29.6
   4. Pharmacy operations......................................   1,406    10.5
   5. Rehabilitative and other specialty services..............    (834)   (6.2)
                                                                -------   -----
                                                                $13,419   100.0%
                                                                =======   =====

  In December 1996, Summit recorded a special charge of $4,000 against Medicare revenues as a result of adjustments proposed by Medicare in connection with an audit of fiscal 1995, which would have an effect on revenues for that fiscal year, fiscal 1996 and the six months ended December 31, 1996. Average occupancy was 87.2% in the six months ended December 31, 1997 and 84.0% in the six months ended December 31, 1996. Excluding newly constructed beds, the average occupancy was 90.3% in the six months ended December 31, 1997 and 85.9% in the six months ended December 31, 1996. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) as a percentage of gross revenues was 68.3% in the six months ended December 31, 1997 and 69.6% in the six months ended December 31, 1996.

  Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues, before the effect of the special charge, increased from 85.9% of net revenues in the six months ended December 31, 1996 to 86.1% in the six months ended December 31, 1997. Total salaries and employee related benefits were 44.0% of net revenues in the six months ended December 31, 1997 compared to 43.8% of net revenues, before the effect of the special charge, in the six months ended December 31, 1996.

  Expenses increased $8,342 or 9.8% from $85,136 in the six months ended December 31, 1996 to $93,478 in the six months ended December 31, 1997 for the following reasons:

                                                                 AMOUNT PERCENT
                                                                 ------ -------
   1.  Expenses relating to new beds opened in fiscal years
        1997 and 1998..........................................  $3,232   38.7%
   2.  Salaries and benefits...................................   2,776   33.3
   3.  Other expenses..........................................   1,540   18.5
   4.  Rehabilitative and other specialty services.............     794    9.5
                                                                 ------  -----
                                                                 $8,342  100.0%
                                                                 ======  =====

  Income before rental, depreciation and amortization and interest expense, net of interest income, increased $5,077 or 51.0% from $9,952 in the six months ended December 31, 1996 to $15,029 in the six months ended December 31, 1997 and was 13.9% of net revenues in the six months ended December 31, 1997 compared to 10.5% in the six months ended December 31, 1996 (and 14.1% of net revenues before the special charge to revenues).

  Rent, depreciation and amortization and interest expense, net of interest income, increased by $1,249 or 13.7% from $9,099 in the six months ended December 31, 1996 to $10,348 in the six months ended December 31, 1997. Substantially all of this increase was due to interest expense related to higher debt and depreciation expense related to capital additions.

  Summit's effective tax rate was 39.5% of income in the six months ended December 31, 1997 and in the six months ended December 31, 1996. Net income increased $2,316 from $516 in the six months ended December 31, 1996 to $2,832 in the six months ended December 31, 1997. The net income of $516 for the six months ended December 31, 1996 included $2,420 for the special charge described earlier. Net income before the special charge, decreased $104 or 3.5% from $2,936 in the six months ended December 31, 1996 to $2,832 in the six months ended December 31, 1997.

1997 COMPARED TO 1996 (DOLLARS IN THOUSANDS)

  Net revenues increased $21,865 or 12.4% from $176,062 in fiscal 1996 to $197,927 in fiscal 1997. The increase occurred due to the following:

                                                                AMOUNT   PERCENT
                                                                -------  -------
   1. Rehabilitative and other specialty services.............. $ 7,553    34.6%
   2. New beds opened in fiscal years 1996 and 1997............  12,450    56.9
   3. Increased census days and revenue rates..................   5,647    25.8
   4. Pharmacy operations......................................   2,315    10.6
   5. Special charge to Medicare revenue.......................  (6,100)  (27.9)
                                                                -------   -----
                                                                $21,865   100.0%
                                                                =======   =====

  The special charge to Medicare revenues reflects the result of adjustments proposed by Medicare in connection with an audit of fiscal 1995, which would have an effect on revenues for that fiscal year, fiscal 1996 and fiscal 1997. Average occupancy was 84.8% in the fiscal year ended June 30, 1997 compared to 85.9% in the fiscal year ended June 30, 1996. Excluding newly constructed beds, the average occupancy was 87.0% in the fiscal year ended June 30, 1997 and 86.4% in the fiscal year ended June 30, 1996. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) patients as a percentage of gross revenues was 69.6% in the fiscal year ended June 30, 1997 and 66.6% in the fiscal year ended June 30, 1996.

  Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other expenses as a percent of net revenues, before the effect of the special charge, increased from 84.6% of net revenues in the fiscal year ended June 30, 1996 to 88.0% in the fiscal year ended June 30, 1997. Total salaries and employee related benefits were 43.9% of net revenues, before the effect of the special charge, in the fiscal year ended June 30, 1997 compared to 44.4% of net revenues in the fiscal year ended June 30, 1996. Purchases of rehabilitative and other specialty services were 25.3% of net revenues, before the effect of the special charge, in the fiscal year ended June 30, 1997 compared to 21.6% of net revenues in the fiscal year ended June 30, 1996. Expenses increased $30,580 or 20.5% from $148,929 in the fiscal year ended June 30, 1996 to $179, 509 in the fiscal year ended June 30, 1997 for the following reasons:

                                                                AMOUNT  PERCENT
                                                                ------- -------
   1.  Rehabilitative and other specialty services............  $ 8,680   28.4%
   2.  Expenses relating to new beds opened in fiscal years
        1996 and 1997.........................................   11,529   37.7
   3.  Salaries and benefits..................................    6,612   21.6
   4.  Other expenses.........................................    3,759   12.3
                                                                -------  -----
                                                                $30,580  100.0%
                                                                =======  =====

  Income before rental, depreciation and amortization and interest expense, net of interest income, decreased $8,715 or 32.1% from $27,133 in the fiscal year ended June 30, 1996 to $18,418 in the fiscal year ended June 30, 1997 and was 9.3% of net revenues in the fiscal year ended June 30, 1997 (and 12.0% of net revenues before the special charge to revenues) compared to 15.4% in the fiscal year ended June 30, 1996.

  Rental, depreciation and amortization and interest expense, net of interest income, increased by $2,858 or 18.6% from $15,372 in the fiscal year ended June 30, 1996 to $18,230 in the fiscal year ended June 30, 1997. The increase was primarily due to depreciation of additions to property and equipment and interest expense related to higher long-term debt.

  Summit's effective tax rate was 63.3% of income in the fiscal year ended June 30, 1997 compared to 37.9% of income in the fiscal year ended June 30, 1996. The increase in the effective tax rate was primarily due to certain permanent differences between book income and taxable income. Net income was $69 for the fiscal year ended June 30, 1997, a decrease of $7,240 or 99.1% from $7,309 for the fiscal year ended June 30, 1996.

1996 COMPARED TO 1995 (DOLLARS IN THOUSANDS)

  Net revenues increased $39,036 or 28.5% from $137,026 in fiscal 1995 to $176,062 in the fiscal year 1996. The increase occurred due to the following:

                                                                 AMOUNT  PERCENT
                                                                 ------- -------
   1. Acquisitions in fiscal year 1995.......................... $13,228   33.9%
   2. Rehabilitative and other specialty services...............  11,527   29.5
   3. Increased census days and revenue rates...................   8,017   20.5
   4. New beds opened in fiscal years 1995 and 1996.............   3,614    9.3
   5. Pharmacy operations.......................................   2,650    6.8
                                                                 -------  -----
                                                                 $39,036  100.0%
                                                                 =======  =====

   Average occupancy was 85.9% in the fiscal years ended June 30, 1996 and 1995, and new beds were opened in both fiscal years. Excluding acquisitions and newly constructed beds, the average occupancy was 88.4% in the fiscal year ended June 30, 1996 and 89.0% in the fiscal year ended June 30, 1995. Summit's quality mix (revenues from Medicare, managed care and private pay patients, including pharmacy revenue) as a percentage of gross revenues was 66.6% in the fiscal year ended June 30, 1996 and 63.3% in the fiscal year ended June 30, 1995.

   Expenses, consisting of salaries and benefits, supplies, purchased services, provision for doubtful accounts and other as a percent of net revenues increased from 82.0% of net revenues in the fiscal year ended June 30, 1995 to 84.6% in the fiscal year ended June 30, 1996. Total salaries and employee related benefits were 44.4% of net revenues in the fiscal year ended June 30, 1996 compared to 46.1% of net revenues in the fiscal year ended June 30, 1995. Expenses increased $36,552 or 32.5% from $112,377 in the fiscal year ended June 30, 1995 to $148,929 in the fiscal year ended June 30, 1996 for the following reasons:

                                                                AMOUNT  PERCENT
                                                                ------- -------
   1.  Rehabilitative and other specialty services............  $10,906   29.8%
   2.  Acquisitions in fiscal year 1995.......................   10,454   28.6
   3.  Salaries and benefits..................................    7,592   20.8
   4.  Expenses relating to new beds opened in fiscal years
        1995 and 1996.........................................    3,202    8.8
   5.  Other expenses.........................................    4,398   12.0
                                                                -------  -----
                                                                $36,552  100.0%
                                                                =======  =====

  Income before rental, depreciation and amortization and interest expense, net of interest income, increased $2,484 or 10.1% from $24,649 in the fiscal year ended June 30, 1995 to $27,133 in the fiscal year ended June 30, 1996 and was 15.4% of net revenues in the fiscal year ended June 30, 1996 compared to 18.0% in the fiscal year ended June 30, 1995.

  Rental, depreciation and amortization and interest expense, net of interest income, increased by $3,221 or 26.5% from $12,151 in the fiscal year ended June 30, 1995 to $15,372 in the fiscal year ended June 30, 1996. Substantially all of this increase was due to depreciation and amortization, rent and interest expense related to acquisitions and newly constructed beds in fiscal years 1995 and 1996.

  Summit's effective tax rate was 37.9% of income in the fiscal year ended June 30, 1996 and 39.9% of income in the fiscal year ended June 30, 1995. Net income after taxes decreased $202 or 2.7% from $7,511 in the fiscal year ended June 30, 1995 to $7,309 in the fiscal year ended June 30, 1996.

HISTORIC LIQUIDITY AND CAPITAL RESOURCES (DOLLARS IN THOUSANDS)

  At June 30, 1997, Summit had $3,994 in cash and cash equivalents and working capital of $12,648. For the fiscal year ended June 30, 1997, Summit's cash and cash equivalents increased by $1,336 over the prior year.

  Net cash provided by operating activities increased $11,149 from $6,866 for the fiscal year ended June 30, 1996 to $18,015 for the fiscal year ended June 30, 1997. Net cash provided by operating activities, plus proceeds of $15,000 in new long-term debt (see description below) were used principally for capital expenditures of $24,075 for new and existing centers, the net reduction of loans outstanding on the line of credit of $1,000, the purchase of a lease option for $2,022, and the acquisition of a 50% interest in an institutional pharmacy for $1,565.

  Accounts receivable, less allowance for doubtful accounts, increased $5,819 due to increased total revenues in the fiscal year ended June 30, 1997 compared to the prior year, primarily in Medicare and managed care revenues. At June 30, 1997, Summit's average accounts receivable days outstanding were 41, compared to 39 at June 30, 1996.

  For the fiscal year ended June 30, 1997, Summit added $24,075 to its property and equipment. These additions were primarily for the completion of a 210-bed SNF in Fort Worth, Texas, at a cost of $2,300, construction of a 66-bed ALF in Orange, California, at a cost of $3,525, and the renovation of buildings and replacement of furniture and equipment at the remaining centers and the pharmacies, at a cost of $18,250.

  These additions to property and equipment were primarily financed with funds from $15,000 of Senior Secured Notes issued in July 1996 and with cash generated from operations. The $15,000 funding represents the second and last issuance of the $70,000 Senior Secured Notes. The initial funding of $55,000 occurred in December 1995.

  Summit believes that it has sufficient cash flow from its existing operations and from its bank line of credit to service long-term debt due within one year of $6,997 (Summit intends to borrow this amount against its bank line of credit which has a revolver extending to September 30, 1998 followed by a three-year payment period), to make normal recurring capital replacements, additions and improvements to existing centers of approximately $9,100 planned for the next twelve months, to develop properties costing approximately $3,000 over the next twelve months, to purchase a 111-bed center for $1,871 in accordance with a purchase option in a lease and to meet other long-term working capital needs and obligations. The loans outstanding on the line of credit at June 30, 1997 were $5,000. Summit expects, on a selective basis, to pursue expansion of its existing centers and the acquisition or development of additional centers in markets where demographics and competitive factors are favorable.

LIQUIDITY AND CAPITAL RESOURCES OF THE COMPANY FOLLOWING THE TRANSACTIONS (DOLLARS IN THOUSANDS)

  Interest payments on the Notes and any borrowings under the New Credit Facility will represent significant liquidity requirements for the Company. Any future borrowings under the New Credit Facility will bear interest at floating rates and will require interest payments on varying dates depending on the interest rate option selected by the Company. See "Description of Other Indebtedness--New Credit Facility".

  The Company's remaining liquidity demands will be primarily for capital expenditures and working capital needs. The Company expects to spend approximately $4.5 million on capital projects in 1998, with approximately $4.0 million of that amount representing maintenance-related capital expenditures. The Company currently expects to spend a similar amount on capital expenditures in fiscal 1999. The New Credit Facility and the Indenture will impose restrictions on the Company's investments.

  The Company's primary sources of liquidity are expected to be cash flows from operations and borrowings under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility". Approximately $16.0 million is available to be drawn by the Company under the New Credit Facility. In addition, the Company has approximately $14.0 million in revolving credit loans and $85.0 million in term loans outstanding under the New Credit Facility. See "Description of Other Indebtedness--New Credit Facility".

  The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures and any acquisitions will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, management believes that cash flow from operations and available cash, together with available borrowings under the New Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated revenue growth and operating improvements will be realized or that future borrowings will be available under the New Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Risk Factors".

                                   BUSINESS

THE COMPANY

  The Company is a leading operator of long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. The Company operates a network of facilities in California, Texas and Arizona, including 44 SNFs that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six ALFs that provide room and board and social services in a secure environment. In addition to long-term care, the Company provides a variety of high-quality ancillary services such as physical, occupational and speech therapy in Company-operated facilities, unaffiliated facilities and acute care hospitals. The Company also operates three institutional pharmacies (one of which is a joint venture), which service acute care hospitals as well as SNFs and ALFs both affiliated and unaffiliated with the Company, an outpatient therapy clinic and a DME company. The Company operates 50 facilities with approximately 6,600 beds serving Medicare, Medicaid, managed care, private pay and other patients.

  Both Fountain View and Summit have demonstrated records of revenue growth, increasing average census (occupancy) levels and improvements in quality mix (defined as non-Medicaid revenues). During the five fiscal years ended 1997, revenues for Fountain View and Summit increased at compound annual growth rates of 13.1% and 27.1%, respectively. During the same period, average census levels at Fountain View facilities increased from 87.0% to 89.3%, quality mix increased from 58.4% to 72.9% and net income increased from $2.4 million to $5.2 million. Average census levels at Summit facilities (excluding three facilities which commenced operations or were renovated in 1996 or later) increased from 87.2% for the year ended June 30, 1993 to 88.7% for the six months ended December 31, 1997, quality mix increased from 64.8% to 69.6% during the four fiscal years ended 1997 and net income was $5.0 million for the year ended June 30, 1993 and $2.8 million for the six months ended December 31, 1997. The Company had revenues of $88.3 million, an average census level of 86.4% (excluding three Summit facilities which commenced operations or were renovated in 1996 or later), a quality mix of 65.1% and net income of $295,000 for the six months ended June 30, 1998.

  Management believes that the Company's strong operating performance has been supported by the Company's ability to (i) provide high-quality, high-acuity care, (ii) utilize an efficient cost structure, (iii) operate a network of attractive, modern facilities, (iv) maintain a leading market position and
(v) capitalize on the extensive experience of its management.

  The Company intends to pursue a strategy of further increasing its revenues and profitability by capitalizing on the relative strengths of Fountain View and Summit. In implementing its strategy, the Company expects to (i) further increase the proportion of revenues derived from high-acuity specialty medical services, (ii) broaden the implementation of its cost-effective operating model, (iii) expand its ancillary services businesses, (iv) pursue controlled expansion through construction and acquisition-related growth, and (v) capitalize on benefits derived from the Transactions.

COMPANY HISTORY

  Fountain View was founded in 1964 and originally operated two nursing homes in Los Angeles, California. Fountain View has expanded the size and scope of its core long-term care business by acquiring facilities and by introducing ancillary services to existing operations. Since 1982, the business has grown from two facilities to nine, with each facility providing a broad array of specialty medical care. Fountain View was one of the first operators of long-term care facilities to receive a contract with Medi-Cal to provide sub-acute care and currently has 36 beds in two facilities dedicated to providing Medi-Cal patients with sub-acute services (which are eligible for significantly higher per diem reimbursement rates than standard Medi-Cal per diem reimbursement rates). Fountain View's nine facilities have a total of 1,227 beds, of which 1,061 are dedicated to serving skilled nursing patients and 166 of which comprise an ALF. Each of Fountain View's facilities is located in close proximity to a hospital, facilitating patient referrals. Many of Fountain View's skilled nursing patients have been discharged from acute care hospitals and require medically complex treatments. Fountain View has placed strategic emphasis on providing higher-acuity care while simultaneously developing a cost-effective operating model. Fountain View, through Locomotion Therapy, also provides physical, occupational and speech therapy to unaffiliated nursing homes and acute care hospitals as well as several Fountain View facilities. Fountain View also owns an outpatient therapy clinic company and a DME business.

  Summit was incorporated in 1981 as a wholly-owned subsidiary of Summit Health Ltd., an operator of acute care hospitals. Summit provides diversified nursing, specialty medical and sub-acute care at 36 owned or leased SNFs as well as assisted living services at five ALFs located in California, Texas and Arizona. Summit currently operates 36 SNFs with a total of 4,872 beds. Within its SNFs, Summit has established separate units for specialty medical and sub-acute care dedicated to patients requiring complex services such as chemotherapy, pulmonary and cardiac care, wound care, respiratory therapy and intensive physical, occupational and speech therapies. Summit also operates five ALFs with a total of 475 beds which include certain beds designated as specialty beds, primarily for early-stage Alzheimer's residents. Summit also operates two institutional pharmacies in Southern California and owns a 50% interest in a pharmacy in Texas through a joint venture. The pharmacies provide pharmaceutical products and services to all of Summit's facilities as well as to unaffiliated SNFs, ALFs and acute care hospitals in Southern California and Texas, including certain Fountain View facilities.

INDUSTRY

  In 1997, nursing home spending was approximately $85 billion and is expected to reach more than $100 billion by the year 2000, representing an average annual increase of approximately 6.1%. Demand for long-term care facilities is expected to continue to increase substantially as the result of cost containment initiatives, demographic and social trends as well as industry consolidation.

  COST CONTAINMENT INITIATIVES. During the past several years, Medicare managed care enrollment has grown to more than 14% nationwide. The trend toward managed care in the Medicare population is particularly evident in California, where approximately 35% of Medicare enrollees were participating in a managed care program during 1996. Cost containment initiatives developed by managed care plans have contributed to shorter hospital stays for acute care patients. Because acute care patients often still require medically complex treatments following discharge from a hospital, management believes that SNFs will experience increased demand for high-acuity services, which are typically eligible for higher reimbursement rates. In addition, management believes that certain SNFs will further develop the ability to offer attractive rates to third-party payors for high-acuity specialty medical services primarily as the result of the significantly lower overhead costs generated by SNFs relative to acute care hospitals and hospital-based SNFs. Labor costs are also generally lower in SNFs than in hospitals, which typically have higher staffing ratios, higher salary structures, and significantly more administrative personnel, including nursing staff resources not fully dedicated to providing care.

  DEMOGRAPHIC TRENDS. Demand for long-term care services rises meaningfully among persons over the age of 75, an age group that has been growing and is projected to continue growing significantly faster than the overall population according to the United States Bureau of the Census. This increase in the elderly portion of the population reflects, among other things, improvements in medical technology, disease prevention, nutrition and overall health maintenance. The segment of the population over 85 years of age, which comprises the largest percentage of long-term care residents, is the fastest-growing segment of the population and is projected to increase by more than 19.4% from approximately 3.6 million or 1.4% of the domestic population in 1995 to approximately 4.3 million or

1.6% of the domestic population in the year 2000. By 2010, the population of this segment is expected to be approximately 5.7 million, representing more than a 58% increase from 1995.

  SOCIAL TRENDS. Two-income families often experience significant challenges in providing home care for elderly relatives. Management believes that ALFs will continue to experience increased demand as working families seek attractive alternatives to home care for the elderly. Additionally, management believes demand for higher-acuity services in long-term care facilities has contributed to the perception of SNFs as an increasingly attractive alternative to a wide range of potential patients.

  INDUSTRY CONSOLIDATION. Currently, approximately 1.7 million people receive care in approximately 17,000 long-term care facilities in the United States. Market share data indicates that the industry is highly fragmented, with the 30 largest operators accounting for less than 25% of total beds. Management believes that consolidation initiatives by industry participants have been structured to achieve economies of scale and to create networks of facilities that can be effectively marketed to managed care organizations. As a result, management expects that consolidation will continue among smaller local operators which lack sophisticated management information systems, high-acuity services necessary to remain attractive to acute patients and the ability to maintain strict compliance with complex regulations which govern the long-term care industry.

COMPANY STRENGTHS

  ABILITY TO PROVIDE HIGH-QUALITY AND HIGH-ACUITY CARE. Management believes that the Company's strong operating performance has been supported by the Company's ability to provide a broad range of high-quality, high-acuity services which are generally more profitable than routine healthcare services. Pro forma for the Transactions, revenues from sub-acute and specialty medical care would have represented 55% of the Company's total revenues for the year ended December 31, 1997. The Company currently serves Medicare, Medicaid, managed care, private pay and other patients by providing a continuum of sub-acute and specialty medical care, which consists of ventilator services, tracheotomy care, multiple intravenous therapy, chemotherapy, enteral/parenteral nutrition, end-stage renal disease care, blood transfusions, dialysis, wound care, rehabilitation services, pharmacy services and the provision of durable medical equipment. In addition, both Fountain View and Summit have responded to the increased demand for Alzheimer's care by broadening their specialty medical care to include Alzheimer's units in a total of 21 facilities.

   Management believes that the Company's facilities provide services similar to those provided in acute care hospitals for approximately 40% to 60% of the costs generated by acute care hospitals in providing such services. As a result, management believes the Company will increase revenues by continuing to attract managed care payors and is well-positioned to benefit from growing managed care enrollment levels.

  EFFICIENT OPERATOR AND COST-EFFECTIVE PROVIDER. Management believes it has developed significant expertise in delivering high-quality, high-acuity care through the implementation of an efficient and cost-effective operating model. Developed within the Fountain View network of facilities, management believes this model has produced high levels of efficiency and facility-level EBITDAR through the application of specific operating initiatives. EBITDAR is not a measurement of operating performance computed in accordance with generally accepted accounting principles and should not be considered as a substitute for operating income, net income, cash flows from operations, or other statement of operations or cash flow data prepared in conformity with generally accepted accounting principles, or as a measure of profitability or liquidity. Similar to EBITDA, management views EBITDAR as a financial indicator of a company's ability to service or incur debt. A majority of Fountain View's nursing homes are lease, under operating leases, and not owned. Accordingly, EBITDAR is used since the rent expense approximates the interest and depreciation expense Fountain View may have incurred as if the nursing homes were owned as opposed to leased. Management intends to expand its cost-effective operating model to maximize profitability and the quality of care provided across the Company's entire facility network.

  ATTRACTIVE, MODERN FACILITY NETWORK. Management believes the Company's facilities are in excellent aesthetic and operational condition as the result of recent comprehensive construction and renovation initiatives. Summit has expended more than $180 million over the past five years constructing, acquiring, expanding and upgrading facilities, and Fountain View has spent more than $4 million on facility improvements during the past two years. Approximately 80% of the Company's facilities were either constructed or renovated within the past three years. Management believes the Company's attractive and modern facility network will continue to support high average census and quality mix levels. In addition, management believes that the Company's recent construction and renovation initiatives will facilitate improvements in operating efficiency and reductions in maintenance capital expenditure levels. The Company owns 56% of its facilities (representing 70% of its beds) and holds options to purchase an additional 10% of its facilities, providing the Company with an attractive asset base, enhanced credit quality and increased financial flexibility.

  LEADING MARKET POSITION. Management believes the Company will operate as a leading provider of long-term and specialty medical care in several Southern California and Texas markets. The Company's Southern California facilities are strategically located in geographically clustered networks which management believes are particularly attractive to managed care organizations. Management believes the Company is well-positioned to benefit from California's rapidly increasing managed care enrollment levels, which included 35% of Medicare enrollees during 1996 as compared to a nationwide enrollment level of 14% as of July 1997. The Company also expects that the increased density of its Southern California market presence as a result of the Transactions will result in heightened brand awareness, expanded referral networks, operating and administrative economies of scale as well as improved purchasing economies.

  In addition to the Company's geographically clustered networks in Southern California, the Company operates a broad network of facilities in small to mid-size markets in Texas. Management believes the Company's Texas facilities are located in several demographically attractive markets and are generally characterized by leading market positions. In addition to the Company's strong local market presence in both Southern California and Texas, management believes the Company will be subject to a relatively low level of direct competition from any single large competitor due to the considerable fragmentation which characterizes the Company's markets.

  STRONG MANAGEMENT TEAM. Mr. Scott, the Chairman of the Company, and Mr. Snukal, the Chief Executive Officer of the Company, together have more than 43 years of senior management experience in the long-term care industry in Southern California and Texas. Mr. Scott has supervised significant expansion in the number of Summit's facilities and services through strategic acquisitions and construction. Mr. Snukal has demonstrated expertise in developing Fountain View's ability to provide specialty medical and sub-acute care in a cost-effective manner, and achieving strong facility-level operating and financial performance. Both Mr. Scott and Mr. Snukal will maintain significant involvement in the daily operations of the Company and have made significant equity contributions to the Company in connection with the Transactions. See "Prospectus Summary--The Transactions".

BUSINESS STRATEGY

  FURTHER INCREASE PROPORTION OF REVENUES DERIVED FROM SPECIALTY MEDICAL
CARE. The Company intends to leverage its existing specialty medical infrastructure, further increasing the proportion of total revenues derived from specialty medical care. On a pro forma basis for the twelve months ended December 31, 1997, specialty medical revenues represented 55% of total revenues. Services comprising specialty medical care generally represent the most profitable types of services offered by long-term care providers since such services are reimbursed at higher rates than routine skilled nursing care and basic assisted living services. As a result of the trend toward shorter hospital stays by patients who require medically complex treatments and in order to deliver the highest quality care possible to its residents, the Company has developed significant expertise and experience caring for high-acuity patients. The Company's ability to provide high-acuity specialty medical and sub-acute care in its own facilities generates substantial revenue for the Company and benefits managed care payors by reducing hospital costs and by eliminating costs incurred by transferring patients to acute care hospitals to receive specialty medical care.

  BROADEN IMPLEMENTATION OF COST-EFFECTIVE OPERATING MODEL. Management intends to expand the Company's cost-effective operating model to maximize profitability and the quality of care provided across the Company's facilities. Management believes that expanded implementation of a well-designed and well-monitored operating model will enhance the quality and consistency of care delivered and improve profitability by simplifying procedures for administering care.

  EXPAND ANCILLARY SERVICES. The Company intends to increase the penetration of its therapy and pharmacy businesses within both affiliated and unaffiliated facilities. Ancillary services generally have produced higher revenues and profitability than routine long-term care services. The Company currently provides rehabilitative physical, occupational and speech therapy through Locomotion Therapy. Locomotion Therapy generated $19.7 million of revenues for the year ended December 31, 1997, providing services to unaffiliated nursing homes and acute care hospitals under 97 contracts and to eight Fountain View facilities. Management expects Locomotion Therapy to expand its provision of services to Summit facilities, which purchased approximately $34 million of therapy services from nonaffiliates during fiscal 1997. The Company also intends to pursue increased "bundling" of ancillary services, offering a unique package of rehabilitative and pharmacy services to unaffiliated facilities in a cost-efficient manner. In addition to providing ancillary therapy services, the Company operates three institutional pharmacies (one of which is a joint venture), a DME company and an outpatient therapy clinic through its subsidiary, On-Track. Several of Summit's facilities have existing, unoccupied space allocated to outpatient therapy services which the Company expects to utilize for the expansion of services provided by On-Track.

  PURSUE CONTROLLED EXPANSION THROUGH CONSTRUCTION AND ACQUISITION-RELATED GROWTH. The Company intends to acquire and construct facilities selectively in strategic locations which will facilitate operating efficiencies through economies of scale, will generate marketing synergies through further expansion of relationships and contracts with hospitals, physicians and physician groups and will lead to reduced overhead expenditures. The Company expects to acquire or construct new beds and facilities in a cost-effective manner, including expansion initiatives which utilize real estate currently owned by the Company. The Company currently owns properties adjacent to several facility locations which management believes can support the construction of approximately 1,400 additional beds at reduced cost levels relative to the expense associated with acquisition and development of new real estate.

  CAPITALIZE ON BENEFITS DERIVED FROM THE TRANSACTIONS. As a result of the Transactions, management believes the Company will be able to realize significant cost savings. As a result of the Company's contiguous geographic locations in several Southern California markets, management intends to eliminate specifically identified corporate expenses and leverage administrative resources across facilities. Management believes the Company will be able to reduce its cost of food, sanitary and medical supplies as a result of improved purchasing power and expects the Company to realize marketing and referral benefits as a result of the increased geographic density of the Company's clustered facilities. In addition, the Company expects to expand its provision of services through Locomotion Therapy to Summit facilities, which purchased approximately $34 million of therapy services from nonaffiliates during 1997.

SERVICES

 BASIC HEALTHCARE SERVICES

  Basic healthcare services refer to skilled nursing care and assisted living services. The Company provides skilled nursing care in each of Fountain View's eight SNFs and in each of Summit's 36 SNFs (which collectively have 5,933 beds). Skilled nursing care consists of 24-hour care by registered nurses, licensed practical or vocational nurses and certified aides, as well as room and board, special nutritional programs, social services, recreational activities and related medical and other services that may be prescribed by a physician. Assisted living services include general services provided by Fountain View in its ALF and by Summit in its five ALFs, all of which are located in California and which collectively have 641 beds. These services consist of basic room and board, social activities and assistance with activities of daily living such as dressing and bathing.

 SPECIALTY MEDICAL CARE

  The Company provides specialty medical care, including a wide range of sub-acute services, to patients with medically complex needs who generally require more intensive treatment and a higher level of skilled nursing care. These services represent an area of strategic emphasis for the Company and typically generate higher profit margins than basic healthcare services.

    SUB-ACUTE CARE. The Company provides a wide range of sub-acute services to patients with medically complex needs, including the following:

      COMPLEX MEDICAL CARE. The Company provides complex medical care to those patients who require a combination of medical treatments. Complex medical needs often include the administration of intravenous medications for various conditions, such as fluids for hydration, diuretics for congestive heart failure, antibiotics for the treatment of infection, anti-coagulants to prevent clotting or pain control for cancer patients. Patients requiring complex medical care have typically undergone surgical procedures ranging from common joint replacements to organ transplants, and require close monitoring.

      MULTIPLE INTRAVENOUS MEDICATIONS. A variety of intravenous medications are administered to patients through several types of veinous access. The Company's licensed nurses are intravenous therapy certified and skilled in initiating and handling central and peripheral lines for intravenous medications.

      BLOOD TRANSFUSIONS. The Company provides blood transfusions to post-surgical patients with severe and unresolved anemia. Blood products for transfusion are obtained through a contract with the American Red Cross.

      CHEMOTHERAPY. The Company provides chemotherapy to patients in accordance with instructions by attending hematologists/oncologists for the treatment of various cancers. Chemotherapy requires strict and careful handling of highly toxic chemotherapy agents.

      DIALYSIS. Peritoneal dialysis is typically provided to younger patients who can perform their own dialysis treatments, utilizing specialized solutions which are introduced through a peritoneal cavity port. Whenever possible, patients are taught to perform the procedure themselves upon discharge from the Company's facility. In addition, the Company provides hemodialysis to qualified patients.

      WOUND CARE PROGRAMS. Wound care programs address the needs of patients suffering from post-operative wounds, including stoma and ostomy care, and the care of amputees. Treatment for surgical wounds includes the prevention of post-operative infections and the removal of surgical staples. The Company also treats patients for existing infections, including the treatment of antibiotic resistant micro-organisms with multiple intravenous antibiotics.

    Physical therapists aid in the debridement of necrotic wounds with jet lavage or pulsed irrigation and whirlpool treatments. Electrical stimulation is used to encourage the growth of healthy tissue.

      ENTERAL/PARENTERAL NUTRITION. Patients who are unable to eat for various reasons may receive enteral or parenteral feeding. The Company's registered dietitians periodically review the nutritional needs of each patient.

      TRACHEOTOMY CARE. The Company provides care to patients who, due to any number of conditions, cannot maintain a clear or adequate airway and have undergone a tracheotomy. These patients often require mechanical ventilator support. All such patients require frequent suctioning and humidified oxygen and aggressive pulmonary rehabilitation.

      VENTILATOR CARE. Many patients who have undergone a tracheotomy also require mechanical ventilation. In treating such patients, the Company utilizes a ventilator which mechanically regulates the breathing function of the patient by dictating the volume and/or the rates of inhalation and exhalation. The Company's licensed nurses and respiratory therapists oversee a ventilator weaning program under the direction of a pulmonologist.

    ALZHEIMER'S CARE. The Company's dedicated Alzheimer's units provide care for patients with Alzheimer's disease and severe dementia. This type of care is designed to reduce the stress and agitation associated with Alzheimer's disease by addressing the problems of short attention spans and hyperactivity. The physical environment of the Company's units is designed to address the problems of disorientation and perceptual confusion experienced by Alzheimer's sufferers.

    THERAPY SERVICES. Many of the Company's patients that have undergone orthopedic surgeries, including joint replacements such as total hip or knee replacements or fractures, receive physical therapy. The Company's physical therapists also perform wound care and utilize electric stimulation to stimulate viable tissue regrowth. Occupational therapy addresses functional skills of the upper body and all aspects of self-care. The Company also provides range of motion and strengthening exercises for contracture prevention and reduction. Speech therapists treat patients with speech disorders, perceptual problems, cognitive problems, and swallowing problems. In coordination with the efforts of the Company's nursing staff and respiratory therapists, speech therapists help tracheotomy and ventilator patients use speaking valves and breathing methods which allow them to communicate with others.

    During 1997, Locomotion Therapy provided rehabilitative physical, occupational and speech therapy to unaffiliated nursing home operators and acute care hospitals under 97 contracts, as well as to eight Fountain View facilities, using a progressive, personalized treatment approach to promote the resident's highest level of independence in mobility and strength. Historically, a majority of Fountain View's therapy services has been provided by Locomotion Therapy, which employs approximately 150 therapists licensed in various specialties who are assigned to facilities based on the types of contract services requested and the specialization of the therapists. Throughout the duration of the contract, the selected therapist functions as the resident therapist for a particular facility.

    Summit has also provided rehabilitative care in each of its 36 SNFs through the use of outside contractors. Historically, Summit has monitored the rehabilitative care provided in each Summit facility through the use of in-house supervisory therapists and therapy administration.

    PHARMACIES. The Company provides pharmaceutical products and services through two institutional pharmacies in Southern California. The Company also owns a 50% equity interest in a limited liability company that operates a pharmacy in Austin, Texas, which services Summit facilities in Texas as well as several unaffiliated facilities. These pharmacies service 86 unaffiliated

  SNFs, ALFs and acute care hospitals located throughout much of Southern California and in certain Texas markets, as well as all of Summit's and several of Fountain View's SNFs and ALFs. The Company's pharmacies, historically operated by Summit, provide prescription drugs, intravenous products, enteral nutrition therapy services and infusion therapy services, including nutrition, pain management, antibiotics and hydration.

    OUTPATIENT THERAPY CLINICS. The Company's On-Track subsidiary provides physical therapy services to the outpatient community through a facility in Fresno, California. The Company intends to open additional facilities in underserved markets where it has existing relationships with doctors and currently provides physical therapy services to nursing homes through Locomotion Therapy. Several of Summit's Texas facilities have excess capacity intended for outpatient clinics which the Company expects to utilize for the expansion of services provided by On-Track.

    DURABLE MEDICAL EQUIPMENT. The Company provides various types of durable medical equipment to Fountain View-owned facilities, as well as unaffiliated facilities, through a subsidiary. The types of equipment and supplies provided include enteral feeding supplies, poles and pumps (on a rental basis), catheterization equipment and orthotics.

SOURCES OF REVENUE

  The Company's SNFs receive payment for healthcare services from federally assisted Medicaid programs, Medicare, programs operated by preferred provider organizations, health maintenance organizations, the Veterans Administration and directly from patients or their responsible parties or insurers. The Company's ALFs receive payment exclusively from private individuals, some of whom depend upon supplemental Social Security payments as a primary source of income. The sources and amounts of the Company's revenues are and will continue to be determined by a number of factors, including the licensed bed capacity of its facilities, occupancy rate, quality mix, the type of services rendered to the patient and the rates of reimbursement among payor categories (primarily private, Medicare and Medicaid).

  The following table sets forth for Fountain View's SNFs, ALFs and therapy operations the approximate percentages of net revenues derived from the various sources of payment for the periods indicated.

                                                             YEAR ENDED
                                                            DECEMBER 31,
                                                          -------------------
                                                          1995   1996   1997
                                                          -----  -----  -----
   Managed care and private pay, including Locomotion
    Therapy..............................................  46.6%  47.5%  44.2%
   Medicare..............................................  20.3   19.6   25.6
   Medi-Cal Sub-Acute....................................   0.3    2.6    3.1
                                                          -----  -----  -----
     Subtotal (Quality Mix)..............................  67.2   69.7   72.9
   Medi-Cal..............................................  32.8   30.3   27.1
                                                          -----  -----  -----
     Total............................................... 100.0% 100.0% 100.0%
                                                          =====  =====  =====

  The following table sets forth for Summit's SNFs, ALFs and pharmacy operations the approximate percentages of total revenues derived from the various sources of payment for the periods indicated.

                                                             YEAR ENDED JUNE
                                                                   30,
                                                            -------------------
                                                            1995   1996   1997
                                                            -----  -----  -----
   Managed care and private pay............................  33.8%  31.9%  29.9%
   Medicare................................................  29.5   34.7   39.7
                                                            -----  -----  -----
     Subtotal (Quality Mix)................................  63.3   66.6   69.6
   Medicaid................................................  36.7   33.4   30.4
                                                            -----  -----  -----
     Total................................................. 100.0% 100.0% 100.0%
                                                            =====  =====  =====

  Changes in the quality mix between Medicaid (known as Medi-Cal in California), on the one hand, and either Medicare, managed care or private pay, on the other hand, can significantly affect profitability. Quality mix represents revenues from Medicare, Medi-Cal sub-acute, managed care, and private pay patients as a percentage of revenues. Medicare, Medi-Cal sub-acute, managed care and private pay patients constitute the most profitable categories of patient mix and Medicaid patients the least profitable. Management believes the Company has maintained an attractive and improving high quality mix. In addition, the Company's average reimbursement rate per patient day for Medicare patients has increased more rapidly than for Medicaid patients, reflecting the increasing acuity level of the services provided by the Company. Services provided to Medicare patients generate a higher level of revenue per patient day at margins that generally exceed the level of profitability associated with services provided to Medicaid patients. However, the Company's profitability has not correlated directly with revenue growth, reflecting the additional costs associated with providing the higher level of care and other services required by high-acuity Medicare patients.

                    QUALITY MIX, PATIENT MIX AND OCCUPANCY

                                                    YEAR ENDED DECEMBER 31, 1997
                                                    -----------------------------
                                                    FOUNTAIN VIEW SUMMIT  COMPANY
                                                    ------------- ------  -------
QUALITY MIX
Managed care and private pay, including Locomotion
 Therapy..........................................       44.2%     30.5%    33.4%
Medicare..........................................       25.6      38.5     35.8
Medi-Cal sub-acute................................        3.1       --       0.6
                                                        -----     -----    -----
  Total (Quality Mix).............................       72.9      69.0     69.8
Medicaid..........................................       27.1      31.0     30.2
                                                        -----     -----    -----
                                                        100.0%    100.0%   100.0%
                                                        =====     =====    =====
PATIENT MIX
Managed care and private pay......................       17.3      36.8     33.4
Medicare..........................................        9.0       9.1      9.1
Medi-Cal sub-acute................................        2.2       --       0.4
                                                        -----     -----    -----
                                                         28.5      45.9     42.9
Medicaid..........................................       71.5      54.1     57.1
                                                        -----     -----    -----
                                                        100.0%    100.0%   100.0%
                                                        =====     =====    =====
OCCUPANCY ........................................       89.0%     86.0%    89.0%

  The Company's contract therapy services are provided predominantly by Locomotion Therapy. Contract therapy revenues, after intercompany eliminations, represented $17.7 million, or 26.1%, of Fountain View's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 6.2% of the Company's revenues for the year ended December 31, 1997.

  The Company's pharmacy services are derived from the three institutional pharmacies historically operated by Summit (one of which is a joint venture). Pharmacy revenues represented $20.4 million, or 10.3%, of Summit's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 7.1% of the Company's revenues for the year ended December 31, 1997.

  The Company's DME business is provided by a Fountain View subsidiary. DME revenues represented approximately $3.0 million, or 4.4%, of Fountain View's fiscal 1997 revenues and, on a pro forma basis after giving effect to the Transactions, would have represented 1.0% of the Company's revenues for the year ended December 31, 1997.

COMPLIANCE PROGRAM

  Historically, senior management of the Company has supervised the Company's compliance with applicable laws and regulations. The Company is in the process of developing and implementing an enhanced compliance program to facilitate the integration of Fountain View and Summit. In the past several years, federal and state governments have increased their scrutiny of healthcare providers with regard to compliance with applicable laws and regulations. The Accountability Act and the Balanced Budget Act have provided the federal government with increased funding for this initiative as well as a broader range of penalties available for violation of applicable laws and regulations. See "--Government Regulations". Management believes that compliance programs are advisable, particularly in the current environment of stricter government enforcement in the healthcare industry. The OIG has released guidelines applicable to compliance programs for laboratories and hospitals, but has not yet developed a model compliance program or compliance program guidelines for the long-term care industry. Given the federal government's current fraud and abuse initiatives however, including Operation Restore Trust which focuses on the long-term care and home health industry, management believes that a compliance program will give the Company an additional layer of protection and assurance in a heavily regulated and continuously evolving industry. Management believes that an effective compliance program should maximize the Company's ability to detect and prevent potential infractions of applicable law (thus reducing the risk of a qui tam, or "whistleblower", action against the Company for infractions that were not timely detected and addressed) and may be used to resolve any infractions that do occur in a consistent and organized fashion. Further, the existence of an effective compliance program may be taken into account by the government to reduce any fines or penalties incurred by the Company for infractions or violations of applicable law or regulation.

  Management intends to develop and implement a compliance program that will involve the appointment of a compliance officer, who will report directly to the Company's board of directors and Chief Executive Officer, to assist in the development, implementation and maintenance of the compliance program. The Company anticipates that the compliance program will include policies and procedures applicable to all Fountain View and Summit facilities and will address all aspects of compliance with government requirements, including, among others, licensing obligations, quality of care, documentation requirements, billing and coding requirements, regulations regarding relationships with physicians and other healthcare providers, and federal and state reporting obligations. It is anticipated that the Company's compliance program will establish formal training requirements for all Company employees in areas applicable to individual job functions, as well as general training regarding criteria and requirements for participation in federal government healthcare programs. Management intends to establish a Company-wide hotline pursuant to which any employee may report activity that does not conform to current standards. Further, the Company anticipates that the existence of a compliance program will assist it in integrating all Fountain View and Summit facilities into a consistent Company-wide infrastructure, thereby facilitating operational and management economies of scale.

QUALITY ASSURANCE

  The Company is committed to providing its patients with the highest possible standard of quality of care. To this end, both Fountain View and Summit have in place a Quality Assurance department consisting of registered nurses who routinely visit the Company's facilities and conduct quality assurance tests to ensure the consistently high quality of care provided in each facility. Further, Quality Assurance personnel conduct regular training for the nursing and other staff of each facility. The Company intends to consolidate the Quality Assurance departments of Fountain View and Summit in order to continue their tradition of providing the highest possible quality of care. In addition, the Company intends to develop and implement a compliance program that will address, in part, quality of care issues. See "--Compliance Program".

  The Company is in the process of obtaining accreditation by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO") for each of its facilities. As of March 1, 1998, twelve of the Company's 44 SNFs are JCAHO accredited or are awaiting formal declaration of such accreditation, with the remainder of the facilities slated for JCAHO accreditation review in the next 24 months. Management believes that the Company's JCAHO accreditation will assist the Company in obtaining and maintaining high occupancy rates at its facilities and demonstrates its commitment to a high standard of quality of care.

MARKETING

  The Company's sales and marketing efforts are directed toward improving overall occupancy and quality mix by maximizing the number of private pay, managed care and Medicare patients on each facility's census. The Company believes that the selection of a long-term care facility is strongly influenced by word-of-mouth marketing and referrals from physicians, hospital discharge planners, community leaders and family members. Therefore, the Company's marketing strategy is focused at the local level, and the administrator, admissions coordinator and other personnel at each facility are responsible for contacting potential referral sources. Case managers at certain facilities actively market services to managed care organizations. Regional marketing directors support and coordinate sales and marketing efforts. The Company maintains a sales and marketing information system to monitor the results of its strategy.

GOVERNMENT REGULATIONS

  LICENSURE. The Company's SNF, ALF, sub-acute and specialty medical service, therapy, pharmacy and DME supplies businesses are subject to various regulatory and licensing requirements of state and local authorities in California, Texas and Arizona. Each SNF is licensed by either the California Department of Health Services, the Texas Department of Human Services or the Arizona Department of Health Services, as applicable. Each ALF is licensed by the California Department of Social Services and the pharmacies are licensed by the California Board of Pharmacy and the Texas State Board of Pharmacy. All licenses must be renewed annually, and failure to comply with applicable rules, laws and regulations could lead to loss of licenses. In granting, monitoring and renewing licenses, these agencies consider, among other things, the physical condition of the facility, the qualifications of the administrative and nursing staffs, the quality of care and compliance with applicable laws and regulations. Such regulatory and licensing requirements are subject to change, and there can be no assurance that the Company will continue to be able to maintain necessary licenses or that it will not incur substantial costs in doing so. Failure to comply with such requirements could result in the loss of the right to payment by Medicare or Medicaid as well as the right to conduct the business of the licensed entity. Further, the facilities operated by the Company are subject to periodic inspection by governmental and other regulatory authorities to assure continued compliance with various standards and to provide for their continued licensing under state law and certification under the Medicare and Medicaid programs.

  From time to time, the Company receives notices from federal and state regulatory agencies relating to alleged deficiencies for failure to comply with all components of the regulations. Facilities which are not in substantial compliance and do not correct deficiencies within a certain time frame may be terminated from the Medicare and/or Medicaid programs. While the Company endeavors to comply with all applicable regulatory requirements, from time to time certain of the Company's nursing facilities have been subject to various sanctions and penalties as a result of deficiencies alleged by HCFA or state survey agencies. While in certain instances denial of certification or licensure revocation actions have been threatened, management believes that the Company will not suffer any material adverse effect as a result thereof. There can be no assurance, however, that the Company will not be subject to sanctions and penalties in the future as a result of such actions.

  MEDICARE AND MEDICAID. The Company's SNFs are subject to various requirements for participation in government-sponsored healthcare funding programs such as Medicare and Medicaid. To receive Medicare and Medicaid payments, each facility must also comply with a number of rules regarding charges and claims procedures, the violation of which can result in denial of reimbursement. Medicare is a health insurance program operated by the federal government for the aged and certain chronically disabled individuals. The Medicare program consists of Parts A and B. Participation in Part B is voluntary and is funded in part through the payment of premiums. Benefits under Part A include inpatient hospital services, skilled nursing services rendered in a SNF and medical services such as physical, occupational and speech therapy, certain pharmaceuticals and medical supplies. Part B provides coverage for physician services. Part B also reimburses for medical services with the exception of pharmaceutical services. Medicare benefits are not available for intermediate and custodial levels of care including but not limited to residence in ALFs; however, medical and physician services furnished to patients requiring such care may be reimbursable under Part B.

  Currently, the Medicare program utilizes a cost-based reimbursement system for free-standing SNFs which, subject to limits fixed for the particular geographic area on the costs for routine services (excluding capital related expenses), reimburses SNFs for reasonable direct and indirect allowable costs incurred in providing services (as defined by the Medicare program). Allowable costs normally include administrative and general costs, as well as operating costs and rental, depreciation and interest expenses. Reimbursement is subject to retrospective audit adjustment. An interim rate based upon estimated costs is paid by Medicare during the cost reporting period and a cost settlement is made following an audit of the actual costs as reported in the filed cost report. Such adjustments may result in additional payments being made to the Company or in recoupments from the Company. The Company maintains reserves to cover retroactive audit adjustments. To the extent that the Company's costs exceed certain limits known as the Medicare Routine Cost Limits, the Company may submit exception requests seeking reimbursement for such excess costs from Medicare. To date, Summit has filed three exception requests and has received approval on all three. Fountain View has not filed any exception requests to date. There is no assurance the Company will be able to recover such excess costs on any future requests. If the Company files exception requests on a regular basis in the future and fails to recover the excess costs covered by such requests, such failure could adversely affect the Company's financial position and results of operations. However, exception requests will no longer be necessary upon implementation of PPS, as discussed more fully below.

  Fiscal intermediaries also occasionally undertake a more in-depth audit of a facility's billing records. In March 1997, one of Summit's facilities was the subject of a Medicare billing audit by its fiscal intermediary, resulting in a finding that approximately $1,500,000 of charges for SNF services (after cost report settlement and subject to downward adjustment) lacked a timely certification of medical necessity by a physician. Summit is currently repaying such charges against reimbursement of current claims. Following this audit, Summit adopted measures to strengthen its documentation relating to physician certification. While the Company does not believe that it is the target of any other focused reviews, there can be no assurance that substantial amounts will not be expended by the Company in connection with any such audit or to defend allegations arising therefrom. If it were found that a significant number of the Company's Medicare claims failed to comply with Medicare billing requirements, the Company could be materially adversely affected.

  The Balanced Budget Act requires the establishment of a prospective payment system, or PPS, for Medicare SNFs under which facilities will be paid a federal per diem rate for virtually all covered SNF services in lieu of the current cost-based reimbursement rate. PPS will be phased in over three cost reporting periods, starting with cost reporting periods beginning on or after July 1, 1998. The PPS rates have not yet been determined and there can be no assurance that the Company's revenues under PPS will be sufficient to cover its costs to operate its facilities.

  In addition, prior to the enactment of the Balanced Budget Act, federal law required state Medicaid programs to reimburse SNFs for costs incurred by efficiently and economically operated providers in order to meet quality and safety standards. The Balanced Budget Act repealed this payment standard, effective for services provided on or after October 1, 1997, thereby granting states greater flexibility in establishing payment rates. There can be no assurance that budget constraints or other factors will not cause states to reduce Medicaid reimbursement to SNFs or that payments to SNFs will be made on a timely basis. Any such efforts to reduce Medicaid payment rates or failure of states to meet their Medicaid obligations on a timely basis would have a material adverse effect on the Company.

  Current Medicare regulations applicable to transactions between related parties, such as the Company's subsidiaries, are relevant to the amount of Medicare reimbursement that the Company is entitled to receive for goods and services which are charged to the Medicare program. The amount charged on related party transactions is dependent upon whether or not the related party exception applies. For transactions between each provider and the applicable related party which do not qualify for the related party exception, the transaction is recorded at cost and no profit may be earned by the related party. For transactions which do qualify for the related party exception, the transaction is recorded at fair market value. In order for transactions to qualify as an exception to the related party rule, the following conditions must be met: (i) the related party must be a bona fide organization; (ii) a substantial part of the services of each such related party must be transacted with non-affiliated entities, and there must be an open, competitive market for such services; (iii) the services provided by each such entity commonly are obtained by a provider from other organizations, and are not a basic element of patient care provided by such facilities; and (iv) the prices charged to the provider by such entities are in line with the charges for such services in the open market, and no more than the prices charged by such entities under comparable circumstances to non-affiliated entities. The Company believes that it satisfies the requirements for exception to the related party rules in transactions between its long-term care facilities and its therapy, DME and pharmacy subsidiaries. If, however, the Company has failed or, in the future, fails to satisfy regulations for the related party exception with respect to inter-corporate transactions, the Medicare reimbursement that the Company received or will receive could be reduced, and as a result, the Company's financial condition could be materially and adversely affected.

  The Company's financial condition and results of operations may also be affected by the revenue reimbursement process, which in the Company's industry is complex and can involve lengthy delays between the time that revenue is recognized and the time that reimbursement amounts are settled. Net revenues realizable under third-party payor agreements are subject to change due to examination and retroactive adjustment by payors during the settlement process. Payors may disallow, in whole or in part, requests for reimbursement based on determinations that certain costs are not reimbursable or because additional supporting documentation is necessary. The majority of third-party payor balances are settled within two to three years following provision of services. The Company's results of operations would be materially and adversely affected if the amount actually received from third-party payors in any reporting period differed materially from the amounts accrued in prior periods. The Company's financial condition and results of operations may also be affected by the timing of reimbursement payments and rate adjustments from third-party payors (for example, Medi-Cal has in the past exposed providers to payment delays, thus affecting reimbursement).

  THERAPY REGULATION. The Company furnishes therapy services on a contract basis to certain affiliated and unaffiliated providers. For Medicare patients, the providers bill the Medicare program for reimbursement of the amounts paid to the Company for these services. HCFA has the authority to establish limits on the amount Medicare reimburses for therapy services. For services other than inpatient hospital services, these limits are equivalent to the reasonable amount that would have been paid if provider employees had furnished the services. HCFA has exercised this authority by publishing "salary equivalency guidelines" for physical therapy, respiratory therapy, speech language pathology and occupational therapy services. On January 30, 1998, HCFA issued a final regulation, effective April 1, 1998, that will revise the pre-existing salary equivalency guidelines for physical therapy and respiratory therapy and establish, for the first time, salary equivalency guidelines for speech language pathology and occupational therapy services. HCFA estimates that the regulation will increase the reimbursement rates for physical therapy by 35% and for respiratory therapy by 10%. In contrast, however, HCFA expects the salary equivalency rates for occupational therapy and speech language pathology to reduce current reimbursement rates by 40% and 25%, respectively. The salary equivalency guidelines will not apply to SNFs that are paid under PPS, which is being phased-in by Medicare, as discussed above. Management cannot predict the effect the salary equivalency guidelines will have on the Company.

  PHARMACY REGULATION. The Company's pharmacies are subject to a variety of state licensing and other laws governing the storage, handling, sale or dispensing of drugs, and the provision of a duly licensed pharmacist in each pharmacy, in addition to federal regulation under the Food, Drug and Cosmetic Act and the Prescription Drug Marketing Act. Moreover, the Company is required to register its pharmacies with the United States Drug Enforcement Administration, and to comply with requirements imposed by that agency with respect to security and reporting of inventories and transactions. Medicare pays for the costs of prescription drugs furnished in a number of different settings under limited circumstances. The California and Texas Medicaid programs reimburse pharmacies for drugs supplied to patients based on the cost of the drug plus an additional amount which varies depending on the type of drugs supplied.

  OUTPATIENT THERAPY REGULATION. Outpatient therapy services are currently reimbursed on a per visit basis, subject to cost limits established by HCFA for the given type of therapy provided to the patient. The Balanced Budget Act contains provisions affecting outpatient rehabilitation agencies and providers, including a 10% reduction in operating and capital costs for 1998, a fee schedule for therapy services beginning in 1999, and the application of per beneficiary therapy caps currently applicable to independent therapists to all outpatient rehabilitation services beginning in 1999. These provisions may affect the reimbursement to the Company in connection with the services provided by On-Track, the Company's outpatient therapy subsidiary.

  DME REGULATION. Medicare generally provides reimbursement for DME on a fee schedule basis. The amount reimbursed depends on the classification of the DME and, generally, will be the lesser of (1) the provider's actual charge for the DME or (2) the fee schedule amount.

  REFERRAL RESTRICTIONS AND FRAUD AND ABUSE. The Company is also subject to federal and state laws which govern financial and other arrangements between healthcare providers. Federal law, as well as the law in California, Texas and Arizona and other states, prohibits direct or indirect payments in some cases or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products and services. These laws include the federal Anti-Kickback Statute which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral of Medicare and Medicaid patients. A wide array of relationships and arrangements, including ownership interests in a company by persons who refer or are in a position to refer patients, as well as personal service agreements have, under certain circumstances, been alleged or been found to violate these provisions. Certain arrangements, such as the provision of services for less than fair market value compensation, may also violate such laws. Because of the law's broad reach, the federal government has published regulations, known commonly as "safe harbors", which set forth the requirements under which certain relationships will not be considered to violate the law. One of these safe harbors protects payments for personal services which are set in advance at a fair market rate and which do not vary with the value or volume of services referred, provided there is a written contract which meets certain requirements. A similar safe harbor applies for certain agreements for management services. A safe harbor for discounts, which focuses primarily on appropriate disclosure, is also available. A violation of the federal Anti-Kickback Statute and similar state laws could result in the loss of eligibility to participate in Medicare or Medicaid, or in criminal penalties of up to five years imprisonment and/or $25,000 fines.

  In addition, the federal government and some states restrict certain business relationships between physicians and other providers of healthcare services. Effective January 1, 1995, Stark II prohibits any physician with a financial relationship (defined as a direct or indirect ownership or investment interest or compensation arrangement) with an entity from making a referral for a Medicare directors or prohibit its medical directors from referring patients to the Company. Violations of Stark II may result in the imposition of civil monetary penalties of up to $15,000 for each prohibited service provided as well as restitution of reimbursement for such services.

  There are various federal and state laws prohibiting other types of fraud by healthcare providers, including criminal provisions which prohibit filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Violation of these provisions is a felony punishable by up to five years imprisonment and/or $25,000 fines. Civil provisions prohibit the knowing filing of a false claim or the knowing use of false statements to obtain payment. The penalties for such a violation are fines of not less than $5,000 nor more than $10,000, plus treble damages, for each claim filed.

  State and federal governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers. The Accountability Act and the Balanced Budget Act expand the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs and the establishment of civil monetary penalties for violations of the anti-kickback provisions. While the Company believes that its billing practices are consistent with Medicare and Medicaid criteria, those criteria are often vague and subject to interpretation. There can be no assurance that aggressive anti-fraud enforcement actions will not adversely affect the business of the Company.

  Under Operation Restore Trust, a major anti-fraud demonstration project, the OIG, in cooperation with other federal and state agencies, has focused on the activities of SNFs, home health agencies, hospices, and DME suppliers in certain states, including California and Texas, in which the Company currently operates. Due to the success of Operation Restore Trust, the project has been expanded to numerous other states and to additional healthcare providers including providers of ancillary nursing home services. While management does not believe the Company is the target of any Operation Restore Trust investigations, there can be no assurance that substantial amounts will not be expended by the Company to cooperate with any such investigation or to defend allegations arising therefrom. If it were found that any of the Company's practices failed to comply with the anti-fraud provisions, the Company could be materially affected.

  CORPORATE PRACTICE OF MEDICINE. Many states, including California, Texas and Arizona, prohibit business corporations and other persons or entities not licensed to practice medicine from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. These laws, their construction and level of enforcement, vary from state to state and are enforced by both the courts and regulatory authorities, each with broad discretion. Some states interpret the 'practice of medicine' broadly to include activities of corporations such as the Company that have an indirect impact on the practice of medicine, even where the physician rendering the medical services is not an employee of the corporation and the corporation exercises no discretion with respect to the diagnosis or treatment of a particular patient. The Company believes that its current and intended operations do not and will not violate applicable state laws regulating the unlicensed practice of medicine by a business corporation. However, because the laws governing the corporate practice of medicine vary from state to state, any expansion of the operations of the Company to a state with strict corporate practice of medicine laws may require the Company to modify its operations with respect to one or more of such practices, which may result in increased financial risk to the Company. Further, there can be no assurance that the Company's arrangements will not be successfully challenged as constituting the unauthorized practice of medicine. See "Risk Factors -- State Laws Regarding Prohibition of Corporate Practice of Medicine".

  PENDING LEGISLATION. Government reimbursement programs are subject to statutory and regulatory changes, retroactive rate adjustments, administrative ceilings and government funding restrictions, all of which could materially decrease the rates paid to the Company for its future services or the services for which the Company will be able to seek reimbursement. Since 1972, Congress has consistently attempted to curb federal spending on healthcare programs. The Company expects that there will continue to be a number of state and federal proposals to limit Medicare and Medicaid reimbursement for healthcare services. The Company cannot at this time predict what healthcare reform legislation will ultimately be enacted and implemented or whether other changes in the administration or interpretation of the governmental healthcare programs will occur. There can be no assurance that future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs, if enacted, will not have a material adverse effect on the results of operations of the Company.

  SHIFT TO MANAGED CARE. The growth in healthcare spending has caused the private sector, Medicare and state Medicaid programs to reshape the financing of healthcare services for their beneficiaries. Management anticipates that one of the most significant changes to the financing of healthcare services will be the shift to managed care, and that the federal Medicare program, state Medicaid programs and private insurers will place greater reliance on managed care alternatives in the future. According to HCFA, as of 1996, 35% of Medicare enrollees in California had enrolled in a managed care program. In comparison, 8% of Medicare enrollees in Texas are enrolled in managed care programs, and approximately 14% of Medicare enrollees nationwide are enrolled in a managed care program. Providers are generally willing to discount charges for services to managed care patients because managed care plans can direct (or strongly influence) the flow of patients. Management believes that the Company is likely to service an increasing proportion of managed care enrollees in the future, although payment rates for such services may not be as favorable as those presently in effect. There can be no assurance that reimbursements for services provided under managed care programs will not adversely affect the Company's revenues.

  ENVIRONMENTAL REGULATION. The Company is also subject to a wide variety of federal, state and local environmental and occupational health and safety laws and regulations. Among the types of regulatory requirements faced by healthcare providers are: air and water quality control requirements; waste management requirements; specific regulatory requirements applicable to asbestos, polychlorinated biphenyls, and radioactive substances; requirements for providing notice to employees and members of the public about hazardous materials and wastes; and certain other requirements.

  In its role as owner and/or operator of properties or centers, the Company may be subject to liability for investigating and remedying any hazardous substances that have come to be located on the property, including any such substances that may have migrated off, or emitted, discharged, leaked, escaped or been transported from, the property. Ancillary to the Company's operations are, in various combinations, the handling, use, storage, transportation, disposal and/or discharge of hazardous, infectious, toxic, radioactive, flammable and other hazardous materials, wastes, pollutants or contaminants. Such activities may result in damage to individuals, property or the environment; may interrupt operations and/or increase their costs; may result in legal liability, damages, injunctions or fines; may result in investigations, administrative proceedings, penalties or other governmental agency actions; and may not be covered by insurance. There can be no assurance that the Company will not encounter such risks in the future, and such risks may result in material adverse consequences to the operations or financial condition of the Company.

COMPETITION

  The Company operates in a highly competitive industry. The Company's SNFs and ALFs are located in communities that also are served by similar facilities operated by others. Some competing facilities provide services not offered by the Company and some are operated by entities having greater financial and other resources than the Company. In addition, some competing facilities are operated by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other resources not available to the Company. Furthermore, cost containment efforts, which encourage more efficient utilization of acute care hospital services, have resulted in decreased hospital occupancy in recent years. As a result, a significant number of acute care hospitals have converted portions of their facilities to other purposes, including specialty and sub-acute units. The competitiveness of the Company's markets is further supported by the fact that within California, Texas and Arizona, a Certificate of Need is no longer required in order to build or expand a SNF. However, in Texas, competition is limited by restrictions on the number of beds that can be enrolled in the Medicaid program.

  The Company also expects to encounter competition during future initiatives of acquiring or developing new facilities. The Company's pharmacies and DME business also operate in highly competitive environments and compete with regional and local pharmacies, medical supply companies and pharmacies operated by other long-term care chains or by other companies ranging from small local operators to companies which are national in scope and distribution capability. The Company also expects to encounter continued competition in connection with the provision of other ancillary services, including physical, occupational and speech therapy.

PROPERTIES

  As of June 30, 1998, the Company had a total of 44 SNFs with an aggregate of 5,937 beds and 6 ALFs with an aggregate of 641 beds, as reflected in the following tables:

                                  SUMMIT       FOUNTAIN VIEW
                             ---------------- ----------------   TOTAL    TOTAL
     STATES                  FACILITIES BEDS  FACILITIES BEDS  FACILITIES BEDS
     ------                  ---------- ----- ---------- ----- ---------- -----
   SNFs
     California.............     13     1,515      8     1,061     21     2,576
     Texas..................     22     3,211     --       --      22     3,211
     Arizona................      1       150     --       --       1       150
                                ---     -----    ---     -----    ---     -----
       Subtotal.............     36     4,876      8     1,061     44     5,937
   ALFs
     California.............      5       475      1       166      6       641
                                ---     -----    ---     -----    ---     -----
       Total................     41     5,351      9     1,227     50     6,578
                                ===     =====    ===     =====    ===     =====

                           FOUNTAIN VIEW FACILITIES

                                                                YEAR    YEAR
  FACILITY                       LOCATION   # BEDS OWNED/LEASED BUILT RENOVATED
  --------                      ----------- ------ ------------ ----- ---------
SKILLED NURSING--CALIFORNIA
Rio Hondo...................... Montebello    200     Leased(a) 1968  1996/1998
Hancock Park................... Los Angeles   141     Leased    1969  1996/1998
Brier Oak Terrace.............. Los Angeles   159     Leased    1966  1997/1998
Alexandria..................... Los Angeles   177     Leased    1969  1997
Montebello..................... Montebello     99     Leased(a) 1969     --
Fountain View.................. Los Angeles    99     Leased(a) 1963  1996/1998
Sycamore Park.................. Los Angeles    90     Leased(a) 1965  1997
Elmcrest....................... El Monte       96     Leased    1958  1997
ASSISTED LIVING--CALIFORNIA
Hancock Park................... Los Angeles   166     Leased    1971  1996/1998
                                            -----
  Total.................................... 1,227
                                            =====

--------
(a) Facility is owned by the Snukal family and leased to a subsidiary of Fountain View.

                               SUMMIT FACILITIES

                                                                                YEAR
   FACILITY                   LOCATION     # BEDS OWNED/LEASED  YEAR BUILT    RENOVATED
   --------               ---------------- ------ ------------ ------------   ---------
SKILLED NURSING--
 CALIFORNIA
Woodland................  Reseda             153     Leased        1972         1996
Royalwood...............  Torrance           108     Leased        1952         1998(c)
Valley..................  Fresno              99     Owned         1960         1996
Villa Maria.............  Santa Maria         85     Owned         1970         1995
Earlwood................  Torrance            85     Owned         1967         1993
Sharon..................  Los Angeles         85     Leased        1967         1996
Bay Crest...............  Torrance            78     Leased     1960/1968(b)    1995
Fountain................  Orange             172     Owned      1963/1966(b)    1994
Carehouse...............  Santa Ana          174     Owned      1974/1994(b)    1998(c)
Palm Grove..............  Garden Grove       122     Leased        1958         1994
Anaheim.................  Anaheim             97     Leased        1967         1997
Devonshire..............  Hemet               98     Owned         1969         1992
Willow Creek............  Fresno             159     Owned         1996          --
                                           -----
  Subtotal..............                   1,515
SKILLED NURSING--TEXAS
Coronado................  Abilene            219     Owned         1969         1996
West Side...............  White Settlement   238     Owned         1985         1996
The Woodlands...........  Houston            212     Owned         1988         1994
Colonial Tyler..........  Tyler              162     Owned         1968         1997
Colonial Manor..........  New Braunfels      152     Owned         1967         1996
Guadalupe Valley........  Seguin             149     Leased(a)     1990         1996
Town & Country..........  Boerme             124     Owned         1972         1994
Clairmont--Longview.....  Longview           174     Owned     1986/1996(b)      --
Clairmont--Beaumont.....  Beaumont           148     Owned     1987/1996(b)      --
Clairmont--Tyler........  Tyler              116     Owned         1989         1998
Southern Manor..........  Hallettsville      114     Owned         1991         1995
Southwood...............  Austin             112     Owned         1975         1992
Comanche Trail..........  Big Spring         115     Leased(a)     1991         1995
Lubbock.................  Lubbock            114     Owned         1968         1995
Monument Hill...........  La Grange          111     Owned         1987         1997
Live Oak................  George West        100     Leased(a)     1993         1995
Oak Crest...............  Rockport            92     Owned         1991         1996
Oakland Manor...........  Giddings           114     Owned         1992         1995
Oak Manor...............  Flatonia            80     Owned         1980         1995
Heritage Oaks...........  Lubbock            161     Owned     1995/1996(b)      --
Cityview................  Fort Worth         210     Owned         1997          --
Briarcliff..............  McAllen            194     Leased(a) 1993/1996(b)      --
                                           -----
  Subtotal..............                   3,211
SKILLED NURSING--ARIZONA
Phoenix.................  Phoenix            150     Leased    1965/1995(b)     1995
ASSISTED LIVING--
 CALIFORNIA
Carson..................  Carson             202     Owned         1972         1994
Spring..................  Torrance            51     Owned         1962         1993
Hemet...................  Hemet               84     Owned(d)      1965         1997
Fountain................  Orange              72     Owned         1967         1995
Ashton Court............  Orange              66     Owned         1967         1997
                                           -----
  Subtotal..............                     475
                                           -----
  Total.................                   5,351

--------
(a) Option to purchase.
(b) Year of latest addition to facility.
(c) Scheduled.
(d) Building owned by Summit with real property held under a ground lease extending to 2030.

EMPLOYEES

  As of June 30, 1998, Fountain View had approximately 1,200 full-time equivalent employees, and Summit had approximately 4,700 full-time equivalent employees. Fountain View has three collective bargaining agreements for a union covering approximately 400 of Fountain View's employees. Fountain View considers the relations with its employees to be good and it has not experienced any strikes or work stoppages. None of Summit's employees are covered by collective bargaining agreements and Summit considers the relations with its employees to be good and it has not experienced any strikes or work stoppages. Both Fountain View and Summit are subject to federal and state minimum wage and applicable federal and state wage and hour laws and maintain various employee benefit plans.

INSURANCE

  Fountain View maintains general and professional liability coverage, employee benefits liability, property, inland marine, crime, boiler and machinery coverage, health, automobile, employment practices liability, earthquake and flood, workers' compensation and employers' liability that Fountain View believes is adequate. Summit maintains general and professional, property, casualty, health, directors and officers, automobile, crime, employee's and workers' compensation coverage that Summit believes is adequate. Summit's workers' compensation insurance for its California and Arizona employees pays for claims up to $250,000 per claim and for the purchase of reinsurance coverage for amounts in excess of the per claim limit and for annual aggregate claim amounts in excess of $986,000. Texas employees are covered by a policy for employer's excess and occupational indemnity for risks in excess of $150,000 up to $1,000,000 per occurrence and no annual aggregate stop loss. Summit pays for claims up to $150,000 per occurrence.

  Fountain View's and Summit's services subject them to liability risk. Malpractice claims may be asserted against them if their services are alleged to have resulted in patient injury or other adverse effects, the risk of which is greater for higher-acuity patients, such as those treated by specialty and sub-acute services, than for traditional long-term care patients. Fountain View and Summit have from time to time been subject to malpractice claims and other litigation in the ordinary course of their businesses. While the Company believes that the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's business or financial condition, there can be no assurance that future claims will not have such an effect on the Company. Fountain View's current policy for general and professional liability coverage is a per occurrence policy and has limits of $1,000,000 per occurrence and $3,000,000 in the aggregate per year and carries no deductible except for employee benefits liability coverage, which carries a $1,000 deductible per claim. In addition, Fountain View has a per occurrence umbrella policy which provides additional insurance limits of $10,000,000 per occurrence and $10,000,000 aggregate per year with a self-insured retention of $10,000 per occurrence over its primary general, professional, automobile and employers' liability coverage policies. Summit's current policy for general and professional liability coverages is a claims-made policy and has limits of $500,000 per occurrence and $1,000,000 in the aggregate per year and carries a self-insured retention of $100,000 per occurrence and a $700,000 annual aggregate loss limit. In addition, Summit has a claims-made umbrella policy which provides additional insurance of $8,500,000 per occurrence and $8,500,000 aggregate per year over its primary general and professional policy, its automobile liability policy and its employer liability policy.

  Although Fountain View and Summit have not been subject to any judgments or settlements in excess of their respective insurance limits, there can be no assurance that claims for damages in excess of such coverage limits will not arise in the future.

LEGAL PROCEEDINGS

  Fountain View and Summit are subject to routine litigation in the ordinary course of business. Although there can be no assurances, in the opinion of management, the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's business, financial condition or results of operations.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The executive officers and directors of the Company are as follows:

                    NAME                  AGE            POSITION(S)
                    ----                  ---            -----------
   William C. Scott......................  60 Director and Chairman
   Robert M. Snukal......................  55 Director, Chief Executive
                                              Officer and President
   Sheila S. Snukal......................  54 Director and Executive Vice
                                              President
   Derwin L. Williams....................  60 Chief Financial Officer
   Paul Rathbun..........................  39 Chief Financial Officer
                                              (effective September 20, 1998)
   Keith Abrahams........................  38 President, Locomotion Therapy,
                                              Inc. and On-Track Therapy
                                              Center, Inc.
   Michael H. Martel.....................  35 Senior Vice President, Marketing
   Michel Reichert.......................  47 Director
   Michael F. Gilligan...................  42 Director
   Peter Z. Hermann......................  43 Director
   Mark J. Jrolf.........................  33 Director
   Boone Powell, Jr. ....................  62 Director

  William C. Scott became a Director and Chairman upon the closing of the purchase of Summit Shares in the Tender Offer on March 27, 1998. Mr. Scott previously served as Chief Executive Officer of Summit since May 1994 and Chairman of the Board of Summit since December 1995. Mr. Scott served as President of Summit from December 1985 until January 1996 and held the office of Chief Operating Officer from December 1985 until May 1994. Mr. Scott served as Senior Vice President of Summit Health Ltd., Summit's former parent company, from December 1985 until its acquisition by OrNda Health Corp. in April 1994 and previously was a partner with Arthur Andersen & Co.

  Robert M. Snukal became a Director, Chief Executive Officer and President on August 1, 1997, upon the formation of Fountain View. For the preceding five years, Mr. Snukal has served as a Director and President of each of Fountain View's subsidiaries, which were owned directly by Mr. Snukal and Sheila Snukal during that period and prior to the formation of Fountain View. Mr. Snukal is the husband of Sheila Snukal and the father-in-law of Mr. Abrahams.

  Sheila S. Snukal became a Director and Executive Vice President on August 1, 1997, upon the formation of Fountain View. For the preceding five years, Mrs. Snukal has served as a Director and Executive Vice President of each of Fountain View's subsidiaries, which were owned directly by Mrs. Snukal and Robert M. Snukal during that period and prior to the formation of Fountain View. Mrs. Snukal is the wife of Robert M. Snukal and the mother-in-law of Mr. Abrahams.

  Derwin L. Williams assumed the role of Chief Financial Officer on April 16, 1998. Mr. Williams previously served as Vice President--Finance and Chief Financial Officer of Summit from July 1, 1993, and Treasurer from May 10, 1994. Mr. Williams held the Treasurer position at three other nursing home companies: Hallmark Health Service, Inc., from November 1989 to February 1992; Care Enterprises from April 1980 to August 1987; and Flagg Industries, Inc., from June 1978 to March 1980. Mr. Williams has also served in various capacities specializing in Medicare reimbursement for the Company in 1992 and 1993 and for Beverly Enterprises in 1988 and 1989. He is also a certified public accountant. Mr. Williams has given notice to the Company of his resignation to be effective no later than September 30, 1998.

  Paul Rathbun has agreed to join the Company as Chief Financial Officer effective September 20, 1998. Mr. Rathbun previously served as the Executive Vice President, Chief Financial Officer of Life Care Centers of America (a privately held nursing home chain) from 1995. From 1994 to 1995, Mr. Rathbun served as the chief financial officer of Largo Medical Center/Clearwater Community Hospital. Prior to that, from 1993 to 1994, Mr. Rathbun was a director of Price Waterhouse in charge of the healthcare practice in the state of Florida.

  Keith Abrahams has been President of Locomotion since 1995. Mr. Abrahams was previously employed as a Chief Financial Officer of Heftel Broadcasting from 1987 to 1992, a radio broadcasting company. He is also a certified public accountant. Mr. Abrahams is the son-in-law of Mr. and Mrs. Snukal.

  Michael H. Martel assumed the role of Senior Vice President-Marketing on April 16, 1998. Mr. Martel previously served as Senior Vice President-- Marketing of Summit in March 1995. Prior to joining Summit, Mr. Martel was Vice President--Marketing for Arbor Health Care Company from August 1992 to March 1995. Mr. Martel served as Regional Director of Marketing for the acute care rehabilitation division of National Medical Enterprises from April 1988 to August 1992.

  Michel Reichert has been a Director of the Company since August 1, 1997. Since 1994, Mr. Reichert has been a Managing General Partner of Heritage Partners, Inc., a Boston-based private investment firm. Prior to 1994, Mr. Reichert was a Managing Director of BancBoston Capital Inc., a private investment firm.

  Michael F. Gilligan became a Director of the Company immediately prior to the consummation of the Tender Offer on March 27, 1998. Since December 1993, Mr. Gilligan has been a General Partner of Heritage Partners, Inc., a Boston-based private investment firm. Prior to 1994, Mr. Gilligan was a Director of BancBoston Capital Inc., a private investment firm.

  Peter Z. Hermann became a Director of the Company immediately prior to the consummation of the Tender Offer on March 27, 1998. Since January 1994,
Mr. Hermann has been a General Partner of Heritage Partners, Inc., a Boston-based private investment firm. Prior to 1994, Mr. Hermann was a Director of BancBoston Capital Inc., a private investment firm.

  Mark J. Jrolf has been a Director of the Company since August 1, 1997. Since February 1997, Mr. Jrolf has served as Partner and Vice President of Heritage Partners, Inc. From September 1996 to January 1997, Mr. Jrolf served as a Vice President of Heritage Partners, Inc. From September 1993 to September 1996, Mr. Jrolf was a consultant with McKinsey & Co. specializing in healthcare.

  Boone Powell, Jr. became a director of the Company in August 1998. Mr. Powell has been President and Chief Executive Officer of Baylor Health Care System and Baylor University Medical Center since 1980.

  Executive officers of the Company are appointed by the Board, subject to the provisions of such officers' respective employment agreements. See "-- Employment Agreements". Under the terms of their employment agreements, each of Mr. Snukal, Mrs. Snukal and Mr. Scott is employed for a period of five years as Chief Executive Officer, Executive Vice President and Chairman, respectively, commencing on March 27, 1998. The employment agreements will automatically renew for up to five additional one year terms unless either the Company or the respective employee provides prior written notice of termination to the other party. The other officers and Directors are elected to serve until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth compensation for the past three fiscal years for the Company's Chief Executive Officer and the other four most highly compensated executive officers (the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                      LONG-TERM
                                         ANNUAL      COMPENSATION
                                      COMPENSATION      AWARDS
                                     --------------- ------------
                                                      SECURITIES
                                                      UNDERLYING   ALL OTHER
                              FISCAL SALARY   BONUS    OPTIONS    COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR    ($)     ($)       (#)          ($)
---------------------------   ------ ------- ------- ------------ ------------
Robert M. Snukal.............  1997  298,340 400,000        --         --
 President, Chief Executive    1996  258,750 696,912        --         --
 Officer and Director          1995  246,000 967,900        --         --
William C. Scott (2).........  1997  394,773      --        --         --
 Director and Chairman         1996  369,869 150,000   165,000         --
                               1995  344,869 162,500    50,000         --
Sheila S. Snukal.............  1997  178,125 200,000        --         --
 Executive Vice President      1996  144,750 327,570        --         --
 and Director                  1995  132,000 521,200        --         --
Derwin L. Williams (2).......  1997  181,423      --        --         --
 Chief Financial Officer       1996  171,008  50,000    25,000         --
                               1995  147,162  40,000    20,000         --
Michael H. Martel (1)(2).....  1997  152,404  10,000    10,000         --
 Senior Vice                   1996  141,308      --    10,000         --
 President/Marketing           1995   36,250  10,000    25,000         --

--------
(1) Mr. Martel joined Summit Care Corporation in March 1995.
(2) Compensation indicated is for the fiscal year ended June 30.

  Options Grants In Last Fiscal Year. The Company did not grant any options to the Named Executive Officers in the last fiscal year. All options to purchase shares of Summit Care Corporation outstanding immediately prior to the date of the Merger were converted into the right to receive $21.00 per share in cash, less the exercise price of such option.

  Fiscal Year-End Option Values. During fiscal 1997, none of the Named Executive Officers exercised stock options issued by the Company. In addition, none of the Named Executive Officers held options to purchase stock of the Company as of the end of the Company's most recent fiscal year. All options to purchase shares of Summit Care Corporation outstanding immediately prior to the date of the Merger were converted into the right to receive $21.00 per share in cash, less the exercise price of such option.

STOCKHOLDERS AGREEMENT

  CORPORATE GOVERNANCE. On March 27, 1998, the Company and its stockholders entered into a Stockholders Agreement (the "Stockholders Agreement") concurrently with the closing of the Tender Offer. The Stockholders Agreement, which was amended on May 4, 1998, provides that the Company's board of directors (the "Board") will consist of directors nominated as follows: (i) two individuals (but not less than 25% of the total number of directors) will be designated by Mr. Snukal, as long as he continues to hold any shares of the Company's common stock; (ii) one individual will be designated by Mr. Scott, as long as he continues to hold any shares of the Company's common stock;

(iii) one individual will be designated by Baylor, as long as it continues to hold any shares of the Company's common stock or any securities convertible into or exercisable for the Company's common stock; and (iv) all other directors will be designated by the holders of a majority of the shares of common stock of the Company held by Heritage and certain co-investors (which designation is expected to be controlled by Heritage). The Board includes a majority of directors designated by Heritage. Under the Stockholders Agreement, each stockholder of the Company has granted Heritage an irrevocable proxy to vote such stockholder's securities of the Company, except with respect to matters the effect of which on such stockholder differs materially and adversely from the effect on Heritage. The practical effect of the grant of the proxy is that Heritage will control the outcome of most matters which come before the stockholders of the Company, except where such matter will result in significant harm to the other stockholders of the Company, but not to Heritage. For example, Heritage would not be able to exercise the proxy to vote the shares of the other stockholders in favor of an amendment to the Stockholders Agreement which would provide that, in the event of a sale of the Company, the other stockholders would receive one-half the consideration per share that Heritage would receive. The purpose of the limitation on Heritage's exercise of the proxy is to protect the other stockholders from Heritage abusing its control position.

  Board vacancies will be filled by a designee of the individual or group who originally designated the vacating director. Each individual or group entitled to designate a director will also be entitled to direct the removal of such director and designate a replacement director.

  SPECIAL PROVISIONS FOR SERIES B NON-VOTING COMMON STOCK. Mr. and Mrs. Snukal own an aggregate of 62,599 shares of the Company's Series B Non-Voting Common Stock and Mr. Scott owns 51,603 shares of the Company's Series B Non-Voting Common Stock, all of which were issued to them by the Company for nominal consideration. These shares represent approximately 9.63% of the total number of outstanding shares of the Company's common stock, on a fully-diluted basis. The Stockholders Agreement provides that some or all of the Company's Series B Non-Voting Common Stock will be subject to forfeiture upon a change of control of the Company, an initial public offering of its shares or other similar events (each, a "Trigger Event"), with the precise number of shares forfeited to be determined on a sliding scale based on the value of the Company's common equity at the date of the Trigger Event in relation to certain value targets at various dates in the future. Under this arrangement, the higher the value of the Company at the date of the Trigger Event, the more shares of Series B Non-Voting Common Stock Mr. and Mrs. Snukal and Mr. Scott will retain.

  STOCK TRANSFER RESTRICTIONS AND RIGHTS. The Stockholders Agreement provides for certain transfer restrictions on securities of the Company. The stockholders of the Company who are members of management may not transfer their securities until four years after the consummation of the Tender Offer, except for certain transfers in connection with estate planning, provided that Mr. Snukal may transfer his securities earlier if the Company terminates his employment without cause. See "--Employment Agreements". The Company and certain stockholders have a right of first refusal on transfers of Company securities by a stockholder, other than estate planning transfers by management, transfers by Heritage and certain transfers to affiliates. If Heritage transfers its securities, other than to its partners, the other stockholders will have the right to participate on a pro rata basis with Heritage in such transfers. Heritage will also have the right to require all other stockholders to transfer a pro rata portion of their shares in a transaction in which Heritage transfers its shares. For example, on the one hand, if Heritage decides to sell half of its shares to a third party (other than one of its partners), each of the other stockholders will have the right also to sell half of their shares to the same third party; on the other hand, if a third party wants to buy half of the Company, and Heritage is willing to sell only half of its shares to this third party, then Heritage can require each other stockholder to sell half of his shares to the same third party.

  OTHER. The Stockholders Agreement also (i) provides stockholders with pre-emptive rights in the event of certain future issuances of securities by the Company, (ii) restricts the ability of the Company to issue shares of capital stock having rights senior or on par with those of the Series A Preferred Stock and of the Company's subsidiaries to issue shares of capital stock while any shares of Series A Preferred Stock are outstanding, unless the Company is in compliance with certain financial tests, (iii) limits the amounts of dividends or distributions which the Company may pay with respect to its common stock while the Series A Preferred Stock remains outstanding, and (iv) includes a mechanism to convert all existing shares of common stock into a single series of common stock upon an initial public offering of the Company. The agreement will terminate upon the consummation of an initial public offering by the Company.

EMPLOYMENT AGREEMENTS

  On March 27, 1998, the Company entered into employment agreements with Mr. Snukal, Mrs. Snukal and Mr. Scott.

  Each employment agreement provides a term of employment of five years, which will automatically renew for up to five additional one-year terms unless either the Company or the respective employee provides prior written notice of termination to the other party, and specifies a base salary, a bonus range and a package of benefits. Mr. Snukal is employed as Chief Executive Officer, Mrs. Snukal is employed as Executive Vice President and Mr. Scott is employed as Chairman of the Company. The employment agreements provide base salaries for the year ending March 1999 as follows: William C. Scott--$450,000; Robert M. Snukal--$500,000; and Sheila Snukal--$225,000. Such base salaries will be subject to cost of living adjustments for each subsequent year. The employment agreements provide for annual bonuses, based upon the achievement of certain financial targets, of up to the following amounts for the year ending March 1999 and each subsequent year: William C. Scott--$350,000; Robert M. Snukal-- $500,000; and Sheila Snukal--$125,000.

  Each employment agreement provides for termination of employment at any time by the Company with or without cause or in the event of the death or disability of the employee. Each of the employment agreements also provides for severance pay upon termination by the Company without cause (other than for death or disability). The Company must pay the employee his or her base salary as in effect prior to any such termination for the duration of the employee's scheduled employment term (plus an additional $25,000 annually in the case of such termination of both Mr. and Mrs. Snukal and, in the case of Mr. Scott, less an amount, if any, he is then due under the Summit Special Severance Plan adopted by Summit in connection with the Merger). If Mr. Snukal is terminated without cause, Mrs. Snukal may, at her option, deem her employment to have been terminated without cause and receive the severance referred to in the preceding sentence. No severance will be payable in the event of a termination of employment as a result of death, disability or retirement, or a termination by the employee without good reason or by the Company with cause.

  Under the employment agreements, each of Mr. and Mrs. Snukal and Mr. Scott agree not to compete with the Company for the greater of five years after the date of such agreements or three years after termination of employment, subject to certain exceptions. In addition, each of Mr. and Mrs. Snukal and Mr. Scott agree that, for the greater of five years after the date of the employment agreement or two years after termination, he or she will not solicit (i) any person who is, or was within the one-year period immediately prior to termination of the employee's employment with the Company, employed by, a consultant to or associated with the Company or (ii) a recent (within two years) client, customer or supplier to the Company.

MANAGEMENT EQUITY INCENTIVE PLANS

  The Company intends to adopt one or more management equity incentive plans to attract, retain and incentivize its management and employees. These plans may include a stock option plan to make stock options available to employees (other than Mr. Scott and Mr. Snukal), directors and consultants.

Stock options granted may be qualified or non-qualified. The Company expects that vesting of stock options may be subject to certain conditions, including achievement of Company and individual performance objectives. In addition, these plans may include a restricted stock plan providing for the grant of restricted stock that would be subject to vesting based on the achievement of operating and financial goals.

DIRECTOR COMPENSATION

  Directors of the Company do not currently receive compensation from the Company for their service in such capacity.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding ownership of the voting common stock of the Company by (i) each person who beneficially owns more than 5% of the outstanding shares of the Company's voting common stock, (ii) each director of the Company, (iii) each of the executive officers of the Company and (iv) each of the directors and executive officers of the Company as a group. Each of the following stockholders has sole voting and investment power with respect to shares beneficially owned by such stockholder, except to the extent that authority is shared with spouses under applicable law or as otherwise noted.

                                                             NUMBER    PERCENT
                            NAME                          OF SHARES(1) OF CLASS
                            ----                          ------------ --------
   Heritage Fund II, L.P.(2).............................   537,486      50.2%
   Michel Reichert(2)....................................   537,486      50.2
   Michael F. Gilligan(2)................................   537,486      50.2
   Peter Z. Hermann(2)...................................   537,486      50.2
   Mark J. Jrolf(2) .....................................   537,486      50.2
   Robert M. Snukal(3)...................................   149,484      14.0
   Sheila S. Snukal(3)...................................   149,484      14.0
   Goldman, Sachs & Co.(4)...............................    79,032       7.4
   GS Private Equity Partners, L.P.(4)...................    79,032       7.4
   GS Private Equity Partners Offshore, L.P.(4)..........    79,032       7.4
   PMI Mezzanine Fund, L.P.(5)...........................    59,275       5.5
   Baylor Health Care System(6) .........................    54,999       5.1
   William C. Scott(7)...................................    31,357       2.9
   Keith Abrahams(8).....................................    16,588       1.6
   All directors and executive officers as a group (10
    persons).............................................   734,915      68.6

--------
(1) Number of shares represents the number of shares of Series A Common Stock and Series C Common Stock, which comprise all of the Company's voting stock. It does not include the Series A Preferred Stock and Series B Non-Voting Common Stock. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date.

(2) The address of such stockholder is c/o Heritage Partners, Inc., 30 Rowes Wharf, Boston, MA 02110. The shares shown as beneficially owned by Mr. Reichert, Mr. Gilligan, Mr. Hermann and Mr. Jrolf represent 525,633 shares and warrants to purchase 11,853 shares owned of record by Heritage. Each of such persons, through one or more intermediaries may be deemed to control the voting and disposition of the securities owned by Heritage, and accordingly may be deemed to have shared voting and investment power with respect to all shares held by Heritage. However, each of such persons disclaims beneficial ownership of the securities held by Heritage. Heritage has a proxy to vote an additional 474,367 shares held by other stockholders, representing 44.2% of the Company's voting stock, except with respect to matters the effect of which on such other stockholders differs materially and adversely from the effect on Heritage. Heritage, Mr. Reichert, Mr. Gilligan, Mr. Hermann and Mr. Jrolf disclaim beneficial ownership of such shares.

(3) The address of such stockholder is c/o Fountain View, Inc., 11900 Olympic Boulevard, Suite 680, Los Angeles, CA 90064. The shares shown as beneficially owned by Mr. Snukal and by Mrs. Snukal represent an aggregate of 149,484 shares owned jointly by them, and as to which they have shared voting and investment power. Mr. and Mrs. Snukal also own an aggregate of 62,599 shares of the Company's Series B Non-Voting Common Stock.

(4) The address of such stockholder is c/o Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004. Shares shown as beneficially owned by Goldman, Sachs & Co., GS Private Equity Partners, L.P. and GS Private Equity Partners Offshore, L.P. represent 53,393 shares owned of record by GS Private Equity Partners, L.P. and 25,639 shares owned of record by GS Private Equity Partners Offshore, L.P. Each of GS Private Equity Partners, L.P. and GS Private Equity Partners Offshore, L.P. is an affiliate of Goldman, Sachs & Co. and each of such entities disclaims beneficial ownership of the other entity's securities. Goldman, Sachs & Co. disclaims beneficial ownership of the securities owned by such entities.

(5) The address of such stockholder is c/o Pacific Mezzanine Group, 610 Newport Center Dr., Suite 1100, Newport Beach, CA 92660.

(6) The address of such stockholder is 3500 Gaston Avenue, Suite 150, Dallas, TX 75246.

(7) Mr. Scott also owns an aggregate of 51,603 shares of the Company's Series B Non-Voting Common Stock.

(8) The address of such stockholder is c/o Fountain View, Inc., 11900 Olympic Blvd., Suite 680, Los Angeles, CA 90064. Shares shown as beneficially owned by Mr. Abrahams include 8,294 shares owned by Stacy Abrahams, his wife.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INVESTMENT AGREEMENT

  The Company and Robert Snukal, Sheila Snukal, William Scott, Heritage Fund II, L.P., Heritage Investors II, L.L.C., Heritage Fund II Investment Corporation, HFV Holdings, LLC, Nassau Capital Partners II L.P., NAS Partners I LLC, Paribas North America, Inc., Phoenix Home Life Mutual Insurance Company, PMI Mezzanine Fund, L.P., GS Private Equity Partners, L.P., GS Private Equity Partners Offshore, L.P. and Sutro Investment Partners V, LLC (collectively, the "Investors") entered into an Investment Agreement dated March 27, 1998, providing for the issuance by the Company to such stockholders of an aggregate of 15,000 shares of Series A Preferred Stock, 668,065 shares of Series A Common Stock, 114,202 shares of Series B Common Stock and a warrant to purchase 71,119 shares of Series C Common Stock. These securities were issued immediately prior to the consummation of the Tender Offer (other than the Series A Preferred Stock, the warrant and certain shares issued to Mr. Scott, which were issued promptly after the Merger). The Investment Agreement specifies the consideration paid by the Investors for the issuance of such Company securities, which includes (i) a new cash investment in an aggregate amount of approximately $82 million, (ii) in the case of Heritage, Mr. Snukal and Mrs. Snukal, the exchange of previously-held stock of Fountain View, and (iii) in the case of Mr. Scott, the issuance by him to the Company of a limited recourse promissory note in the amount of $2,530,600, with an interest rate of 5.7%, due and payable on the earlier to occur of (A) April 15, 2007, or (B) the sale by Mr. Scott of the 20,000 shares of the Company's common stock pledged as security for the note; the Company has recourse for the payment of up to $1,012,240 of the principal amount of the note. Pursuant to the terms of the Investment Agreement, Heritage made an additional cash investment of $2.6 million for the purchase of the shares of Series A Preferred Stock and the warrants for shares of Series C Common Stock. On May 4, 1998, Baylor and Buckner purchased certain shares of the Company's Series A Preferred Stock and a portion of the warrants to purchase Series C Preferred Stock from Heritage and signed a supplemental signature page agreeing to become parties to the Investment Agreement. See "Prospectus Summary--The Financings" and "--Recent Developments".

THE CERTIFICATE OF INCORPORATION

  In connection with the Transactions, on March 27, 1998 and May 6, 1998, the Company amended its certificate of incorporation to provide that its authorized capital stock consists of (a) 3,000,000 shares of Common Stock designated as follows: (i) 1,500,000 shares of Series A Common Stock, (ii) 200,000 shares of Series B Non-Voting Common Stock, (iii) 1,300,000 shares of Series C Common Stock and (b) 1,000,000 shares of Preferred Stock, 200,000 of which are designated Series A Preferred Stock. The shares of Series A Preferred Stock are subject to mandatory redemption upon an underwritten initial public offering of the Company's common stock or after May 1, 2010. The certificate of incorporation further provides that, on liquidation of the Company, the holders of Series A Preferred Stock are entitled to receive a liquidation payment. After such payment, the assets of the Company will be divided ratably among the holders of (i) the Series A Common Stock and the Series B Non-Voting Common Stock, on the one hand, and (ii) the holders of the Series C Common Stock, on the other, based on the relative number of shares of Common Stock outstanding and held by such holders, provided that the aggregate number of outstanding shares of Series A Common Stock and Series B Non-Voting Common Stock shall be deemed to be 1,114,202, or, if different, shall be deemed to be the number of shares of Series A Common Stock and Series B Non-Voting Common Stock then outstanding plus any shares of Series B Non-Voting Common Stock previously outstanding but forfeited pursuant to the Stockholders Agreement. All amounts distributable among the Series A Common Stock and the Series B Non-Voting Common Stock will be divided as follows, to the extent of available proceeds: (A) first, each share of Series A Common Stock will receive $126.53 plus a 22% internal rate of return thereon calculated from March 27, 1998 (the "Series A Common Stock Preference"); (B) second, each share of Series B Non-Voting Common Stock will receive an amount equal to the Series A Common Stock Preference; and (C) third, the remaining assets will be distributed ratably among the Series A Common Stock and the Series B Non-Voting Common Stock.

  The March 27 amendment to the Company's certificate of incorporation also provides that all shares of Company stock outstanding prior to the amendment were reclassified into an aggregate of 331,935 shares of Series A Common Stock.

REGISTRATION RIGHTS AGREEMENT

  The Company and its stockholders entered into a Registration Rights Agreement (the "Investor Registration Rights Agreement") on March 27, 1998 concurrently with the consummation of the Tender Offer. The Investor Registration Rights Agreement provides that Heritage has the right to require the Company on two occasions to effect the registration of the Company's common stock held by it under the Securities Act and Mr. and Mrs. Snukal have the right to cause the Company to effect one demand registration, each at the Company's expense and subject to certain conditions. Mr. Scott has the right to request inclusion of the Company common stock held by him in any such registrations. In addition, all holders of Registrable Securities (as defined in the Investor Registration Rights Agreement) are entitled to request the inclusion of any shares of common stock of the Company in any registration statement at the Company's expense whenever the Company proposes to register any of its common stock under the Securities Act. However, the underwriter managing any such offering or any offering effected pursuant to a demand registration may reduce the number of shares included therein.

PAYMENTS TO CERTAIN STOCKHOLDERS

  SUMMIT EXECUTIVE INCENTIVE PLAN FOR MR. SCOTT. Mr. Scott was the beneficiary of an Executive Incentive Plan maintained by Summit. Under the terms of this plan, which was amended by Summit prior to the signing of the Merger Agreement, Mr. Scott received a cash payment from Summit at the effective time of the Merger of approximately $1,275,000.

  REDEMPTION OF MR. SCOTT'S SUMMIT STOCK OPTIONS. Under the Summit Stock Option Plan, which terminated at the effective time of the Merger, Mr. Scott received in cash from Summit the net value of his options to purchase Summit Shares, which equalled $749,125. Mr. Scott held options to acquire 300,000 Summit Shares.

  BONUS TO MR. SCOTT FROM THE COMPANY. At the effective time of the Merger, the Company paid Mr. Scott a bonus equal to $550,000 to partially cover the tax cost he will incur upon redemption of his stock options described in the preceding paragraph. The amount of the bonus was calculated not to exceed the tax benefit which Summit realized as a result of the payments of those amounts.

  BONUS TO MR. SCOTT FROM SUMMIT. At the effective time of the Merger, Summit paid Mr. Scott a $100,000 bonus.

  REINVESTMENT BY MR. SCOTT. The entire net after-tax proceeds of the foregoing payments to Mr. Scott were invested by Mr. Scott in securities of the Company under the terms of the Investment Agreement.

  PAYMENT TO HERITAGE PARTNERS MANAGEMENT COMPANY, INC. At the effective time of the Merger, the Company paid Heritage Partners Management Company, Inc., a fee of $3 million in connection with the Transactions.

PRE-TRANSACTION ARRANGEMENTS

 FOUNTAIN VIEW EQUITY TRANSACTIONS

  Prior to August 1, 1997, each of the corporations which is now a subsidiary of Fountain View (other than Summit and its subsidiaries) was owned directly by Mr. and Mrs. Snukal. On July 24, 1997, each of those corporations entered into a Stock Purchase and Contribution Agreement (the "1997 Agreement") with Mr. and Mrs. Snukal, Heritage and Fountain View providing for the recapitalization of Fountain View, the issuance of stock of Fountain View to Heritage and the restructuring of the ownership of the various corporations so that all of them became wholly-owned subsidiaries of Fountain View. In addition, under the terms of the 1997 Agreement, Mr. and Mrs. Snukal received cash payments from the investments by Heritage and loans from a senior lender in the aggregate amount of $43.7 million.

  The 1997 Agreement contained certain representations, warranties and covenants, and provided for Mr. and Mrs. Snukal to indemnify Heritage and Fountain View for varying amounts.

  The transactions contemplated by the 1997 Agreement were consummated on August 1, 1997. From August 1, 1997, until the closing of the purchase of Summit Shares in the Tender Offer, Fountain View's Board of Directors has consisted and will consist of three nominees of Mr. and Mrs. Snukal and two nominees of Heritage. For additional information with respect to the Fountain View Equity Transactions, see Note 3 to the audited financial statements of Fountain View included elsewhere in this Prospectus.

 RELATED PARTY LEASES

  Fountain View leases four SNFs from Mr. and Mrs. Snukal under leases entered into on August 1, 1997 pursuant to the 1997 Agreement. These facilities are Fountainview Convalescent Hospital in Los Angeles, California, Montebello Convalescent Hospital in Montebello, California, Rio Hondo Nursing Center in Montebello, California and Sycamore Park Convalescent Hospital in Los Angeles, California. Each lease is for a term of 20 years. The annual rent for the year ending July 31, 1998 for each of these facilities is as follows: Fountainview Convalescent Hospital--$360,000; Montebello Convalescent Hospital--$360,000; Rio Hondo Nursing Center--$720,000; and Sycamore Park Convalescent Hospital-- $324,000. The leases contain rent escalation clauses based on increases in the consumer price index. Fountain View believes the terms of these leases to be at fair market value.

 TWIN MED

  Mrs. Snukal owns approximately 33% of the outstanding equity of Twin Med, Inc. ("Twin Med"), a supplier of disposable products to long-term care facilities. Twin Med is one of Fountain View's and Summit's suppliers. Average monthly payments by Fountain View and Summit to Twin Med are approximately $50,000 to $70,000 in the aggregate.

                       DESCRIPTION OF OTHER INDEBTEDNESS

NEW CREDIT FACILITY

  GENERAL. The Company entered into a credit facility with Bank of Montreal ("BMO") that provides Fountain View with financing in the aggregate amount of up to $115 million. The following summary of the material provisions of the New Credit Facility does not purport to be complete, and is subject to, and qualified in its entirety by reference to, (i) the Credit Agreement dated as of April 16, 1998 among Fountain View, the Banks party thereto and BMO, as Agent and (ii) the Loan Documents referenced therein.

  While BMO committed to fund the entire amount of the credit facilities described in the Summary of Terms, subject to the conditions described therein, BMO has formed a syndicate to participate in the New Credit Facility, and in the future may add financial institutions and other investors (collectively with BMO, the "Lenders") to such syndicate, who shall be reasonably acceptable to Fountain View, to join with BMO in providing the financing. BMO will act as agent for the Lenders (the "Agent"). The New Credit Facility commitments of the Lenders, which, after syndication, will be several and not joint, were allocated among (i) a $30 million revolving credit facility (the "Revolving Credit Facility"), with a $4 million sublimit for letters of credit (with BMO as the issuing bank), and (ii) one or more term loan facilities in an aggregate amount of up to $85.0 million (collectively, the "Term Loan Facility"). The proceeds of the New Credit Facility were used to refinance certain indebtedness incurred by Fountain View in connection with the Tender Offer and the Merger, to refinance certain indebtedness of Summit, to pay fees and expenses incurred in connection with the Transactions (not to exceed $28 million) and to fund working capital and capital expenditure needs of the Company and its subsidiaries and for other general corporate purposes.

  MATURITY AND PREPAYMENT. The Revolving Credit Facility will mature on April 16, 2004. The Term Loan Facility will be payable in installments with a final maturity on March 31, 2004. The Term Loan amortization schedule is as follows: year 1--$0; year 2--$5,000,000; year 3--$10,000,000; year 4--$20,000,000; year
5--$22,500,000; and year 6--$27,500,000. The New Credit Facility is also subject to mandatory prepayment out of the net cash proceeds of certain asset sales, issuances of equity, subordinated debt (excluding the Notes offered hereby) or senior debt securities, as well as out of 85% of excess cash flow if a specified leverage ratio is exceeded. Prepayments will be applied to reduce the Term Loan Facility.

  REPRESENTATIONS AND WARRANTIES. The credit documents relating to the New Credit Facility contain customary representations and warranties, including with respect to corporate status; corporate power, authority and enforceability; no violation of law, contracts or organizational documents; no material litigation; correctness of specified financial statements and no material adverse change; no required governmental or third party approvals; use of proceeds and compliance with margin regulations; status under the Investment Company Act of 1940; the Employment Retirement Income Security Act of 1974, as amended ("ERISA"); environmental matters; perfected liens and security interests; and payment of taxes.

  COVENANTS. The credit documents contain usual and customary covenants, including covenants with respect to delivery of financial statements and other reports; compliance with laws; payment of taxes; maintenance of insurance; limitations on liens; limitations on future mergers, consolidations, joint ventures and partnerships; prohibitions on sale of all or a substantial part of the Company's assets; limitations on the incurrence of debt; limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt; limitations on investments and acquisitions; limitations on capital expenditures; compliance with ERISA; limitations on transactions with affiliates; and a negative pledge, with certain exceptions, for equipment financing. The credit documents also contain certain financial covenants, including a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum net worth test.

  INTEREST AND FEES. Pursuant to the terms of New Credit Facility, Fountain View may elect to have the interest rate on loans outstanding under the Revolving Credit Facility and loans outstanding under the Term Loan Facility bear interest at the LIBOR or the applicable alternate base rate (defined as the higher of the federal funds rate plus 0.50% or BMO's base rate), in each case plus an applicable margin which will vary between 1.75% and 2.75% for LIBOR loans and between 0.75% and 1.75% for alternate base rate loans, depending upon the ratio of the sum of Fountain View's total funded debt plus a multiple of its operating rents to EBITDAR. During the continuance of an event of default, a default interest rate equal to 2.00% above the rate otherwise in effect shall apply. The Company will pay a commitment fee of 0.50% on the unused portion of the Revolving Credit Facility. The Company will also pay BMO, as Agent, a customary annual administration fee.

  EVENTS OF DEFAULT; REMEDIES. The New Credit Facility contains customary events of default, including with respect to nonpayment of principal, interest, fees or other amounts; violation of covenants; inaccuracy of representations and warranties; cross-default to other material agreements and indebtedness; bankruptcy; material judgments; ERISA; and actual or asserted invalidity of any loan documents or security interest.

  INDEMNIFICATION. Under the New Credit Facility, the Company will indemnify the Lenders from and against all losses, liabilities, claims, damages or expenses relating to their loans and the Company's use of loan proceeds or the commitments, including but not limited to, reasonable attorneys' fees and settlement costs.

  SECURITY AND GUARANTEES. The New Credit Facility contains a perfected first lien on all of the Company's assets, both tangible and intangible, including without limitation, cash, cash equivalents, inventory, accounts receivable, property, plant and equipment, intangibles, bank accounts, instruments, securities, contract rights and other agreements, and the stock of or other equity interests in all currently owned or to be acquired subsidiaries of the Company (other than the capital stock of Alexandria Convalescent Hospital, Inc.). The New Credit Facility is fully guaranteed by all existing and future subsidiaries of the Company. The guarantees are secured by a perfected first lien on all assets of the subsidiaries of the Company.

  BMO is an affiliate of Nesbitt Burns Securities Inc., one of the Initial Purchasers of the Notes. One of the other Lenders is Banque Paribas, an affiliate of Paribas Corporation, one of the Initial Purchasers of the Notes, and another affiliate of Paribas Corporation is a Fountain View stockholder.

CAPITAL LEASES

  In addition to the indebtedness described above, Summit is also party to seven capital leases for certain of its facilities. All of these capital leases contain purchase options and certain of these leases contain various renewal options and extend up to the year 2030. For the year ended June 30, 1997, property and equipment of Summit includes the following amounts for leases which have been capitalized (assuming the purchase options contained in these leases will be exercised):

                                                          (DOLLARS IN THOUSANDS)
                                                          ----------------------
     Land and land improvements..........................        $ 1,400
     Buildings and leasehold improvements................         21,481
     Furniture and equipment.............................          2,405
                                                                 -------
                                                                  25,286
     Less accumulated amortization.......................          2,070
                                                                 -------
                                                                 $23,216
                                                                 =======

  The minimum rental payments for the next five years under noncancellable capital leases (including purchase options when expected to be exercised) that have initial or remaining lease terms in excess of one year as of the year ended June 30, 1997 are $3,321,000, $4,634,000, $4,297,000, $350,000 and
$350,000 for 1998, 1999, 2000, 2001 and 2002, respectively.

                              THE EXCHANGE OFFER

GENERAL

  The Company hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal (which together constitute the Exchange Offer), to exchange up to $120.0 million aggregate principal amount of Exchange Notes for a like aggregate principal amount of Outstanding Notes properly tendered on or prior to the Expiration Date and not withdrawn as permitted pursuant to the procedures described below. The Exchange Offer is being made with respect to all of the Outstanding Notes; the total aggregate principal amount of Outstanding Notes and Exchange Notes will in no event exceed $120.0 million.

  The summary herein of material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which will be available upon request of the Company.

PURPOSE OF THE EXCHANGE OFFER

  On April 16, 1998, the Company issued $120.0 million aggregate principal amount of Outstanding Notes. The issuance of the Outstanding Notes was not registered under the Securities Act in reliance upon exemptions provided in Rule 144A and Regulation S under the Securities Act.

  The Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement on the Closing Date. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed to use commercially reasonable efforts to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors will offer the Exchange Notes (which will have terms substantially identical in all material respects to the Outstanding Notes), including the Existing Guarantees (the "Exchange Notes") (except that the Exchange Notes will not contain terms with respect to transfer restrictions). If (i) the Company and the Guarantors are not required to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Transfer Restricted Securities notifies the Company within 20 days after the Exchange Offer has been consummated (A) that it is prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (C) that such Holder is a broker-dealer and holds Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors will use commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Existing Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 60th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement or
(2) the 60th day after the date on which the Company receives notice from a Holder of Transfer Restricted Securities as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall provide certain information to the Company. The Company and the Guarantors will use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 135th day after the obligation to file the Shelf Registration Statement arises. For purposes of the foregoing, "Transfer Restricted Securities" means each Note until the earliest of (i) the date on which such Note is exchanged in the Exchange Offer and the Note for which it is exchanged is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, or (iii) the date on which such Note is permitted to be distributed to the public pursuant to Rule 144 under the Securities Act or by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of a copy of this prospectus).

  The Registration Rights Agreement provided that unless the Exchange Offer were not permissible under applicable law or Commission policy (i) the Company and the Guarantors would cause to be filed an Exchange Offer Registration Statement with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, (ii) the Company and the Guarantors would use commercially reasonable efforts to cause the Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date,
(iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit the Exchange Offer to be consummated, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Company is entitled to suspend the effectiveness of any Shelf Registration Statement for certain limited periods under certain prescribed circumstances. If (a) any of the Registration Statements required by the Registration Rights Agreement is not filed with the Commission on or prior to the date specified for such filing; (b) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness; (c) an Exchange Offer Registration Statement becomes effective but the Company and the Guarantors fail to consummate the Exchange Offer within 30 business days thereafter with respect to the Exchange Offer Registration Statement; or (d) subject to certain exceptions, the Shelf Registration Statement or the Exchange Offer Registration Statement is filed and is declared effective but thereafter ceases to be effective or fails to be usable for its intended purpose prior to the expiration of the time period specified in the Registration Rights Agreement without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (a) through (d) above, a "Registration Default", and each period during which a Registration Default has occurred and is Continuing, a "Registration Default Period"), the Company and Guarantors jointly and severally agree that the liquidated damages ("Liquidated Damages"), in addition to the base interest that would otherwise accrue on the Transfer Restricted Securities, shall accrue at a per annum rate of 0.25% of the aggregate principal amount of such Transfer Restricted Securities for the first 90 days of the Registration Default Period, increasing by 0.25% per annum every 90 days up to a maximum of 1.0% per annum until such Registration Default has been cured. All accrued Liquidated Damages will be paid by the Company to the Record Holders by wire transfer of immediately available funds or by federal funds check on each interest payment date at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease immediately.

  Holders of such Notes will be required to make certain representations to the Company and the Guarantors (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire at 5:00 P.M., New York City time, on October 13, 1998, unless the Company, in its sole discretion, has extended the period of time (as described below) for which the Exchange Offer is open (such date, as it may be extended, is referred to herein as the "Expiration Date"). The Expiration Date will be at least 20 business days after the commencement of the Exchange Offer (or longer if required by applicable law). The Company expressly reserves the right, at any time or from time to time, to extend the period of time during which the Exchange Offer is open, and thereby delay acceptance for exchange of any Outstanding Notes by giving oral notice (confirmed in writing) or written notice to the Exchange Agent (as defined herein) and by giving written notice of such extension to the holders thereof or by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release through the Dow Jones News Service, in each case, no later than 9:00 A.M. New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time. During any such extension, all Outstanding Notes previously tendered will remain subject to the Exchange Offer.

  In addition, the Company expressly reserves the right to terminate or amend the Exchange Offer and not to accept for exchange any Outstanding Notes not theretofore accepted for exchange upon the occurrence of any of the events specified below under "-- Certain Conditions to the Exchange Offer". If any such termination or amendment occurs, the Company will notify the Exchange Agent and will either issue a press release or give oral or written notice to the holders of the Outstanding Notes as promptly as practicable.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

  The tender to the Company of Outstanding Notes by a holder thereof as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal.

  A holder of Outstanding Notes may tender the same by (i) properly completing and signing the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) and delivering the same, together with the certificate or certificates representing the Outstanding Notes being tendered, if any, and any required signature guarantees, to the Exchange Agent at its address set forth below on or prior to 5:00 p.m., New York City time, on the Expiration Date (or complying with the procedure for book-entry transfer described below) or (ii) complying with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF OUTSTANDING NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, OR AN OVERNIGHT OR HAND DELIVERY SERVICE, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO INSURE TIMELY DELIVERY. NO OUTSTANDING NOTES OR LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE COMPANY.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Outstanding Notes surrendered for exchange pursuant thereto are tendered (i) by a registered holder of the Outstanding Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution (as defined herein). In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a participant in a recognized signature guaranty medallion program (each an

"Eligible Institution"). If Outstanding Notes are registered in the name of a person other than a signer of the Letter of Transmittal, the Outstanding Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

  The Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Outstanding Notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of Outstanding Notes by causing such book-entry transfer facility to transfer such Outstanding Notes into the Exchange Agent's account with respect to the Outstanding Notes in accordance with the book-entry transfer facility's procedures for such transfer. Although delivery of Outstanding Notes may be effected through book-entry transfer in the Exchange Agent's account at the book-entry transfer facility, an appropriate Letter of Transmittal with any required signature guarantee and other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

  If a holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or Outstanding Notes to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its address or facsimile number set forth below on or prior to the Expiration Date a letter, telegram or facsimile from an Eligible Institution setting forth the name and address of the tendering holder, the name in which the Outstanding Notes are registered and, if possible the certificate number or numbers of the certificate or certificates representing the Outstanding Notes to be tendered, and stating that the tender is being made thereby and guaranteeing that within three business days after the Expiration Date the Outstanding Notes in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility), will be delivered by such Eligible Institution together with a properly completed and duly executed Letter of Transmittal (and any other required documents). Unless Outstanding Notes being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents), the Company may, at its option, reject the tender. Copies of a Notice of Guaranteed Delivery which may be used by an Eligible Institution for the purposes described in this paragraph are available from the Exchange Agent.

  A tender will be deemed to have been received as of the date when (i) the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the book-entry transfer facility) is received by the Exchange Agent, or (ii) a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) from an Eligible Institution is received by the Exchange Agent. Issuances of Exchange Notes in exchange for Outstanding Notes tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Outstanding Notes. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Outstanding Notes tendered for exchange will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the right to reject any and all tenders of any particular Outstanding Notes not properly tendered or reject any particular shares of Outstanding Notes the acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The

Company also reserves the absolute right to waive any defects or irregularities or condition of the Exchange Offer as to any particular Outstanding Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Outstanding Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes for exchange must be cured within such time as the Company shall determine. Neither the Company nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes for exchange, nor shall any of them incur any liability for failure to give such notification.

  If the Letter of Transmittal or any Outstanding Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, proper evidence satisfactory to the Company of their authority to so act must be submitted.

  By tendering, each holder that is not a broker-dealer or is a broker-dealer but is not receiving Exchange Notes for its own account will represent to the Company that the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of such holder's business, that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes and that such holder is not an "affiliate" of the Company as defined in Rule 405 under the Securities Act or, if it is an affiliate, such holder will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable. Each broker-dealer that is receiving Exchange Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making or other trading activities will represent to the Company that it will deliver a prospectus in connection with any resale of such Outstanding Notes. In addition, the Letter of Transmittal requires each holder to represent and warrant that (a) the holder accepts the terms and conditions of the Exchange Offer, (b) the holder has a net long position within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4") equal to or greater than the principal amount of Outstanding Notes being tendered, (c) the tender of such Outstanding Notes complies with Rule 14e-4 (to the extent that Rule 14e-4 is applicable to such exchange), (d) the holder has full power and authority to tender, exchange, assign and transfer the Outstanding Notes being tendered, and (e) when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right.

  In addition, the Company reserves the right in its sole discretion to (a) purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "--Certain Conditions to the Exchange Offer", to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date. For a withdrawal to be effective, a written notice of withdrawal sent by letter, telegram or facsimile must be received by the Exchange Agent at any time prior to 5:00 p.m., New York City time, on the business day prior to the Expiration Date at its address or facsimile number set forth below. Any such notice of withdrawal must (i) specify the name of the person having tendered the Outstanding Notes to be withdrawn (the "Depositor"), (ii) identify the

Outstanding Notes to be withdrawn (including the certificate number of numbers of the certificate or certificates representing such Outstanding Notes and the aggregate principal amount of such Outstanding Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Outstanding Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Transfer Agent with respect to the Outstanding Notes to register the transfer of such Outstanding Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Outstanding Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Outstanding Notes so withdrawn are validly retendered. Any Outstanding Notes which have been tendered but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after such withdrawal. Properly withdrawn Outstanding Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering Outstanding Notes" at any time prior to the Expiration Date.

ACCEPTANCE OF OUTSTANDING NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

  Upon satisfaction or waiver of all of the conditions to the Exchange Offer, the Company will accept, promptly after the Expiration Date, all Outstanding Notes properly tendered and will issue the Exchange Notes promptly after acceptance of the Exchange Offer. See "-- Certain Conditions to the Exchange Offer" below. For purposes of the Exchange Offer, the Company will be deemed to have accepted properly tendered Outstanding Notes for exchange when the Company has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuance of the Exchange Notes in exchange for Outstanding Notes pursuant to the Exchange Offer will be made only after timely receipt by the Company of such Outstanding Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Outstanding Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, such unaccepted Outstanding Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the rejection of such tender or the expiration or termination of the Exchange Offer.

UNTENDERED OUTSTANDING NOTES

  Holders of Outstanding Notes whose Outstanding Notes are not tendered or are tendered but not accepted in the Exchange Offer will continue to hold such Outstanding Notes and will be entitled to all the rights and preferences and subject to the limitations applicable thereto. Following consummation of the Exchange Offer, the holders of Outstanding Notes will continue to be subject to the existing restrictions upon transfer thereof and, except as provided herein, the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Outstanding Notes held by them. To the extent that Outstanding Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Outstanding Notes could be adversely affected.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or issue Exchange Notes in exchange for, any Outstanding Notes, and may terminate or amend the Exchange Offer, if at any time before the acceptance of such Outstanding Notes for exchange, any of the following events shall occur:

    (A) an injunction, order or decree shall have been issued by any court or governmental agency that would prohibit, prevent or otherwise materially impair the ability of the Company to proceed with the Exchange Offer; or

    (B) there shall occur a change in the current interpretation of the staff of the Commission which current interpretation permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for the Outstanding Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than (i) a broker-dealer who purchases such Exchange Notes directly from the Company to resell pursuant to Rule 144A, Regulation S or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of Exchange Notes.

  The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

  If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Outstanding Notes and return any Outstanding Notes that have been tendered to the holders thereof,
(ii) extend the Exchange Offer and retain all Outstanding Notes tendered prior to the Expiration Date, subject to the rights of such holders of tendered shares of Outstanding Notes to withdraw their tendered Outstanding Notes, or
(iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Outstanding Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Outstanding Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Outstanding Notes, if the Exchange Offer would otherwise expire during such period.

  In addition, the Company will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for any such Outstanding Notes, if at any time any stop order shall be threatened by the Commission or in effect with respect to the Registration Statement.

  The Exchange Offer is not conditioned on any minimum principal amount of Outstanding Notes being tendered for exchange.

EXCHANGE AGENT

  State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions regarding Exchange Offer procedures and requests for additional copies of this Prospectus or the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

By Mail:
By Hand:
or Overnight Delivery:
State Street Bank and Trust Company of California, N.A.
c/o State Street Bank and Trust Company
Two International Place
Boston, MA 02110
Attention: Kellie Mullen
Re: Fountain View, Inc.

By Facsimile:
617-664-5290

Confirm by Telephone:
617-664-5587

  State Street Bank and Trust Company of California, N.A. is also the Transfer Agent for the Outstanding Notes and Exchange Notes.

SOLICITATION OF TENDERS; FEES AND EXPENSES

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The cash expenses to be incurred by the Company in connection with the Exchange Offer will be paid by the Company.

  No person has been authorized to give any information or to make any representation in connection with the Exchange Offer other than those contained in this Prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the respective dates as of which information is given herein. The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Outstanding Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the exchange of Outstanding Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Outstanding Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered, or if tendered Outstanding Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Exchange Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holders.

ACCOUNTING TREATMENT

  No gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized by the Company over the term of the Exchange Notes under generally accepted accounting principles.

                             PLAN OF DISTRIBUTION

  Based on interpretations of the staff of the Division of Corporation Finance of the Commission set forth in no-action letters issued to third parties, the Company believes that, except as described below, Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by the respective holders thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that (i) such Exchange Notes are acquired in the ordinary course of such holder's business and (ii) such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the Exchange Notes. A holder of Outstanding Notes that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or that is a broker-dealer that purchased Outstanding Notes from the Company to resell pursuant to an exemption from registration under the Securities Act (a) cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission, (b) will not be permitted or entitled to tender such Outstanding Notes in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Outstanding Notes unless such sale or transfer is made pursuant to an exemption from such requirements. In addition, any holder who tenders Outstanding Notes in the Exchange Offer with the intention or for the purpose of participating in a distribution of the Exchange Notes cannot rely on such interpretations by the staff of the Division of Corporation Finance of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing selling security holders information required by Item 507 of Regulation S-K under the Securities Act. To date, the staff of the Division of Corporation Finance of the Commission has taken the position that a broker-dealer that has acquired securities in exchange for securities that were acquired by such broker-dealer as a result of market-making activities or other trading activities may fulfill the prospectus delivery requirements with the prospectus contained in an exchange offer registration statement.

  Each holder of Outstanding Notes who wishes to exchange its Outstanding Notes for Exchange Notes in the Exchange Offer will be required to make certain representations to the Company set forth in "The Exchange Offer-- Purpose of the Exchange Offer".

  Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This Prospectus may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where such Outstanding Notes were acquired as a result of market-making activities or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that, for a period of up to 180 days after the effective date of the Registration Statement, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Risk Factors--Absence of Public Market for the Notes" and "The Exchange Offer--Procedures for Tendering Outstanding Notes".

  The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit from any such resale of Exchange Notes and any commissions or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  Subject to certain provisions set forth in the Registration Rights Agreement, for a period of 180 days after the effective date of the Registration Statement, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any participating broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay the expenses incident to the Exchange Offer, other than any discounts or commissions incurred upon the sale of the Exchange Notes. The Company will indemnify each participating broker-dealer selling Exchange Notes against certain liabilities, including liabilities under the Securities Act.

                             DESCRIPTION OF NOTES

GENERAL

  Except as otherwise indicated, the following description relates both to the Outstanding Notes issued in the Note Offering and the Exchange Notes, together with the Exchange Guarantees, to be issued in exchange for the Outstanding Notes in the Exchange Offer. The form and terms of the Exchange Notes are the same as the form and terms of the Outstanding Notes, except that the Exchange Notes have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof. The Exchange Notes will be obligations of the Company evidencing the same indebtedness as the Outstanding Notes. The Outstanding Notes were issued, and the Exchange Notes offered hereby will be issued, pursuant to an Indenture (the "Indenture") between the Company, the Guarantors and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), in a private transaction that is not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture does not purport to be complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. Copies of the proposed form of Indenture and Registration Rights Agreement are available as set forth below under "--Additional Information". The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions". For purposes of this summary, the term "Company" refers only to Fountain View, Inc. and not to any of its Subsidiaries.

  The Notes are general unsecured obligations of the Company and are subordinated in right of payment to all current and future Senior Debt. As of June 30, 1998, the Company had Senior Debt of approximately $126 million, $15 million of mandatory redeemable preferred stock and, through its Subsidiaries, would have had additional liabilities (including trade payables) aggregating approximately $71.5 million. The Indenture permits the incurrence of additional Senior Debt in the future.

  The operations of the Company are conducted through its Subsidiaries and, therefore, the Company is dependent upon the cash flow of its Subsidiaries to meet its obligations, including its obligations under the Notes. The Notes are effectively subordinated to all Indebtedness and other liabilities and commitments (including trade payables) of the Company's Subsidiaries. Any right of the Company to receive assets of any of its Subsidiaries upon the latter's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in those assets) will be effectively subordinated to the claims of that Subsidiary's creditors, except to the extent that the Company is itself recognized as a creditor of such Subsidiary, in which case the claims of the Company would still be subordinate to any security in the assets of such Subsidiary and any indebtedness of such Subsidiary senior to that held by the Company. As of June 30, 1998, the Company's Subsidiaries had approximately $24.5 million of Indebtedness, $46.9 million of trade payables and other liabilities outstanding and $15.0 million of mandatory redeemable preferred stock. See "Risk Factors--Ability of Company to Obtain Funds from Subsidiaries".

  As of the date of the Indenture, all of the Company's Subsidiaries are Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

PRINCIPAL, MATURITY AND INTEREST

  The Notes are limited in aggregate principal amount to $120.0 million and will mature on April 15, 2008. Interest on the Notes accrues at the rate of 11 1/4% per annum and will be payable semi-annually in arrears on April 15 and October 15, commencing on October 15, 1998, to Holders of record on the immediately preceding April 1 and October 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal, premium, if any, and interest and Liquidated Damages on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the respective accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York will be the office of the Trustee maintained for such purpose. The Notes will be issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

  The Company's payment obligations under the Notes are jointly and severally guaranteed by the Guarantors. The Guarantee of each Guarantor are unsecured and subordinated to the prior payment in full of all Senior Debt of such Guarantor, which as of June 30, 1998 included approximately $126 million of Senior Debt and the amounts for which the Guarantors are liable under the guarantees issued from time to time with respect to Senior Debt, including guarantees of all Obligations under the New Credit Facility. The Subsidiary Guarantees provide that the Obligations of each Guarantor thereunder are limited so as not to constitute a fraudulent conveyance under applicable law. See, however, "Risk Factors--Effect of Fraudulent Transfer Statutes on Validity of Notes and Guarantees".

  The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor under the Registration Rights Agreement and, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no Default or Event of Default exists; and (iii) except in the case of a merger of a Guarantor with or into another Guarantor or a merger of a Guarantor with or into the Company, the Company would be permitted by virtue of the Company's pro forma Fixed Charge Coverage Ratio, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the covenant described below under the caption "--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock".

  The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor (other than to the Company or another Guarantor), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor (other than to the Company or another Guarantor), then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the entity acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee and any such acquiring entity will not be required to assume any obligations of such Guarantor under the applicable Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See "Repurchase at Option of Holders--Asset Sales".

SUBORDINATION

  The payment of principal of, premium, if any, and interest on the Notes is subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Debt, whether outstanding on the date of the Indenture or thereafter incurred.

  Upon any distribution to creditors of the Company or any Guarantor in a liquidation or dissolution of the Company or any Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or any Guarantor or its property, an assignment for the benefit of creditors or any marshalling of the Company's or any Guarantor's assets and liabilities, the holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before the Holders of Notes will be entitled to receive any payment with respect to the Notes, and until all Obligations with respect to Senior Debt are paid in full, any distribution to which the Holders of Notes would be entitled shall be made to the holders of Senior Debt (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "--Legal Defeasance and Covenant Defeasance").

  The Company and the Guarantors also may not make any payment upon or in respect of the Notes or the Guarantees (except in Permitted Junior Securities or from the trust described under "--Legal Defeasance and Covenant Defeasance") if (i) a default in the payment of the principal of, premium, if any, or interest on Senior Debt occurs and is continuing beyond any applicable period of grace or (ii) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt. Payments on the Notes may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and (b) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated. No new period of payment blockage under clause (ii) above may be commenced unless and until (i) 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and
(ii) all scheduled payments of principal, premium, if any, and interest on the Notes that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

  The Indenture further requires that the Company promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

  As a result of the subordination provisions described above, in the event of a liquidation or insolvency, Holders of Notes may recover less ratably than creditors of the Company and the Guarantors who are holders of Senior Debt. The principal amount of Senior Debt outstanding at June 30, 1998 was approximately $126.0 million. The Indenture limits, subject to certain financial tests, the amount of additional Indebtedness, including Senior Debt, that the Company and its Subsidiaries can incur. See "--Certain Covenants-- Incurrence of Indebtedness and Issuance of Preferred Stock".

OPTIONAL REDEMPTION

  The Notes will not be redeemable at the Company's option prior to April 15, 2003. Thereafter, the Notes will be subject to redemption at any time or from time to time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices

(expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

      YEAR                                                            PERCENTAGE
      ----                                                            ----------
      2003...........................................................  105.625%
      2004...........................................................  103.750
      2005...........................................................  101.875
      2006 and thereafter............................................  100.000%

  Notwithstanding the foregoing, at any time prior to April 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 111.25% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the redemption date, with the net cash proceeds of one or more Public Equity Offerings by the Company; provided that at least $78.0 million in aggregate principal amount of Notes remain outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and provided, further, that such redemption shall occur within 60 days of the date of the closing of such Public Equity Offering.

SELECTION AND NOTICE

  If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any
Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

  The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

 Change of Control

  Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (the "Change of Control Payment"). Within fifteen Business Days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

  On the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Indenture will provide that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

  The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

  The New Credit Facility currently prohibits the Company from purchasing any Notes and also provides that certain change of control events, including, without limitation, a Change of Control, with respect to the Company would constitute a default thereunder. Any future credit agreements or other agreements relating to Senior Debt to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the New Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

  The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

 Asset Sales

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability and (y) in the case of any Asset Sale constituting the transfer (by merger or otherwise) of all of the Capital Stock of a Restricted Subsidiary, any liabilities (as shown on such Restricted Subsidiary's most recent balance sheet) of such Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or the Subsidiary Guarantees) that will remain outstanding after such transfer and will not be a liability of the Company or any other Restricted Subsidiary of the Company following such transfer and (z) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

  Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to repay Senior Debt, or (b) to the acquisition of a majority of the assets of, or a majority of the Voting Stock of, a Healthcare Related Business, the making of a capital expenditure or the acquisition of other long-term assets for use in a Healthcare Related Business. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes (an "Asset Sale Offer") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

 Restricted Payments

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company; (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes except a payment of interest or principal at Stated Maturity, or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

    (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

    (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under caption "--Incurrence of Indebtedness and Issuance of Preferred Stock"; and

    (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi) and (vii) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

  The foregoing provisions will not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness that is subordinated to the Notes or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of Indebtedness that is subordinated to the Notes with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend (in cash or otherwise) by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; and (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any member of the Company's (or any of its Restricted Subsidiaries') management pursuant to any management equity

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subscription agreement, stock option agreement or employment agreement;
provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; (vi) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any management equity subscription agreement, stock option agreement or employment agreement, provided that the purchase price is paid with the proceeds to the Company of key man life insurance or disability insurance policies purchased by the Company specifically to finance any such repurchase, redemption or other acquisition; or (vii) the payment of the Transaction Related Payments.

  The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant or Permitted Investments, as applicable. All such outstanding investments will be deemed to constitute Restricted Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation and
(z) the original fair market value of such Investments at the time they were made. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if such redesignation would not cause a Default.

  The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

 Incurrence of Indebtedness and Issuance of Preferred Stock

  The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock, provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock and the Company's Subsidiaries may incur Indebtedness or issue preferred stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters (excluding any fiscal quarters ending prior to July 1, 1997) for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

  The provisions of the first paragraph of this covenant will not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

    (i) the incurrence by the Company of Indebtedness and letters of credit (with letters of credit being deemed to have a principal amount equal to the stated amount thereof) and other obligations under Credit Facilities in an aggregate principal amount that does not exceed at any one time $115.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Subsidiaries to repay Indebtedness under such Credit Facilities pursuant to the covenant described above under the caption "--Asset Sales" (other than temporary paydowns pending final application of such Net Proceeds);

    (ii) the incurrence by the Company and the Guarantors of the Existing Indebtedness and the issuance of the Existing Disqualified Stock;

    (iii) the incurrence by the Company of Indebtedness represented by the Notes in an aggregate principal amount not to exceed $120.0 million;

    (iv) the incurrence by the Company or any of the Guarantors of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (iv), that does not exceed at any one time the amount of such Capital Lease Obligations, mortgage financings or purchase money obligations outstanding as of the date of the Indenture, plus $5.0 million;

    (v) the incurrence by the Company or any of the Guarantors of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph hereof or clauses (ii) or (iv) of this paragraph;

    (vi) the incurrence by the Company or any of the Guarantors of intercompany Indebtedness between or among the Company and any Guarantor; provided, however, that (i) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
  (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Guarantor thereof and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Guarantor thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Guarantor, as the case may be, that was not permitted by this clause (vi);

    (vii) the incurrence by the Company or any of the Guarantors of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding; and

    (viii) the guarantee by the Company or any of its Subsidiaries or any of the Guarantors of Indebtedness of the Company or another Guarantor that was permitted to be incurred by another provision of this covenant;

    (ix) the incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (ix), and the issuance of preferred stock by Unrestricted Subsidiaries; and

    (x) the incurrence by the Company or any of the Guarantors of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (x), not to exceed $5.0 million.

  For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued (to the extent not already included in Fixed Charges).

 Liens

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, securing Indebtedness or trade payables, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Subsidiaries

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing such Existing Indebtedness as in effect on the date of the Indenture, (b) the New Credit Facility as in effect as of the date of the Indenture, or other Credit Facilities entered into subsequent to the date of the Indenture, and in either case any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such other Credit Facilities or amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the New Credit Facility as in effect on the date of the Indenture, (c) the Indenture and the Notes, (d) applicable law, (e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases and other contracts and other contracts entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale of a Subsidiary or a substantial proportion of such Subsidiary's assets that restricts distributions by that Subsidiary pending its sale, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced,
(j) secured Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and (l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

 Merger, Consolidation, or Sale of Assets

  The Indenture provides that the Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) except in the case of a merger or consolidation of the Company with or into a Wholly Owned Restricted Subsidiary of the Company, the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, immediately after such transaction after giving pro forma effect thereto and any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock". The Indenture provides that the Company shall not lease its properties and assets substantially as an entirety to any Person.

 Transactions with Affiliates

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is

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

on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate
Transactions: (i) any employment agreement entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Restricted Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments", and (vi) Existing Affiliate Transactions.

 Sale and Leaseback Transactions

  The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if
(i) the Company could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Additional Indebtedness and Issuance of Preferred Stock", (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Asset Sales".

 Senior Subordinated Debt

  The Indenture provides that (i) the Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes, and (ii) no Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is expressly subordinate or junior in right of payment to the Senior Guarantees and senior in any respect in right of payment to the Guarantees.

 Payments for Consent

  The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

 Additional Subsidiary Guarantees

  The Indenture provides that if the Company or any of its Restricted Subsidiaries shall acquire or create another Subsidiary after the date of the Indenture, then such newly acquired or created Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an Opinion of Counsel, in accordance with the terms of the Indenture; provided, that all Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with the Indenture (i) shall not be subject to the requirements of this covenant and (ii) shall be released from all Obligations under any Guarantee, in each case for so long as they continue to constitute Unrestricted Subsidiaries.

 Reports

  The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Any materials required to be furnished to Holders of Notes by this covenant shall discuss, in reasonable detail, either on the face of the financial statements included therein or in the footnotes thereto and in any Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture); (ii) default in payment when due of the principal of or premium, if any, on the Notes (whether or not prohibited by the subordination provisions of the Indenture); (iii) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with the provisions described under the captions "--Change of Control", "--Asset Sales", "--Restricted Payments" or "--Incurrence of Indebtedness and Issuance of Preferred Stock"; (iv) failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

(vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries; and (viii) except as permitted by the Indenture, any Guarantee shall be held in any judicial proceeding to be unenforceable or invalid in any material respect or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

  If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

  In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to April 15, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to April 15, 2003, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

  The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, Liquidated Damages or premium on, or the principal of, the Notes.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest and Liquidated Damages on such Notes when such payments are due from the trust referred to below,

(ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, including, without limitation, the New Credit Facility; (vi) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

  A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and

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

transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

  The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

  Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"); (iii) reduce the rate of or change the time for payment of interest on any Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, Liquidated Damages, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration); (v) make any Note payable in money other than that stated in the Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes; (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"); or (viii) make any change in the foregoing amendment and waiver provisions. In addition, any amendment to the provisions of Article 10 of the Indenture (which relate to subordination) will require the consent of the Holders of at least 75% in aggregate principal amount of the Notes then outstanding if such amendment would adversely affect the rights of Holders of Notes.

  Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

  The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

  The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

  Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Fountain View, Inc., 11900 W. Olympic Blvd., Suite 680, Los Angeles, California 90064,
Attention: Chief Financial Officer.

BOOK-ENTRY, DELIVERY AND FORM

  The Outstanding Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A ("Rule 144A Notes"). The Outstanding Notes were also offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes"). Except as set forth below, the Outstanding Notes are issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. Notes were issued at the Closing only against payment in immediately available funds.

  Rule 144A Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Rule 144A Global Notes"). Regulation S Notes are represented by one or more Notes in registered, global form without interest coupons (collectively, the "Regulation S Global Notes" and, together with the Rule 144A Global Notes, the "Outstanding Global Notes"). The Outstanding Global Notes were deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Through and including the 40th day after the later of the commencement of the Note Offering and the Closing (such period through and including such 40th day, the "Restricted Period"), beneficial interests in the Regulation S Global Notes could be held only through the Euroclear System ("Euroclear") and Cedel, S.A. ("Cedel") (as indirect participants in DTC), unless transferred to a person that took delivery through a Rule 144A Global Note in accordance with the certification requirements described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes at any time except in the limited circumstances described below. See "--Exchanges between Regulation S Notes and Rule 144A Notes".

  Except as set forth below, the Outstanding Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Outstanding Global Notes may not be exchanged for Outstanding Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes". Except in the limited circumstances described below, owners of beneficial interests in the Outstanding Global Notes are not entitled to receive physical delivery of Certificated Notes (as defined below).

  Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) are subject to certain restrictions on transfer and bear a restrictive legend. Regulation S Notes also bear a restrictive legend. In addition, transfers of beneficial interests in the Outstanding Global Notes are subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

  The Trustee acts as Paying Agent and Registrar. The Outstanding Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

 Depository Procedures

  The following description of the operations and procedures of DTC, Euroclear and Cedel are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

  DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

  DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Outstanding Global Notes, DTC credited the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Outstanding Global Notes and (ii) ownership of such interests in the Outstanding Global Notes is shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Outstanding Global Notes).

  Investors in the Rule 144A Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations (including Euroclear and Cedel) which are Participants in such system. Investors in the Regulation S Global Notes must initially hold their interests therein through Euroclear or Cedel, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Notes through Participants in the DTC system other than Euroclear and Cedel. Euroclear and Cedel will hold interests in the Regulation S Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of Cedel. All interests in a Global Note, including those held through Euroclear or Cedel, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Cedel may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Outstanding Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

  EXCEPT AS DESCRIBED BELOW, OWNERS OF INTERESTS IN THE OUTSTANDING GLOBAL NOTES DO NOT HAVE OUTSTANDING NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF OUTSTANDING NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

  Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on an Outstanding Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Outstanding Notes, including the Outstanding Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Outstanding Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Outstanding Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Outstanding Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of the Outstanding Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Outstanding Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

  Except for trades involving only Euroclear and Cedel participants, interest in the Outstanding Global Notes are eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "--Same Day Settlement and Payment".

  Subject to any applicable transfer restrictions, transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same day funds, and transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

  Subject to compliance with the transfer restrictions applicable to the Outstanding Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Cedel participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Outstanding Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositories for Euroclear or Cedel.

  DTC has advised the Company that it will take any action permitted to be taken by a Holder of the Outstanding Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Outstanding Global Notes and only in respect of such portion of the aggregate principal amount of the Outstanding Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Outstanding Notes, DTC reserves the right to exchange the Outstanding Global Notes for legended Outstanding Notes in certificated form, and to distribute such Outstanding Notes to its Participants.

  Although DTC, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interests in the Regulation S Global Notes and in the Rule 144A Global Notes among Participants in DTC, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Exchange of Book-Entry Notes for Certificated Notes

  An Outstanding Global Note is exchangeable for definitive Outstanding Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Outstanding Global Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or
(iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Outstanding Notes. In addition, beneficial interests in an Outstanding Global Note may be exchanged for Certificated Notes upon request upon compliance with the procedures set forth in the Indenture. In all cases, Certificated Notes delivered in exchange for any Outstanding Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend, unless the Company determines otherwise in compliance with applicable law.

 Exchange of Certificated Notes for Book-Entry Notes

  Outstanding Notes issued in certificated form may not be exchanged for beneficial interests in any Outstanding Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with any appropriate transfer restrictions applicable to such Outstanding Notes.

 Exchanges Between Regulation S Notes and Rule 144A Notes

  Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in the Rule 144A Global Note only if such exchange occurs in connection with a transfer of the Outstanding Notes pursuant to Rule 144A and the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that the Outstanding Notes are being transferred to a person who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A, purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A and in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

  Beneficial interest in a Rule 144A Global Note may be transferred to a person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or Cedel.

  Transfers involving an exchange of a beneficial interest in the Regulation S Global Note for a beneficial interest in a Rule 144A Global Note or vice versa will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S Global Note and a corresponding increase in the principal amount of the Rule 144A Global Note or vice versa, as applicable. Any beneficial interest in one of the Outstanding Global Notes that is transferred to a person who takes delivery in the form of an interest in the other Outstanding Global Note will, upon transfer, cease to be an interest in such Outstanding Global Note and will become an interest in the other Outstanding Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Outstanding Global Note for so long as it remains such an interest. The policies and practices of DTC may prohibit transfers of beneficial interests in the Regulation S Global Note prior to the expiration of the Restricted Period.

 Same Day Settlement and Payment

  The Indenture requires that payments in respect of the Outstanding Notes represented by the Outstanding Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Outstanding Global Note Holder. With respect to Outstanding Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Outstanding Notes represented by the Outstanding Global Notes are expected to be eligible to trade in the PORTAL market and to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Outstanding Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any certificated Outstanding Notes will also be settled in immediately available funds.

  Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in an Outstanding Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Cedel as a result of sales of interests in an Outstanding Global Note by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following DTC's settlement date.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business consistent with past practices (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Change of Control" and/or the provisions described above under the caption "--Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity Interests of any of the Company's Restricted Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,
(iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Restricted Payments", and (iv) an exchange of facilities by the Company or a Restricted Subsidiary to the extent that such facilities are exchanged for one or more nursing centers, long-term care facilities, assisted living facilities, outpatient clinics or any other facilities or businesses that are used or useful in the provision of healthcare related services, in each case the aggregate fair market value of which is equal to or greater than the fair market value of the facilities so exchanged, as determined in good faith by the Board of Directors.

  "Attributable Debt" in respect of a sale and leaseback transaction or an operating lease in respect of a healthcare facility means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee of the property subject to such sale and leaseback transaction or operating lease in respect of a healthcare facility for net rental payments during the remaining term of the lease included in such transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

  "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

  "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with

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any lender party to the New Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i)-(v) of this definition.

  "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than one or more Principals and their Related Parties, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals and their Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than one or more Principals and their Related Parties, becomes the "beneficial owner" (as defined above), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) and the Principals and their Related Parties in the aggregate "beneficially own" (as defined above) less than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares) or, in the event the Company has consummated a Public Equity Offering, less than 20% of the Voting Stock of the Company (measured by voting power rather than number of shares), or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

  "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income, plus (v) any non-recurring expenses related to Fountain View's reorganization transactions during August 1997, plus (vi) non-recurring financing, advisory and other expenses incurred in connection with the Transactions, minus (vii) non-cash items increasing

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

such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

  "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Restricted Subsidiary thereof that is a Guarantor, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded, (v) the Net Income of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Company or one of its Subsidiaries and (vi) the Net Income of any Restricted Subsidiary shall be calculated after deducting preferred stock dividends payable by such Restricted Subsidiary to Persons other than the Company and its other Restricted Subsidiaries.

  "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments).

  "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture, (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election, or (iii) was elected to such Board of Directors pursuant to a designation made pursuant to the Stockholder Agreement, provided that at such time the Principals and their Related Parties own more than 35% of the Voting Stock of the Company.

  "Credit Facilities" means, one or more debt facilities (including, without limitation, the New Credit Facility) or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on

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

the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Indebtedness.

  "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

  "Designated Senior Debt" means (i) so long as the New Credit Facility is outstanding, any Indebtedness outstanding under the New Credit Facility, and
(ii) at any time thereafter any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt".

  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants--Restricted Payments".

  "Employment Agreement" means any of the employment agreements between the Company and William C. Scott, Robert M. Snukal or Sheila S. Snukal in effect as of the date of the Indenture.

  "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

  "Existing Affiliate Transactions" means any transaction contemplated by any of (i) the Stockholder Agreement, (ii) the Employment Agreements, (iii) the Agreement and Plan of Merger, dated as of February 6, 1998, among the Company, Summit Care Corporation, Heritage Fund II, L.P. and FV-SCC Acquisition Corp.,
(iv) the Investment Agreement, dated as of March 27, 1998, among the Company, Heritage Fund II, L.P., Heritage Investors II, L.L.C. and certain other Persons named therein, (v) the leases of the Company's Rio Hondo, Fountain View, Montebello and Sycamore Park skilled nursing facilities, between Robert
M. Snukal, Sheila S. Snukal or their affiliates and the Company, and (vi) the purchase and supply agreements between the Company or its Subsidiaries and Twin Med, Inc. consistent with past practice in the ordinary course of business.

  "Existing Disqualified Stock" means the Series A Preferred Stock of the
Company.

  "Existing Indebtedness" means up to $165 million in aggregate principal amount of Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the New Credit Facility) in existence on the date of the Indenture, until such amounts are repaid.

  "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs (other than any such costs incurred in connection with the Transactions) and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest of such Person and its

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

Restricted Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or any of its Restricted Subsidiaries or secured by a Lien on assets of such Person or any of its Restricted Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

  "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and (iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.

  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Guarantors" means each of Summit Care Corporation, a California corporation, Summit Care-California, Inc., a California corporation, Summit Care Pharmacy, Inc., a California corporation, Skilled Care Network, a California corporation, Summit Care Texas Equity, Inc., a California corporation, Summit Care-Texas No. 2, Inc., a Texas corporation, Summit Care-Texas No. 3, Inc., a Texas corporation, Summit Care Management Texas, Inc., a Texas corporation, Summit Care Texas, L.P., a Texas limited partnership, Fountain View Holdings, Inc., a Delaware corporation, AIB Corp., a California corporation, Alexandria Convalescent Hospital, Inc., a California corporation, BIA Hotel Corp., a California corporation, Brier Oak Convalescent, Inc., a California corporation, Elmcrest

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

Convalescent Hospital, a California corporation, Fountainview Convalescent Hospital, a California corporation, Fountain View Management, Inc., a California corporation, Rio Hondo Nursing Center, a California corporation, Locomotion Holdings, Inc., a Delaware corporation, Locomotion Therapy, Inc., a Delaware corporation, On-Track Therapy Center, Inc., a California corporation, I.'N O., Inc., a California corporation, and Sycamore Park Convalescent Hospital, a California corporation, and (ii) any other subsidiary that executes a Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns.

  "Healthcare Related Business" means a business, at least a majority of whose revenues result from healthcare, long-term care or assisted living related businesses or facilities.

  "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Indebtedness" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any Indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Restricted Payments".

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

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

  "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

  "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness (other than Indebtedness under the New Credit Facility) secured by a lien on the asset or assets that were the subject of such Asset Sale, and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

  "New Credit Facility" means that certain Credit Agreement, by and among the Company and Bank of Montreal, as agent, providing for up to $30 million of revolving credit borrowings and $85 million of term loan borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

  "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and
(iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company and a Guarantor or
(ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor; (d) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders--Asset Sales"; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) Hedging Obligations; (g) any Investment in Permitted Joint Ventures; (h) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when

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taken together with all other Investments made pursuant to this clause
(h) that are at the time outstanding, not to exceed $2.5 million; and (i) Investments provided for in the Investment Agreement as of the date of the Indenture.

  "Permitted Joint Venture" means (i) any Restricted Subsidiary which owns, operates or services a Healthcare Related Business, and (ii) Summit Care Pharmacy, L.L.C., which owns and operates a pharmacy in Texas.

  "Permitted Junior Securities" means Equity Interests in the Company or any Guarantor or debt securities that are unsecured and subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to at least the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt pursuant to Article 10 of the Indenture.

  "Permitted Liens" means (i) Liens on assets of the Company, and of its Restricted Subsidiaries or any of the Guarantors securing Senior Debt that was permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof or the acquisition of a Person owning such property or assets by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (x) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) Liens on assets of Guarantors to secure Senior Debt of such Guarantors that was permitted by the Indenture to be incurred;
(xii) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; and (xiii) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

  "Principals" means Heritage Partners Management Company, Inc. and Heritage Fund II, L.P.

  "Public Equity Offerings" means a public offering of common stock of the Company pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act.

  "Related Party" with respect to any Principal means (A) any controlling holder of Equity Interests, 80% (or more) owned Subsidiary, or spouse or ex-spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A) or (C) any investment fund, whether a limited partnership, limited liability company or corporation or other entity managed or controlled by Heritage Partners Management Company, Inc.

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

  "Senior Debt" means (i) all Indebtedness outstanding under Credit Facilities and all Hedging Obligations with respect thereto, (ii) any other Indebtedness permitted to be incurred by the Company under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes and (iii) all Obligations with respect to the foregoing. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (w) any liability for federal, state, local or other taxes owed or owing by the Company, (x) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates, (y) any trade payables or (z) any Indebtedness that is incurred in violation of the Indenture.

  "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

  "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

  "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

  "Transaction Related Payments" means (i) certain bonus and other payments not to exceed $1,925,000 from Summit or the Company to William Scott, payable at the effective time of the Merger, (ii) payments not to exceed $2,535,000 in the aggregate to effect the cash-out of Summit stock options, as described in the Merger Agreement, (iii) the payment of a transaction fee of up to $3 million by the Company to Heritage, payable at the effective time of the Merger, and (iv) payments to Mr. and Mrs. Snukal and William Scott, not to exceed $150,000 in the aggregate, upon the forfeiture of Series B Common Stock pursuant to the Stockholders Agreement.

  "Unrestricted Subsidiary" means any Subsidiary that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (c) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (e) has at least one director on its board of directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under the caption "Certain Covenants--Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "Incurrence of Indebtedness and Issuance of Preferred Stock", the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the covenant described under the caption "Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock", calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation.

  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

  The following general discussion represents Choate, Hall & Stewart's opinion as to the material United States federal income tax consequences of an exchange of the Outstanding Notes for the Exchange Notes and of the purchase at original issue, ownership and disposition of the Exchange Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, (the "Code"), the final, temporary and proposed regulations promulgated thereunder, and administrative rulings and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or different interpretations. This discussion does not purport to deal with all aspects of federal income taxation that may be relevant to a particular investor, nor any tax consequences arising under the laws of any state, locality, or foreign jurisdiction, and it is not intended to be applicable to all categories of investors, some of which may be subject to special rules. The tax treatment of holders of the Notes may vary depending upon their particular situations. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, subsequent purchasers of Notes and broker-dealers) may be subject to special rules not discussed below. In general, this discussion assumes that a holder acquires a Note at original issuance and holds such Note as a capital asset and not as part of a "hedge", "straddle", "conversion transaction", "synthetic security" or other integrated investment.

  PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF NOTES, AS WELL AS ANY TAX CONSEQUENCES THAT MAY ARISE UNDER THE LAWS OF ANY FOREIGN, STATE, LOCAL OR OTHER TAXING JURISDICTION.

TAXATION OF HOLDERS ON EXCHANGE

  Subject to the limitations set forth above, an exchange of Outstanding Notes for Exchange Notes will not be a taxable event to holders of Outstanding Notes, and holders will not recognize any taxable gain or loss as a result of such an exchange. Accordingly, a holder would have the same adjusted basis and holding period in the Exchange Notes as it had in the Outstanding Notes immediately before the exchange. Further, the tax consequences of ownership and disposition of any Exchange Notes will be the same as the tax consequences of ownership and disposition of Outstanding Notes.

  As used herein, the term "United States Holder" means a beneficial owner of a Note that is, for United States federal income tax purposes, a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or of any political subdivision thereof, an estate whose income is includible in gross income for United States federal income tax purposes regardless of its source or a trust, if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

UNITED STATES HOLDERS

  STATED INTEREST. Stated interest on a Note will be taxable to a United States Holder as ordinary interest income at the time that such interest accrues or is received, in accordance with the United States Holder's regular method of accounting for federal income tax purposes. The Company expects that the Notes will not be considered to be issued with original issue discount for federal income tax purposes.

  LIQUIDATED DAMAGES. The Company intends to take the position that the Liquidated Damages described above under "The Exchange Offer--Purpose of the Exchange Offer" will be taxable to a United States Holder as ordinary income in accordance with such United States Holder's method of accounting for tax purposes. The Internal Revenue Service ("IRS"), however, may take a different position, which could affect the timing of both a United States Holder's income and the timing of the Company's deduction with respect to such Liquidated Damages.

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption, retirement at maturity or other disposition of a Note, a United States Holder will generally recognize taxable gain or loss equal to the difference between the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued interest which will be taxable as ordinary income) and such holder's adjusted tax basis in the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss. Pursuant to the recently enacted IRS Reform and Restructuring Act of 1998, long-term capital gains tax rates will apply to dispositions by individuals of capital assets (such as the Notes) held for more than one year. The maximum long-term capital gains tax rate applicable to individuals is currently 20% (10% for individuals in the 15% tax bracket). Corporate taxpayers continue to be subject to a maximum regular tax rate of 35% on all capital gains and ordinary income.

  The exchange of an Outstanding Note by a United States Holder for an Exchange Note will not constitute a taxable exchange of the Note. As a result, a United States Holder will not recognize taxable gain or loss upon receipt of an Exchange Note, a United States Holder's holding period for an Exchange Note will generally include the holding period for the Note so exchanged and such holder's adjusted tax basis in an Exchange Note will generally be the same as such holder's adjusted tax basis in the Outstanding Note so exchanged.

  BACKUP WITHHOLDING AND INFORMATION REPORTING. In general, a United States Holder of a Note will be subject to backup withholding at the rate of 31% with respect to interest, premium and possibly principal, if any, paid on a Note, unless the holder (a) is an entity (including corporations, tax-exempt organizations and certain qualified nominees) that is exempt from withholding and, when required, demonstrates this fact, or (b) provides the Company with its Taxpayer Identification Number ("TIN") (which, for an individual, would be the holder's Social Security number), certifies that the TIN provided to the Company is correct and that the holder has not been notified by the IRS that it is subject to backup withholding due to underreporting of interest or dividends, and otherwise complies with applicable requirements of the backup withholding rules. In addition, such payments of interest, premium and possibly principal to United States Holders that are not corporations, tax-exempt organizations or qualified nominees will generally be subject to information reporting requirements.

  The amount of any backup withholding from a payment to a United States Holder will be allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

NON-UNITED STATES HOLDERS

  STATED INTEREST. Interest paid by the Company to any beneficial owner of a Note that is not a United States Holder (a "Non-United States Holder") will not be subject to United States federal income or withholding tax if such interest is not effectively connected with the conduct of a trade or business within the United States by such Non-United States Holder and (a) such Non-United States Holder (i) does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company;
(ii) is not a controlled foreign corporation with respect to which the Company is a "related person" within the meaning of the Code and (iii) satisfies certain certification requirements or (b) such Non-United States Holder is entitled to the benefits of an income tax treaty under which the interest is exempt from United States withholding tax, and such Non-United States

Holder provides a properly executed IRS Form 1001 claiming the exemption (or, after December 31, 1999, IRS Form W-8, which may require obtaining a TIN and making certain certifications). However, to the extent that any payment of Liquidated Damages is not treated as a payment of interest on the Notes, such payment may be subject to U.S. withholding taxes. See "--United States Holders".

  SALE, EXCHANGE OR RETIREMENT OF THE NOTES. A Non-United States Holder will generally not be subject to United States federal income tax on gain recognized on a sale, exchange, redemption, retirement at maturity or other disposition of a Note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-United States Holder or (ii) in the case of a Non-United States Holder who is a nonresident alien individual and holds the Note as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other requirements are met.

  FEDERAL ESTATE TAXES. If interest on the Notes is exempt from withholding of United States federal income tax under clause (a) of the rules described under "--Stated Interest", the Notes will not be included in the estate of a deceased Non-United States Holder for United States federal estate tax purposes.

  BACKUP WITHHOLDING AND INFORMATION REPORTING. The Company will, where required, report to the holders of Notes and the IRS the amount of any interest paid on the Notes in each calendar year and the amounts of tax withheld, if any, with respect to such payments.

  In the case of payments of interest to Non-United States Holders, Treasury Regulations provide that the 31% backup withholding tax and certain information reporting will not apply to such payment with respect to which either the requisite certification has been received or an exemption has otherwise been established; provided that neither the Company nor its payment agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not in fact satisfied. Under the Treasury Regulations, these information reporting and backup withholding requirements will apply, however, to the gross proceeds paid to a Non-United States Holder on the disposition of the Notes by or through a United States office of a United States or foreign broker, unless certain certification requirements are met or the holder otherwise establishes an exemption. Information reporting requirements, but not backup withholding, will also apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a United States broker or foreign brokers with certain types of relationships to the United States unless the holder is an exempt recipient (as demonstrated through appropriate certification) or such broker has documentary evidence in its file that the holder of the Notes is not a United States person and has no actual knowledge to the contrary and certain other conditions are met. Neither information reporting nor backup withholding generally will apply to a payment of the proceeds of a disposition of the Notes by or through a foreign office of a foreign broker not subject to the preceding sentence.

  Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided that the required information is furnished to the IRS.

  Recently, the Treasury Department has promulgated final regulations regarding the withholding and information reporting rules discussed above. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but unify current certification procedures and forms and clarify reliance standards. Under the final regulations, special rules apply which permit the shifting of primary responsibility for withholding to certain financial intermediaries acting on behalf of beneficial owners. The final regulations are generally effective for payments made after December 31, 1999, subject to certain transition rules. Non-United States Holders are urged to consult their tax advisors with respect to the application of these final regulations.

                             VALIDITY OF THE NOTES

  Certain legal matters with respect to U.S. federal and Delaware law in connection with the Exchange Notes offered hereby will be passed upon for the Company by Choate, Hall & Stewart (a partnership including professional corporations), Boston, Massachusetts; certain legal matters with respect to California, Texas and New York law in connection with the Exchange Notes offered hereby will be passed upon for the Company by Brobeck, Phleger & Harrison LLP, Los Angeles, California. Stephen M. L. Cohen, a partner of Choate, Hall & Stewart, is a limited partner in Heritage Fund II, L.P.

                             AVAILABLE INFORMATION

  The Company is not currently subject to the periodic reporting and other informational requirements of the Exchange Act. The Company has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, the Company will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company was required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods set forth in the Commission's rules and regulations.

  In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

  Once the Registration Statement has been declared effective by the Commission, the Company will become subject to the informational requirements of the Exchange Act and in accordance therewith will be required to file reports and other information with the Commission. When filed, the Registration Statement and the exhibits thereto, as well as such reports and other information to be filed by the Company with the Commission, may be inspected, without charge, at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the regional offices of the Commission at the Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such documents can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. In addition, the Company will be required to file electronic versions of these documents with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system. The Commission maintains a World Wide Web site, located at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                    EXPERTS

  The consolidated financial statements and schedule of Fountain View, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as stated in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of Summit Care Corporation at June 30, 1997 and 1996, and for each of the three years in the period ended June 30, 1997, appearing in this Prospectus and

Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

  This Prospectus contains certain statements that may be considered "forward-looking". Such forward-looking statements include, among other things, synergies resulting from the Transactions, the success of the Company's business strategy, the Company's ability to develop and expand its business in its regional markets, the Company's ability to increase the level of sub-acute and specialty medical care it provides, the effects of government regulation and healthcare reform, litigation, the Company's anticipated future revenues and additional revenue opportunities, capital spending and financial resources, the liquidity demands of the Company, the Company's ability to meet its liquidity needs, the resolution of Year 2000 issues, and other statements contained in this Prospectus regarding matters that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements of the Company expressed or implied by such forward-looking statements. Prospective investors in the Notes offered hereby are cautioned that although management believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be materially incorrect. The uncertainties in this regard include, but are not limited to, those identified in the section of this Prospectus entitled "Risk Factors". In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved and prospective investors in the Notes should not place undue reliance on such forward-looking statements.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
FOUNTAIN VIEW, INC.
Report of Independent Auditors............................................   F-2
Consolidated Balance Sheets at December 31, 1996 and 1997.................   F-3
Consolidated Statements of Income for the Years Ended December 31, 1995,
 1996 and 1997............................................................   F-4
Consolidated Statements of Shareholders' Equity (Deficit) for the Three
 Years Ended December 31, 1997............................................   F-5
Consolidated Statements of Cash Flows for the Years Ended December 31,
 1995, 1996 and 1997......................................................   F-6
Notes to Consolidated Financial Statements................................   F-7
Consolidated Statements of Income (Unaudited) for the Three and Six Months
 Ended June 30, 1997 and 1998.............................................  F-14
Consolidated Balance Sheet (Unaudited) at June 30, 1998...................  F-15
Consolidated Statements of Cash Flows (Unaudited) for the Three and Six
 Months Ended June 30, 1997 and 1998......................................  F-17
Notes to Unaudited Consolidated Financial Statements......................  F-18
SUMMIT CARE CORPORATION
Report of Independent Auditors............................................  F-22
Consolidated Balance Sheets at June 30, 1996 and 1997.....................  F-23
Consolidated Statements of Income for the Years Ended June 30, 1995, 1996
 and 1997.................................................................  F-24
Consolidated Statements of Shareholders' Equity for the Three Years Ended
 June 30, 1997............................................................  F-25
Consolidated Statements of Cash Flows for the Years Ended June 30, 1995,
 1996 and 1997............................................................  F-26
Notes to Consolidated Financial Statements................................  F-27
Consolidated Balance Sheet (Unaudited) at December 31, 1997...............  F-38
Consolidated Statements of Income (Unaudited) for the Period from July 1,
 1997 to December 31, 1997................................................  F-39
Consolidated Statements of Cash Flows (Unaudited) for the Period from July
 1, 1997 to December 31, 1997.............................................  F-40
Notes to Unaudited Consolidated Financial Statements......................  F-41

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Fountain View, Inc.

  We have audited the accompanying consolidated balance sheets of Fountain View, Inc. as of December 31, 1996 and 1997 and the related consolidated statements of income, shareholders' equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Fountain View, Inc. at December 31, 1996 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
March 11, 1998

                              FOUNTAIN VIEW, INC.

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                               DECEMBER 31,
                                                              ----------------
                                                               1996     1997
                                                              -------  -------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $ 1,161  $ 2,551
  Accounts receivable, less allowance for uncollectible
   accounts of $779 and $1,152, respectively ................  18,717   15,809
  Deferred income taxes......................................     --       927
  Other current assets.......................................     713      576
                                                              -------  -------
    Total current assets.....................................  20,591   19,863
                                                              -------  -------
Leasehold improvements and equipment, at cost:
  Leasehold improvements.....................................   2,329    4,659
  Furniture and equipment....................................   1,914    2,096
                                                              -------  -------
                                                                4,243    6,755
  Less accumulated depreciation and amortization.............  (1,680)  (2,481)
                                                              -------  -------
                                                                2,563    4,274
Other assets.................................................     968    1,804
                                                              -------  -------
Total assets................................................. $24,122  $25,941
                                                              =======  =======
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Payable to banks........................................... $ 2,975  $   --
  Accounts payable and accrued liabilities...................   1,457    4,179
  Employee compensation and benefits.........................   2,423    2,479
  Income taxes payable.......................................     --     1,443
  Current maturities of long-term debt.......................     170    1,741
                                                              -------  -------
    Total current liabilities................................   7,025    9,842
                                                              -------  -------
Long-term debt, less current maturities......................     496   28,335
                                                              -------  -------
Total liabilities............................................   7,521   38,177
Commitments and contingencies                                     --       --
Shareholders' equity (deficit):
  Preferred stock, $0.01 par value:
    7,000 shares authorized, issued and outstanding
    (liquidation preference $7,000).......................... $   --   $   --
  Common Stock Series A-1, $0.01 par value:
    53,850 shares authorized, issued and outstanding.........     --         1
  Common Stock Series A-2, $0.01 par value:
    99,950 shares authorized, issued and outstanding.........     --         1
  Common Stock Series A-3, non-voting, $0.01 par value:
    46,200 shares authorized, issued and outstanding.........     --       --
  Additional paid-in capital.................................   8,000   21,957
  Treasury Stock.............................................    (120)     --
  Retained earnings (accumulated deficit)....................   8,721  (34,195)
                                                              -------  -------
Total shareholders' equity (deficit).........................  16,601  (12,236)
                                                              -------  -------
Total liabilities and shareholders' equity (deficit)......... $24,122  $25,941
                                                              =======  =======

                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                  (DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                         1995    1996    1997
                                                        ------- ------- -------
REVENUES:
Net revenue............................................ $55,836 $59,432 $67,905
EXPENSES:
  Salaries and benefits................................  35,048  36,166  38,215
  Supplies.............................................   5,642   5,483   8,293
  Purchased services...................................   3,964   4,658   4,256
  Provision for doubtful accounts......................     427     430     395
  Other expenses.......................................   3,421   4,043   5,046
  Rent.................................................   1,890   2,120   2,004
  Rent to related parties..............................   2,056   1,776   1,771
  Depreciation and amortization........................     416     600   1,198
  Interest (net of interest income--$65, $29 and $4 for
   1995, 1996 and 1997, respectively)..................     332     278   1,164
                                                        ------- ------- -------
    Total expenses.....................................  53,196  55,554  62,342
                                                        ------- ------- -------
INCOME BEFORE PROVISION FOR INCOME TAXES...............   2,640   3,878   5,563
Provision for income taxes.............................      54      78     361
                                                        ------- ------- -------
NET INCOME............................................. $ 2,586 $ 3,800 $ 5,202
                                                        ======= ======= =======
Pro forma net income:
  Net income as reported............................... $ 2,586 $ 3,800 $ 5,202
  Charge in lieu of income taxes.......................   1,025   1,493   1,590
                                                        ------- ------- -------
Net income............................................. $ 1,561 $ 2,307 $ 3,612
                                                        ======= ======= =======
Earnings per share:
  Basic and diluted--Historical........................ $ 12.93 $  19.0 $ 26.01
                                                        ======= ======= =======
                  Pro forma............................ $  7.81 $ 11.53 $ 18.06
                                                        ======= ======= =======
Weighted average shares outstanding:
  Basic and diluted....................................     200     200     200
                                                        ======= ======= =======



                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

           CONSOLIIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)

                      THREE YEARS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                       SERIES A
                       PREFERRED    SERIES A-1    SERIES A-2    SERIES A-3                         RETAINED
                         STOCK     COMMON STOCK  COMMON STOCK  COMMON STOCK  ADDITIONAL            EARNINGS
                     ------------- ------------- ------------- -------------  PAID-IN   TREASURY (ACCUMULATED
                     SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT SHARES AMOUNT  CAPITAL    STOCK     DEFICIT)    TOTAL
                     ------ ------ ------ ------ ------ ------ ------ ------ ---------- -------- ------------ --------
Balance at January
1, 1995............    --   $ --      --  $ --      --  $ --      --  $ --    $   916    $(120)    $  8,998   $  9,794
 Net income........    --     --      --    --      --    --      --    --        --       --         2,586      2,586
 Issuance of
 common stock......    --     --      --    --      --    --      --    --        300      --           --         300
 Distributions to
 shareholders......    --     --      --    --      --    --      --    --        --       --        (2,724)    (2,724)
                     -----  -----  ------ -----  ------ -----  ------ -----   -------    -----     --------   --------
Balance at December
31, 1995...........    --     --      --    --      --    --      --    --      1,216     (120)       8,860      9,956
 Contributions
 from
 shareholders......    --     --      --    --      --    --      --    --      6,784      --           --       6,784
 Net income........    --     --      --    --      --    --      --    --        --       --         3,800      3,800
 Distributions to
 shareholders......    --     --      --    --      --    --      --    --        --       --        (3,939)    (3,939)
                     -----  -----  ------ -----  ------ -----  ------ -----   -------    -----     --------   --------
Balance at December
31, 1996...........    --     --      --    --      --    --      --    --      8,000     (120)       8,721     16,601
 Net income........    --     --      --    --      --    --      --    --        --       --         5,202      5,202
 Contributions
 before
 reorganization....    --     --      --    --      --    --      --    --      1,277      --           --       1,277
 Cancellation of
 treasury stock....    --     --      --    --      --    --      --    --        --       120          --         120
 Distributions to
 shareholders
 before
 reorganization....    --     --      --    --      --    --      --    --        --       --        (4,418)    (4,418)
 Reorganization:
   Issuance of
   preferred stock.  7,000    --      --    --      --    --      --    --      7,000      --           --       7,000
   Issuance of
   common stock....    --     --   53,850     1  99,950     1  46,200   --      6,998      --           --       7,000
   Transactional
   costs...........    --     --      --    --      --    --      --    --     (1,318)     --           --      (1,318)
   Distributions to
   shareholders....    --     --      --    --      --    --      --    --        --       --       (43,700)   (43,700)
                     -----  -----  ------ -----  ------ -----  ------ -----   -------    -----     --------   --------
Balance at December
31, 1997...........  7,000  $ --   53,850 $   1  99,950 $   1  46,200 $ --    $21,957    $ --      $(34,195)  $(12,236)
                     =====  =====  ====== =====  ====== =====  ====== =====   =======    =====     ========   ========

                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                    YEAR ENDED DECEMBER 31,
                                                    --------------------------
                                                     1995     1996      1997
                                                    -------  -------  --------
OPERATING ACTIVITIES:
  Net income....................................... $ 2,586  $ 3,800  $  5,202
                                                    -------  -------  --------
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization..................     416      600     1,198
  Changes in operating assets and liabilities:
    Accounts receivable............................   1,176   (3,757)    2,908
    Other current assets...........................     165      (92)      137
    Accounts payable and accrued liabilities.......     317      421     2,722
    Employee compensation and benefits.............   1,152      116        56
    Income taxes payable...........................      20      (29)    1,443
    Deferred income taxes..........................     --       --       (927)
                                                    -------  -------  --------
      Total adjustments............................   3,246   (2,741)    7,537
                                                    -------  -------  --------
      Net cash provided by operating activities....   5,832    1,059    12,739
                                                    -------  -------  --------
INVESTING ACTIVITIES:
  Additions to leasehold improvements and
   equipment.......................................    (665)  (1,816)   (2,570)
  Additions to other assets........................    (282)     --     (1,175)
                                                    -------  -------  --------
      Net cash used in investing activities........    (947)  (1,816)   (3,745)
                                                    -------  -------  --------
FINANCING ACTIVITIES:
  Decrease in payable to bank......................    (250)    (925)   (2,975)
  Principal payments on long-term debt.............    (910)    (472)   (3,090)
  Proceeds from long-term debt.....................     725      249    32,500
  Proceeds from issuances of stock.................     --       --     12,682
  Contributions from shareholders..................     --     4,649     1,277
  Cancellation of treasury stock...................     --       --        120
  Distributions to shareholders....................  (2,724)  (3,939)  (48,118)
                                                    -------  -------  --------
      Net cash used in financing activities........  (3,159)    (438)   (7,604)
                                                    -------  -------  --------
Increase (decrease) in cash and cash equivalents...   1,726   (1,195)    1,390
Cash and cash equivalents at beginning of year.....     630    2,356     1,161
                                                    -------  -------  --------
Cash and cash equivalents at end of year........... $ 2,356  $ 1,161  $  2,551
                                                    =======  =======  ========
NONCASH ACTIVITY:
  Additional paid-in-capital relating to debt
   forgiveness..................................... $   --   $ 2,135  $    --
  Additional paid-in-capital relating to stock
   acquisition.....................................     300      --        --


                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. DESCRIPTION OF BUSINESS

  Fountain View, Inc. (the "Company") provides a variety of healthcare services primarily to the elderly through the operation of eight skilled nursing care centers and a retirement hotel in California. These services include nursing care, lodging, food and certain specialty medical services, including rehabilitation care, infusion therapy and other ancillary services. The Company also provides therapy services to other long-term care providers. In July 1997, the Company's predecessor, which was comprised of all of the Company's operating units owned individually by the controlling shareholders, was merged with and into several companies formed by Fountain View, Inc., a holding company, formed for the express purpose of effectuating the reorganization of the Company. These transactions are described further in
Note 3 to the consolidated financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 BASIS OF CONSOLIDATION

  The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

 USE OF ESTIMATES

  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 EARNINGS PER SHARE

  Basic and diluted earnings per share have been computed reflecting the Fountain View Equity Transactions as if such transactions had occurred as of January 1, 1995, and all common stock, series A-1, A-2 and A-3, was outstanding from that date.

 CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include highly liquid investments with an original or remaining maturity of three months or less when purchased. The Company places its temporary cash investments with high credit quality financial institutions.

 LEASEHOLD IMPROVEMENTS AND EQUIPMENT

  Depreciation and amortization (straight-line method) is based on the estimated useful lives of the individual assets as follows:

   Leasehold improvements......  Shorter of lease term or estimated useful life, generally 5-10 years.
   Furniture and equipment.....  3-10 years.

 NET PATIENT SERVICES REVENUE

  Approximately 53 percent, 52 percent and 56 percent of the Company's revenues in the years ended December 31, 1995, 1996 and 1997, respectively, were derived from funds under federal and state medical assistance programs, the continuation of which are dependent upon governmental policies. These revenues are based, in certain cases, upon cost reimbursement principles and are subject to audit. Revenues are recorded on an accrual basis as services are performed at their estimated net realizable value. Differences between final settlement and estimated net realizable value accrued in prior years are reported as adjustments to the current year's net revenues. A significant

                              FOUNTAIN VIEW, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

portion of the Company's skilled nursing care center revenues is derived from government-sponsored healthcare programs such as Medicare and Medicaid. These programs are highly regulated and are subject to budgetary and other constraints. While the Company's cash flow could be adversely affected by periodic government program funding delays or shortfalls, management does not believe there are any significant credit risks associated with these government programs.

 REGULATORY MATTERS

  Laws and regulations governing the Medicare program are complex and subject to interpretation. The Company believes that it is in compliance with all applicable laws and regulations and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. Compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

 INSURANCE COVERAGE

  The Company insures for workers' compensation and general and professional liability coverage under an occurrence based policy, with no deductible. Prior to October 1997, the Company was self-insured for claims arising from employees relating to employment matters.

 ACCOUNTING FOR THE IMPAIRMENT AND DISPOSAL OF LONG LIVED ASSETS

  Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company believes, based on current circumstances, that there are no indicators of impairment to its long-lived assets, and the Company presently has no expectations for disposing of any long-lived assets.

 RECENT ACCOUNTING PRONOUNCEMENTS

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS No. 130), which is effective for fiscal years beginning after December 15, 1997. This statement requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. Items recognized as components of comprehensive income which are not included in the income statement include unrealized gains and losses in marketable securities, foreign currency translation adjustments, tax benefits related to nonqualified stock options, and others. The Company is presently evaluating the new standard to determine how it will present comprehensive income.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Settlements of an Enterprise and Related Information" (SFAS 131), which is effective for fiscal years ending after December 15, 1997. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about

                              FOUNTAIN VIEW, INC.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

3. FOUNTAIN VIEW EQUITY TRANSACTIONS

  On or about August 1, 1997, the controlling shareholders of the Company consummated a reorganization transaction (the "Fountain View Equity Transactions"). Prior to the Fountain View Equity Transactions, the controlling shareholders were the sole owners of a number of healthcare companies, which they managed as one business enterprise. The separately owned companies consisted of eight skilled nursing facilities, an assisted living facility and a therapy company which provides therapy services primarily to third-party owned facilities as well as Company-owned facilities. Additionally, the controlling shareholders owned the real estate which is operated by four of the nursing homes. The remaining real estate is leased from unrelated third parties.

  The controlling shareholders along with Heritage formed a new holding company known as Fountain View, Inc. ("New Fountain View") along with several acquisition subsidiaries to consolidate the healthcare companies owned by the controlling shareholders into one company. At the same time, New Fountain View entered into market rate leases for the four real estate facilities owned by the controlling shareholders.

  Under the terms of the Fountain View Equity Transactions, Heritage invested $14.0 million in cash in New Fountain View in exchange for all of the Company's preferred stock with a liquidation value of $7.0 million, and 99,950 shares of the Company's Common Stock Series A-2. The controlling shareholders at the same time contributed all of their healthcare assets, except for owned real estate, to New Fountain View in exchange for 53,850 shares of the Company's Common Stock Series A-1 and 46,200 shares of the Company's common Stock Series A-3. Concurrent with the exchange of shares, the New Fountain View obtained bank financing totaling $32.5 million, the proceeds of which along with the $14.0 million invested by Heritage was used to fund a distribution of $43.7 million of cash to the controlling shareholders and pay $1,318,000 in transaction costs. The Common Stock Series A-1 shares have three votes for each share, whereas Series A-2 has one vote per share, and Series A-3 is non-voting. By virtue of the voting features, the controlling shareholders maintained a controlling financial interest in New Fountain View. Also, a shareholders agreement between the controlling shareholders and Heritage provides that the Controlling Shareholders hold a majority of the seats on the Board of Directors.

  The preferred shareholders are entitled to receive dividends, at the Board of Director's discretion, at an annual rate of 10 percent of the preferred stock base amount, as defined. The initial base amount is $7,000,000. The preferred stock is non-voting and the holders are entitled to be paid in cash, in respect of each share of preferred stock held, upon any liquidation or dissolution of the Company before any distribution is made to the common shareholders.

  Since the controlling shareholders maintained a controlling financial interest in New Fountain View, a change in control was not deemed to have occurred upon the consummation of the Fountain View Equity Transactions. Therefore, the Fountain View Equity Transactions were treated as a reorganization/merger of companies under common control, with no step-up in basis of the assets of New Fountain View.

                              FOUNTAIN VIEW, INC.

4. FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair market value disclosures.

 CASH AND CASH EQUIVALENTS

  The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

 LONG-TERM DEBT (INCLUDING CURRENT PORTION)

  The carrying value of $30,076,000 of long-term approximates the fair market value of such debt since the interest rate approximates the Company's incremental borrowing rate.

5. MATERIAL TRANSACTIONS WITH RELATED ENTITIES

  Robert and Sheila Snukal own the real estate for four of the Company's facilities. Such real estate has not been included in the financial statements for any of the years presented herein since such real estate was excluded from the Fountain View Equity Transactions discussed in Note 3. Lease payments to the shareholders under operating leases for these facilities totaled $2,056,000, $1,776,000 and $1,771,000 for the years ended December 31, 1995,
1996 and 1997, respectively.

6. OTHER ASSETS

  Other assets consist of the following (in thousands):

                                                                     DECEMBER
                                                                        31,
                                                                    -----------
                                                                    1996  1997
                                                                    ---- ------
   Deposits........................................................ $ 56 $   56
   Goodwill, net...................................................  530    500
   Lease acquisition costs, net....................................  382    337
   Deferred loan fees..............................................  --     911
                                                                    ---- ------
                                                                    $968 $1,804
                                                                    ==== ======

7. LONG-TERM DEBT

  Long-term debt consists of the following (in thousands):

                                                                   DECEMBER 31,
                                                                   ------------
                                                                   1996  1997
                                                                   ---- -------
   Union Bank of California, $15 million Term Loan A due in 2002 and $15 million Term Loan B due in 2004, payable in quarterly installments ranging from $37 to $1,781, including interest based on the LIBOR rate. The Company's accounts receivable and equipment collateralize the Term Loans........................ $--  $29,925
   Note payable to shareholders...................................  337     --
   Other..........................................................  329     151
                                                                   ---- -------
                                                                    666  30,076
   Less current maturities........................................  170   1,741
                                                                   ---- -------
                                                                   $496 $28,335
                                                                   ==== =======

                              FOUNTAIN VIEW, INC.

7. LONG-TERM DEBT (CONTINUED)

  Future maturities of long-term debt are as follows: years ending December 31, 1998--$1,741,000; 1999--$3,710,000; 2000--$4,150,000; 2001--$4,150,000;
2002--$5,638,000; and thereafter $10,687,000.

  Interest payments were $397,000, $307,000 and $1,105,000, in 1995, 1996 and
1997, respectively.

8. LINE OF CREDIT

  The Company has a line of credit with a financial institution amounting to $4,500,000 in 1996 and $15,000,000 in 1997. Total draws on the line amounted to $0 and $2,975,000 as of December 31, 1996 and 1997, respectively. The line of credit terminates on August 1, 2002 and bears interest at the LIBOR rate. The Company's accounts receivable and equipment collateralize the line of credit.

9. INCOME TAXES

  The provision (benefit) for income taxes consists of the following (in thousands):

                                                               DECEMBER 31,
                                                           --------------------
                                                            1995   1996   1997
                                                           ------ ------  ----
Federal:
  Current................................................. $  --  $  --  $1,004
  Deferred................................................    --     --    (722)
State:
  Current.................................................     54     78    282
  Deferred................................................    --     --    (203)
                                                           ------ ------ ------
                                                               54     78    361
Charge in lieu of income taxes............................  1,025  1,493  1,590
                                                           ------ ------ ------
                                                           $1,079 $1,571 $1,951
                                                           ====== ====== ======

  Deferred income taxes result from temporary differences between the tax basis of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Temporary differences are primarily attributable to reporting for income tax purposes the excess of tax over book depreciation, allowance for uncollectible accounts, accrued expenses and accrued vacation benefits. Significant components of the Company's deferred tax liabilities and assets are as follows (in thousands):

                                                         DECEMBER 31,
                                                -------------------------------
                                                     1996            1997
                                                --------------- ---------------
                                                         NON-            NON-
                                                CURRENT CURRENT CURRENT CURRENT
                                                ------- ------- ------- -------
Deferred tax liabilities:
  Tax over book depreciation...................  $ --    $ --    $--     $  1
Total deferred tax liabilities.................    --      --     --        1
Deferred tax assets:
  Vacation, accrued expenses and allowance for
   uncollectible accounts......................    --      --     770     --
State tax......................................    --      --     157     --
                                                 -----   -----   ----    ----
Total deferred tax assets......................    --      --     927     --
                                                 -----   -----   ----    ----
Net deferred tax assets........................  $ --    $ --    $927    $  1
                                                 =====   =====   ====    ====

                              FOUNTAIN VIEW, INC.

9. INCOME TAXES (CONTINUED)

  A reconciliation of the provision for income taxes with the amount computed using the federal statutory rate is as follows (in thousands):

                                                               DECEMBER 31,
                                                           --------------------
                                                            1995   1996   1997
                                                           ------ ------ ------
   Federal rate (34%)....................................  $  898 $1,324 $1,902
   State taxes, net of federal tax benefit...............     158    234    336
   Goodwill..............................................     --     --      84
   Other, net............................................      23     13     (4)
   Establishment of deferred taxes due to conversion from
    S-Corporation to C-Corporation.......................     --     --    (367)
                                                           ------ ------ ------
                                                           $1,079 $1,571 $1,951
                                                           ====== ====== ======

  Total income tax payments during 1995, 1996 and 1997 were $17,000, $30,000 and $8,000, respectively.

 CHARGE IN LIEU OF INCOME TAXES AND S-CORPORATION STATUS

  Prior to the Fountain View Equity Transactions, most of the individually owned corporations had elected to be taxed as cash basis S-Corporations. Included herein are pro forma charges in lieu of income taxes to indicate what the tax provision would have been had the Company been taxed as a C-Corporation for all years with a federal and state effective tax rate of 41%.

  In connection with the Fountain View Equity Transactions, the controlling shareholders elected to make a Section 338(h)(10) election (the "Election"). Since the corporations which comprised the predecessor organization were owned individually by the controlling shareholders, and some of such corporations had previously elected to be taxed as cash basis S-Corporations, upon the Election, the cash basis S-Corporations incurred taxable income to the extent of any receivables and payables not previously recognized in the S-Corporation tax returns. The controlling shareholders, and not the Company, are responsible for the taxes due as a result of the Election.

10. LEASES

  The Company leases certain of its centers and equipment under noncancelable operating leases. The leases generally provide for payment of property taxes, insurance and repairs, and have rent escalation clauses based upon the consumer price index or annual per bed adjustments.

  The future minimum rental payments under noncancelable operating leases that have initial or remaining lease terms in excess of one year as of December 31, 1997 are as follows (in thousands):

                                                         RELATED
                                                          PARTY   OTHER   TOTAL
                                                         ------- ------- -------
   1998................................................. $ 1,764 $ 1,954 $ 3,718
   1999.................................................   1,764   2,003   3,767
   2000.................................................   1,764   1,938   3,702
   2001.................................................   1,764   1,995   3,759
   2002.................................................   1,764   2,023   3,787
   Thereafter...........................................  25,726   7,008  32,734
                                                         ------- ------- -------
                                                         $34,546 $16,921 $51,467
                                                         ======= ======= =======

                              FOUNTAIN VIEW, INC.

11. CONTINGENCIES

  The Company is subject to malpractice claims and other litigation arising in the ordinary course of business. In the opinion of management, any liability beyond amounts covered by insurance and the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

 YEAR 2000 (UNAUDITED)

  Some of the Company's information systems and biomedical equipment have time-sensitive software that will not properly recognize the year 2000. This could result in a system failure or miscalculations causing disruption of the Company's operations. The Company is currently completing an assessment and developing a plan to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter.

12. SHAREHOLDERS' EQUITY

 SHAREHOLDERS AGREEMENT

  In connection with the Fountain View Equity Transactions, the controlling shareholders and Heritage which owns all of the preferred stock, and all of the Series A-2 common stock consummated a shareholders agreement (the Agreement). Under the Agreement, each of the parties has certain rights and obligations. The controlling shareholders retain 3 of the 5 board of directors seats unless certain events occur including non-payment of any debt of $1 million or more, and the failure to meet certain earnings targets. In addition, at any time on or after July 1, 2001, at the option of Heritage, Heritage will have the right to put its common stock holdings to the Company at appraised value. At any time on or after July 1, 2003, if Heritage has not elected to put its stock to the Company, at the option of a majority of the controlling shareholders, the controlling shareholders will have the right to put the stock to the Company at appraised value. Heritage has also retained certain protective rights with respect to its investment in the Company.

  In addition to the above rights and obligations, should certain Company terminal value targets not be met, then the Common Stock Series A-3 will be returned to the Company and cancelled, without remuneration to the controlling shareholders. The number of shares returned is based on a formula included in the Agreement. The Agreement terminates upon the occurrence of an IPO.

 PURCHASE AND CONTRIBUTION AGREEMENT

  In connection with the Fountain View Equity Transactions, the controlling shareholders agreed to reimburse the Company for any adverse change in cost report settlements for periods prior to the investment of funds by Heritage. The controlling shareholders also agreed to indemnify the Company from any future liability arising from a certain lawsuit.

13. SUBSEQUENT EVENT

  In February 1998, the Company entered into a purchase agreement with Summit Care Corporation ("Summit") to acquire all of the outstanding common stock of Summit for cash of $21 per share. The total purchase price approximates $145 million.

                              FOUNTAIN VIEW, INC.

                       CONSOLIDATED STATEMENTS OF INCOME

                                  (UNAUDITED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                              THREE MONTHS       SIX MONTHS
                                             ENDED JUNE 30,    ENDED JUNE 30,
                                            -----------------  ---------------
                                             1997     1998      1997    1998
                                            ------- ---------  ------- -------
Net revenues............................... $17,014 $  68,291  $33,423 $88,369
Expenses:..................................   9,203    33,781   18,638  44,467
  Salaries and benefits....................      82       626      142     768
  Provision for doubtful accounts..........   2,434     7,316    4,082   9,534
  Supplies.................................     768    11,274    1,614  13,102
  Purchased services.......................   1,685     4,914    2,687   6,310
  Other expenses...........................     494     1,258      991   1,800
  Rent.....................................     444       441      888     882
  Rent to related parties..................     224     3,410      366   3,934
  Depreciation and amortization............
  Interest expense, net of interest income.      10     5,368       30   6,219
                                            ------- ---------  ------- -------
                                             15,344    68,388   29,438  87,016
Income (loss) before provision for income
 taxes and extraordinary item..............   1,670       (97)   3,985   1,353
Provision (benefit) for income taxes.......      17       (39)      50     541
                                            ------- ---------  ------- -------
Income before extraordinary item...........   1,653       (58)   3,935     812
Extraordinary item:
  Loss on early extinguishment of debt, net
   of taxes................................      --        --       --    (517)
                                            ------- ---------  ------- -------
Net income (loss)..........................   1,653       (58)   3,935     295
Preferred stock dividends..................      --      (355)      --    (355)
                                            ------- ---------  ------- -------
Net income (loss) available to common
 shareholders.............................. $ 1,653 $    (413) $ 3,935 $   (60)
                                            ======= =========  ======= =======
Pro forma net income:
  Net income (loss) as reported............ $ 1,653 $     (58) $ 3,935 $   295
  Charge in lieu of income taxes for S-
   Corporation.............................     647        --    1,540      --
                                            ------- ---------  ------- -------
Net income (loss).......................... $ 1,006 $     (58) $ 2,395 $   295
                                            ======= =========  ======= =======
Basic and diluted earnings per share
 available to common shareholders before
 extraordinary item........................ $  8.27 $    (.37) $ 19.68 $   .66
Basic and diluted earnings per share
 available to common shareholders--
 extraordinary item, net of taxes..........      --        --       --    (.75)
                                            ------- ---------  ------- -------
Basic and diluted earnings per share
 available to common shareholders--net
 income (loss)............................. $  8.27 $    (.37) $ 19.68 $  (.09)
                                            ======= =========  ======= =======
Basic and diluted earnings per share--pro
 forma..................................... $  5.03 $      --  $ 11.98 $    --
                                            ======= =========  ======= =======
Weighted average shares outstanding:
  Basic and diluted........................ 200,000 1,114,202  200,000 684,881
                                            ======= =========  ======= =======

                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                          CONSOLIDATED BALANCE SHEETS

                                (IN THOUSANDS)

                                                            DEC.
                                                             31,     JUNE 30,
                                                            1997       1998
                                                           -------  -----------
                                                           (NOTE)   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents............................... $ 2,551   $  3,725
  Accounts receivable, less allowance for doubtful
   accounts: $1,152 at 1997 and $6,761 at 1998............  15,809     58,538
  Supplies inventory, at cost.............................      --      2,865
  Other current assets....................................   1,503     15,324
                                                           -------   --------
    Total current assets..................................  19,863     80,452
Property and equipment, at cost:
  Land and land improvements..............................      --     25,062
  Buildings and leasehold improvements....................   4,659    207,828
  Furniture and equipment.................................   2,096     27,002
  Construction in progress................................      --      1,839
                                                           -------   --------
                                                             6,755    261,731
  Less accumulated depreciation and amortization..........  (2,481)    (5,529)
                                                           -------   --------
                                                             4,274    256,202
Notes receivable, less allowance for doubtful accounts:
 $640 at 1998.............................................      --      6,114
Goodwill and other intangible assets......................      --     49,476
Deferred financing costs..................................      --     11,573
Other assets..............................................   1,804      4,738
                                                           -------   --------
                                                           $25,941   $408,555
                                                           =======   ========

NOTE: The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                          DEC. 31,   JUNE 30,
                                                            1997       1998
                                                          --------  -----------
                                                           (NOTE)   (UNAUDITED)
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Payable to banks....................................... $     --   $  4,514
  Accounts payable and accrued liabilities...............    4,179     33,407
  Employee compensation and benefits.....................    2,479      9,066
  Income taxes payable...................................    1,443         --
  Current portion of long-term debt......................    1,741      6,031
                                                          --------   --------
    Total current liabilities............................    9,842     53,018
Long-term debt, less current portion.....................   28,335    239,619
Deferred income taxes....................................       --     30,859
Mandatory redeemable preferred stock.....................       --     15,000
SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred Stock Series A, $0.01 par value:
   1,000,000 shares authorized, 15,000 issued and
    outstanding at 1998..................................       --         --
  Common Stock Series A, $0.01 par value:
   1,500,000 shares authorized; 200,000 shares and
    1,000,000 shares issued and outstanding at 1997 and
    1998.................................................        2         10
  Common Stock Series B, $0.01 par value:
   200,000 shares authorized; 114,202 shares issued and
    outstanding at 1998..................................       --          1
  Common Stock Series C, $0.01 par value:
   1,300,000 shares authorized; none issued..............       --         --
  Paid in capital........................................   21,957    103,948
  Accumulated deficit....................................  (34,195)   (33,900)
                                                          --------   --------
    Total shareholders' equity (deficit).................  (12,236)    70,059
                                                          --------   --------
                                                          $ 25,941   $408,555
                                                          ========   ========

NOTE: The balance sheet at December 31, 1997 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.


                            See accompanying notes.

                              FOUNTAIN VIEW, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                                                JUNE 30,
                                                            ------------------
                                                             1997      1998
                                                            -------  ---------
OPERATING ACTIVITIES:
  Net income............................................... $ 3,935  $     295
  Adjustments to reconcile net income to net cash provided
   by operating activities:
    Depreciation and amortization..........................     366      3,934
    (Increase) decrease in accounts receivable, net........   3,717     (6,069)
    Decrease in other current assets.......................     244      3,796
    (Decrease) increase in accounts payable and accrued
     liabilities...........................................     387    (20,294)
    Increase (decrease) in employee compensation and
     benefits..............................................     (93)     1,370
    (Decrease) increase in income taxes payable............      47    ( 1,524)
                                                            -------  ---------
      Total adjustments....................................   4,668    (18,787)
                                                            -------  ---------
      Net cash (used in) provided by operating activities..   8,603    (18,492)
                                                            -------  ---------
INVESTING ACTIVITIES
  Principal payments on notes receivable...................      --        482
  Additions to property and equipment......................  (1,380)    (3,244)
  (Increase) in deferred financing costs...................      --     (9,609)
  Acquisition of Summit Care, net of cash acquired.........      --   (150,291)
  (Increase) decrease in other assets......................      18       (289)
                                                            -------  ---------
      Net cash (used) in investing activities..............  (1,362)  (162,951)
                                                            -------  ---------
FINANCING ACTIVITIES:
  Increase in payable to banks.............................      --      2,569
  Distributions to shareholders............................  (2,444)        --
  Retirement of long-term debt.............................  (2,975)   (29,933)
  (Decrease) in capital lease obligations..................     (46)       (46)
  Proceeds from long-term debt.............................      --    221,160
  Principal payments on long-term debt.....................      --   (108,133)
  Proceeds from stock issuance.............................      --     97,000
                                                            -------  ---------
      Net cash provided by (used in) financing activities..  (5,465)   182,617
                                                            -------  ---------
Increase in cash and cash equivalents......................   1,776      1,174
Cash and cash equivalents at beginning of period...........   1,161      2,551
                                                            -------  ---------
Cash and cash equivalents at end of period................. $ 2,937  $   3,725
                                                            =======  =========
Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest............................................... $    30  $   1,892
    Income taxes...........................................      50      1,498
Detail of purchase business combination:
  Fair value of assets acquired............................      --    374,440
  Less: Liabilities assumed................................      --   (222,785)
                                                            -------  ---------
  Cash paid for acquisition................................      --    151,655
  Less: Cash acquired from Summit..........................      --     (1,364)
                                                            -------  ---------
      Net cash paid for acquisition........................ $    --  $ 150,291
                                                            =======  =========

                              FOUNTAIN VIEW, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1. DESCRIPTION OF BUSINESS

  Fountain View, Inc. ("Fountain View" or "Company") is a leading operator on long-term care facilities and a leading provider of a full continuum of post-acute care services, with a strategic emphasis on sub-acute specialty medical care. With the acquisition of Summit Care Corporation ("Summit") on March 27, 1998, Fountain View now operates a network of facilities in California, Texas, and Arizona, including 44 skilled nursing facilities ("SNFs") that offer sub-acute, rehabilitative and specialty medical skilled nursing care, as well as six assisted living facilities ("ALFs") that provide room and board and social services in a secure environment. In addition to long-term care, Fountain View provides a variety of high-quality ancillary services such as physical, occupational and speech therapy in Fountain View-operated facilities, unaffiliated facilities and acute care hospitals. Fountain View also operates three institutional pharmacies (one of which is a joint venture), which serve acute care hospitals as well as SNFs and ALFs, both affiliated and unaffiliated with Fountain View, an outpatient therapy clinic and a durable medical equipment ("DME") company.

2. BASIS OF PRESENTATION

  The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. The unaudited financial information contained herein includes the financial results of operations of Fountain View for the full periods reported and the results of operations of Summit since March 27, 1998. In the opinion of management, the unaudited financial information reflects all adjustments (all of which are of a normal recurring nature), which are considered necessary to fairly state the Company's financial position, its cash flows and the results of operations. These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's audited financial statements for the year ended December 31, 1997. The interim financial information herein is not necessarily representative of that to be expected for a full year.

3. FOUNTAIN VIEW EQUITY TRANSACTIONS

  On or about August 1, 1997, the controlling shareholders of the Company consummated a reorganization transaction (the "Fountain View Equity Transactions"). Prior to the Fountain View Equity Transactions, the controlling shareholders were the sole owners of a number of healthcare companies, which they managed as one business enterprise. The separately owned companies consisted of eight skilled nursing facilities, an assisted living facility and a therapy company which provides therapy services primarily to third-party owned facilities as well as Company-owned facilities. Additionally, the controlling shareholders owned the real estate which is operated by four of the nursing homes. The remaining real estate is leased from unrelated third parties.

  The controlling shareholders along with Heritage Fund II, L.P. ("Heritage") formed a new holding company known as Fountain View, Inc. along with several acquisition subsidiaries to consolidate the healthcare companies owned by the controlling shareholders into one company. At the same time, Fountain View entered into market rate leases for the four real estate facilities owned by the controlling shareholders.

                              FOUNTAIN VIEW, INC.

                                  (UNAUDITED)


  Under the terms of the Fountain View Equity Transactions, Heritage invested $14.0 million in cash in Fountain View in exchange for all of the Company's preferred stock with a liquidation value of $7.0 million, and 99,950 shares of the Company's Common Stock Series A-2. The controlling shareholders at the same time contributed all of their healthcare assets, except for owned real estate, to Fountain View in exchange for 53,850 shares of the Company's Common Stock Series A-1 and 46,200 shares of the Company's Common Stock Series A-3. Concurrent with the exchange of shares, Fountain View obtained bank financing totaling $31.0 million, the proceeds of which along with the $14.0 million invested by Heritage was used to fund a distribution of $43.7 million of cash to the controlling shareholders and pay $1.3 million in transaction costs.

  Since the controlling shareholders maintained a controlling financial interest in Fountain View, a change in control was not deemed to have occurred upon the consummation of the Fountain View Equity Transactions. Therefore, the Fountain View Equity Transactions were treated as a reorganization/merger of companies under common control, with no step-up in basis of the assets of Fountain View.

4. ACQUISITION OF SUMMIT CARE CORPORATION

  On February 6, 1998, Fountain View, Summit, Heritage and FV-SCC Acquisition Corp. ("Acquisition"), a wholly-owned subsidiary of Fountain View entered into an Agreement and Plan of Merger providing for the acquisition of Summit by Fountain View at a price of $21.00 per share. On February 13, 1998, Acquisition initiated a Tender Offer for the outstanding shares of Summit. The Tender Offer expired on March 25, 1998 and Acquisition purchased approximately 99% of the shares of Summit for approximately $141.8 million at the closing of the Tender Offer on March 27, 1998. Pursuant to the short form merger provisions of California law the Merger became effective 20 days later on April 16, 1998 and Summit was merged into Acquisition, a wholly owned subsidiary of Fountain View.

  In order to consummate the purchase of the Summit shares in the Tender Offer and to refinance Fountain View's existing debt, Fountain View entered into a term-loan of $32.0 million and a credit facility of approximately $62.7 million. In addition, Fountain View raised approximately $82.0 million of new equity investments in the amounts of $75.6 million from Heritage and certain other co-investors, $5.0 million from Mr. Robert Snukal, Fountain View's Chief Executive Officer, and Mrs. Sheila Snukal, Fountain View's Executive Vice President and $1.4 million from Mr. William Scott, Summit's Chairman and Chief Executive Officer.

  On April 16, 1998 concurrent with the Merger becoming effective, Fountain View entered into a new $30.0 million revolving credit facility, and $85.0 million term-loan facility, and successfully completed a Senior Subordinated Note Offering providing for borrowings of $120.0 million. In addition, Heritage made an additional equity investment of $15.0 million and received 15,000 shares of Series A Preferred Stock of Fountain View that entitles them to a dividend at the time of a liquidity event calculated to achieve a 12% annual rate of return, as well as warrants to purchase 71,119 shares of Fountain View's Series C Common Stock. These funds were used to consummate the purchase of Summit's remaining shares, refinance all then existing Fountain View indebtedness, as described above, and Summit indebtedness (except for capital lease and mortgage obligations) totaling $107.8 million, redeem all outstanding options for Summit shares, and pay certain fees, expenses, and other costs arising in connection with such transactions.

  On May 4, 1998, Fountain View signed an investment agreement with Baylor Health Foundation System ("Baylor"), a vertically integrated healthcare system operating in Texas, and Buckner, a non-

                              FOUNTAIN VIEW, INC.

                                  (UNAUDITED)

profit foundation, (collectively, the "Baylor Group"). In addition, Fountain View signed an operating agreement with Baylor. Pursuant to these agreements, Baylor invested $10.0 million and Buckner invested $2.5 million in Fountain View through the purchase of 12,342 shares of Series A Preferred Stock from Heritage that entitles them to a dividend at the time of a liquidity event calculated to achieve a 12% annual rate of return, as well as warrants to purchase 59,266 shares of Fountain View's Series C Common Stock. As part of its investment, the Baylor Group is entitled to have one of its nominees serve on Fountain View's board of directors. Fountain View and Baylor are also in the process of discussing the possible development or operation of certain facilities on a joint or cooperative basis.

5. OTHER CURRENT ASSETS

  Other current assets (in thousands) consist of the following:

                                                                          JUNE
                                                            DECEMBER 31,   30,
                                                                1997      1998
                                                            ------------ -------
     Deferred tax assets...................................    $  926    $ 9,468
     Notes receivables.....................................        --      1,165
     Prepaid expenses......................................       551      1,589
     Income tax receivable.................................        --      2,654
     Other receivables.....................................        26        448
                                                               ------    -------
                                                               $1,503    $15,324
                                                               ======    =======

6. RECENT ACCOUNTING PRONOUNCEMENT

 Reporting Comprehensive Income

  In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for the reporting of comprehensive income and its components in a full set of general purpose financial statements. The standard is effective for fiscal years beginning after December 15, 1997. An enterprise is required to report a total for comprehensive income in condensed financial statements of interim periods issued for external reporting purposes. Comprehensive income is defined as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. SFAS 130 uses the term comprehensive income to describe the total of all components of comprehensive income, that is, net income plus other comprehensive income. Other comprehensive income items include: unrealized gains and losses on available-for-sale securities; foreign currency translation adjustments; changes in the market value of certain futures contracts; and changes in certain minimum pension liabilities. Fountain View has no items of other comprehensive income in the periods reported, and, therefore, this statement does not apply.

 Disclosures about Segments of an Enterprise

  In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years beginning after December 15, 1997. This Statement is not required to be applied to interim financial statements in the initial year of its application. SFAS 131 establishes standards for the way that public enterprises report information about operating segments

                              FOUNTAIN VIEW, INC.

                                  (UNAUDITED)

in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Summit Care Corporation

  We have audited the accompanying consolidated balance sheets of Summit Care Corporation and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Summit Care Corporation at June 30, 1997 and 1996, and the consolidated results of its operations and cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Los Angeles, California
August 22, 1997

                            SUMMIT CARE CORPORATION

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                  JUNE 30,
                                                              -----------------
                                                                1996     1997
                                                              -------- --------
ASSETS
Current assets:
  Cash and cash equivalents.................................. $  2,658 $  3,994
  Accounts receivable, less allowance for doubtful accounts:
   1996--$2,084; 1997--$2,028................................   27,930   33,749
  Supplies inventory, at cost................................    2,058    2,690
  Other current assets.......................................   13,032   12,356
                                                              -------- --------
    Total current assets.....................................   45,678   52,789
Property and equipment, at cost:
  Land and land improvements.................................   16,018   19,513
  Buildings and leasehold improvements.......................  136,907  161,080
  Furniture and equipment....................................   18,668   23,978
  Construction in progress...................................   15,043    5,947
                                                              -------- --------
                                                               186,636  210,518
  Less accumulated depreciation and amortization.............   21,713   28,605
                                                              -------- --------
                                                               164,923  181,913
Notes receivable, less allowance for doubtful accounts:
  1996--$268; 1997--$322.....................................    4,845    6,859
Other assets.................................................    7,606    8,955
                                                              -------- --------
                                                              $223,052 $250,516
                                                              ======== ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Payable to bank............................................ $  4,165 $  4,678
  Accounts payable...........................................   19,895   29,586
  Employee compensation and benefits.........................    3,738    5,877
  Income taxes payable.......................................      989      --
  Long-term debt due within one year.........................    2,985      --
                                                              -------- --------
    Total current liabilities................................   31,772   40,141
Long-term debt...............................................  107,389  121,452
Deferred income taxes........................................    2,605    7,511
                                                              -------- --------
    Total liabilities........................................  141,766  169,104
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value, 2,000,000 authorized shares,
   none issued...............................................      --       --
  Common stock, no par value, 100,000,000 authorized shares;
   6,776,000 and 6,772,800 issued and outstanding,
   respectively..............................................   51,486   51,543
Retained earnings............................................   29,800   29,869
                                                              -------- --------
    Total shareholders' equity...............................   81,286   81,412
                                                              -------- --------
                                                              $223,052 $250,516
                                                              ======== ========

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                        YEAR ENDED JUNE 30,
                                                     --------------------------
                                                       1995     1996     1997
                                                     -------- -------- --------
REVENUES:
Net revenues........................................ $137,026 $176,062 $197,927
EXPENSES:
  Salaries and benefits.............................   63,171   78,233   89,577
  Supplies..........................................   15,374   18,071   20,160
  Purchased services................................   22,234   37,963   51,520
  Provision for doubtful accounts...................    1,330    2,241    2,530
  Other expenses....................................   10,268   12,421   15,722
  Rental............................................    1,691    2,656    2,864
  Rental to related parties.........................      450      --       --
  Depreciation and amortization.....................    5,249    6,142    7,393
  Interest (net of interest income: $513, $522 and
   $645, respectively)..............................    4,761    6,574    7,973
                                                     -------- -------- --------
                                                      124,528  164,301  197,739
                                                     -------- -------- --------
INCOME BEFORE PROVISION FOR INCOME TAXES............   12,498   11,761      188
Provision for income taxes..........................    4,987    4,452      119
                                                     -------- -------- --------
NET INCOME.......................................... $  7,511 $  7,309 $     69
                                                     ======== ======== ========


                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                        THREE YEARS ENDED JUNE 30, 1997
                             (DOLLARS IN THOUSANDS)

                                              COMMON STOCK
                                            -----------------  RETAINED
                                             SHARES   AMOUNT   EARNINGS  TOTAL
                                            --------- -------  -------- -------
Balances at June 30, 1994.................. 6,743,600 $51,381  $14,980  $66,361
  Net income...............................       --      --     7,511    7,511
  Exercise of stock options................    15,700     192      --       192
  Expenses on sale of common stock.........       --     (251)     --      (251)
                                            --------- -------  -------  -------
Balances at June 30, 1995.................. 6,759,300  51,322   22,491   73,813
  Net income...............................       --      --     7,309    7,309
  Exercise of stock options................    13,500     164      --       164
                                            --------- -------  -------  -------
Balances at June 30, 1996.................. 6,772,800  51,486   29,800   81,286
  Net income...............................       --      --        69       69
  Exercise of stock options................     3,200      57      --        57
                                            --------- -------  -------  -------
Balances at June 30, 1997.................. 6,776,000 $51,543  $29,869  $81,412
                                            ========= =======  =======  =======


                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                      YEAR ENDED JUNE 30,
                                                   ----------------------------
                                                     1995      1996      1997
                                                   --------  --------  --------
OPERATING ACTIVITIES:
  Net income.....................................  $  7,511  $  7,309  $     69
   Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization................     5,249     6,142     7,393
    (Increase) in accounts receivable............    (6,907)   (7,594)   (5,819)
    (Increase) decrease in supplies inventory....      (623)      118      (632)
    Decrease (increase) in other current assets..    (1,740)   (8,429)    1,257
    Increase in accounts payable.................     2,512     8,923     9,691
    Increase (decrease) in employee compensation
     and benefits................................       478      (270)    2,139
    (Decrease) increase in income taxes payable..       577       (72)     (989)
    Increase (decrease) in deferred income taxes.       (43)      739     4,906
                                                   --------  --------  --------
      Total adjustments..........................      (497)     (443)   17,946
                                                   --------  --------  --------
    Net cash provided by operating activities....     7,014     6,866    18,015
                                                   --------  --------  --------
INVESTING ACTIVITIES:
  Issuance of notes receivable...................    (2,089)     (916)   (3,142)
  Principal payments of notes receivable.........       962       498       547
  Additions to property and equipment............    (9,004)  (26,558)  (24,075)
  Acquisitions of nursing centers................   (51,178)      --        --
  Additions to other assets......................    (3,279)   (2,276)   (1,657)
                                                   --------  --------  --------
    Net cash used in investing activities........   (64,588)  (29,252)  (28,327)
FINANCING ACTIVITIES:
  Increase in payable to bank....................       826     1,193       513
  Principal payments on long-term debt...........   (38,225)  (49,914)  (17,922)
  Proceeds from long-term debt...................    76,520    70,500    29,000
  Net expenses from sale of common stock.........      (251)      --        --
  Net proceeds on exercise of stock options......       192       164        57
                                                   --------  --------  --------
    Net cash provided by financing activities....    39,062    21,943    11,648
                                                   --------  --------  --------
Increase (decrease) in cash and cash equivalents.   (18,512)     (443)    1,336
Cash and cash equivalents at beginning of year...    21,613     3,101     2,658
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $  3,101  $  2,658  $  3,994
                                                   ========  ========  ========
Supplemental disclosures of non-cash investing
 and financing activities:
  Acquisition notes payable......................  $ (2,814) $    --   $    --
  Acquisition of nursing care centers............     2,814       --        --
  Acquisition of nursing care centers under
   capital leases................................    16,654       --        --
  Capital lease obligations......................   (16,654)      --        --

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        THREE YEARS ENDED JUNE 30, 1997
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  DESCRIPTION OF BUSINESS. Summit Care Corporation ("Company" or "Summit") provides a variety of healthcare services primarily to the elderly through the operation of sub-acute, skilled nursing, Alzheimer's and assisted living units in skilled nursing care centers and assisted living centers in California, Texas and Arizona. These services include nursing care, room, board and certain specialty medical services, including rehabilitation care, infusion therapy and other ancillary services. The Company also provides specialty pharmaceutical and infusion therapy services to other long-term care providers. In April 1994, OrNda HealthCorp ("OrNda") acquired the Company's then majority shareholder, Summit Health Ltd. ("SHL"). OrNda's 7.5% Exchangeable Subordinated Notes ("OrNda Notes") were exchangeable into its equity interest in the Company's common stock, at the option of the holders. OrNda redeemed 100% of the outstanding OrNda Notes in exchange for its equity interest in the Company's common stock in August 1995. OrNda currently has no position in the Company's common stock. In January 1997, OrNda was merged into Tenet Healthcare Corporation ("Tenet").

  BASIS OF CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions have been eliminated.

  USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  INVENTORIES. Inventories are stated at the lower of cost (first-in, first-out method) or market.

  REVENUES. Approximately 68 percent, 70 percent and 72 percent of the Company's revenues in the years ended June 30, 1995, 1996 and 1997 were derived from funds under federal and state medical assistance programs, the continuation of which are dependent upon governmental policies. These revenues are based, in certain cases, upon cost reimbursement principles and are subject to audit. Revenues are recorded on an accrual basis as services are performed at their estimated net realizable value. Differences between final settlement and estimated net realizable value accrued in prior years are reported as adjustments to the current year's net revenues. These adjustments decreased net revenues by $4,892 in fiscal 1997. A significant portion of the Company's skilled nursing care center revenues is derived from government sponsored healthcare programs such as Medicare and Medicaid. These programs are highly regulated and are subject to budgetary and other constraints. While the Company's cash flow could be adversely affected by periodic government program funding delays or shortfalls, management does not believe there are any significant credit risks associated with these government programs.

  PROPERTY AND EQUIPMENT. Depreciation and amortization (straight-line method) is based on the estimated useful lives of the individual assets as follows:

   Buildings and improvements.......  15-40 years
   Leasehold improvements...........  Shorter of lease term or estimated useful life
   Furniture and equipment..........  3-20 years

                            SUMMIT CARE CORPORATION

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  Amortization of capital leases is included in depreciation and amortization expense. For leasehold improvements, where the Company has acquired the right of first refusal to purchase or to renew the lease, amortization is based on the lesser of the estimated useful lives and the period covered by the right.

  INTANGIBLE ASSETS. Goodwill of $2,321 less accumulated amortization of $182 is included in other assets at June 30, 1997 and is amortized over 35 years using the straight-line method.

  INSURANCE COVERAGE. The Company self insures for certain levels of workers' compensation and general and professional liability coverage. The Company utilizes a captive insurance company for the purpose of providing reinsurance coverage for workers' compensation claims filed by its California and Arizona employees in excess of a $250 self insurance retention per occurrence and not subject to an annual aggregate limit. The Company has elected under Texas law to decline to participate in the Texas workers' compensation insurance program and maintains employer's excess and occupational indemnity insurance on claims subject to a $150 self insurance retention per occurrence with no annual aggregate limit. The Company maintains general and professional liability insurance on a claims made basis, subject to a $100 self insurance retention per occurrence and $600 on an annual aggregate basis.

  Under both self insurance programs, the Company estimates its liability, including potential legal fees and settlement amounts, based on claims filed and estimates of claims incurred but not reported, utilizing historical experience on an undiscounted basis. Differences between the amounts accrued and subsequent settlements are recorded in operations in the year of settlement.

  CASH AND CASH EQUIVALENTS. Cash and cash equivalents include highly liquid investments with an original maturity of three months or less. The Company places its temporary cash investments with high credit quality financial institutions.

  CASH MANAGEMENT. The Company utilizes a centralized cash management system. Payable to bank represents checks outstanding.

  ACCOUNTING FOR THE IMPAIRMENT AND DISPOSAL OF LONG-LIVED ASSETS. Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. SFAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company believes, based on current circumstances, that there are no indicators of impairment to its long-lived assets, and the Company presently has no expectations for disposing of any long-lived assets.

  RECENT ACCOUNTING PRONOUNCEMENTS. In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), was issued which, if elected, would require companies to use a new fair value method of valuing stock-based compensation plans. The Company has elected to continue following present accounting rules under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" which uses an intrinsic value method and often results in no compensation expense. In accordance with SFAS 123, the Company has provided pro forma disclosure of what net income and earnings per share would have been had the new fair value method been used (see Note 10).

                            SUMMIT CARE CORPORATION

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

  In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128"), which is effective for fiscal years ending after December 15, 1997, including interim periods. Earlier adoption is not permitted. However, an entity is permitted to disclose pro forma earnings per share amounts computed under SFAS 128 in the notes to the financial statements in periods prior to adoption. The statement requires restatement of all prior-period earnings per share data presented after the effective date. SFAS 128 specifies the computation, presentation, and disclosure requirements for earnings per share and is substantially similar to the standard recently issued by the International Accounting Standards Committee entitled "International Accounting Standards, Earnings per Share." The Company plans to adopt SFAS 128 in fiscal year 1998 and has not determined the impact of adoption.

  In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years ending after December 15, 1997. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

  RECLASSIFICATIONS. Certain amounts have been reclassified to conform with 1997 presentations.

2. FAIR VALUES OF FINANCIAL INSTRUMENTS

  The following methods and assumptions were used by the Company in estimating its fair market value disclosures.

    CASH AND CASH EQUIVALENTS. The carrying amount reported in the balance sheet for cash and cash equivalents approximates its fair value.

    NOTES RECEIVABLE (INCLUDING CURRENT PORTION). The carrying amount, before the allowance for doubtful accounts, is $8,434. The fair value of $8,400 is estimated using discounted cash flow analyses, based on interest rates currently being offered for notes with similar terms to borrowers of similar credit quality.

    LONG-TERM DEBT (INCLUDING CURRENT PORTION). The carrying value of $121,452 of long-term debt is based on the original face value (issue amount). The fair value of $120,300 is estimated based on the present value of the underlying cash flows discounted at the Company's incremental borrowing rate.

3. MATERIAL TRANSACTIONS WITH RELATED ENTITIES

  TENET HEALTHCARE CORPORATION, ORNDA HEALTHCORP AND SUMMIT HEALTH LTD. The Company had an agreement with Tenet/OrNda, which expired in March 1997, under which the Company leased a

                            SUMMIT CARE CORPORATION

3. NATIONAL TRANSACTIONS WITH RELATED ENTITIES (CONTINUED)

portion of its corporate office space to OrNda and shared the cost of building services with OrNda. The agreement also required OrNda to provide tax accounting to the Company. The Company's rental income from OrNda for the space exceeded the payments to OrNda for services by $31 for the year ended June 30, 1997. For the years ended June 30, 1996 and 1995, payments to OrNda for services exceeded rental income for the space by $50 and $23, respectively. The Company believes that the amount reimbursed for the services provided and the rental income received are reasonable. The agreement also indemnified the Company against any liability arising from its divestiture of facilities, the net assets of which were purchased by SHL during the year ended June 30, 1992. The provisions of the indemnification survive the termination of the agreement. Certain provisions of this agreement were terminated or amended as a result of the redemption on August 28, 1995 by OrNda of 100% of the OrNda Notes in exchange for the Company's common stock (see Note 1).

  In January 1994, the Company entered into a ten-year sub-lease of a nursing care center with SHL. The Company believes the monthly lease payments of $37 are reasonable for the market areas. Lease payments to Tenet, OrNda and SHL were $450 for each of the years ended June 30, 1995, 1996 and 1997.

  At June 30, 1997, the net amount due from Tenet for transactions between the Company and Tenet was $918 and is included in Other Current Assets (see Note
5).

4. ACQUISITIONS AND CONSTRUCTION ACTIVITY

  FISCAL YEAR 1995. On September 1, 1994, the Company purchased a 220-bed skilled nursing care center in White Settlement (Fort Worth), Texas, for $11,925 in cash and a four-acre site for $1,500 in cash for construction of a 210-bed skilled nursing care center located in Fort Worth, Texas, which began in May 1995.

  The Company acquired on October 1, 1994 the leasehold interest in six skilled nursing care centers and the real and personal property of a seventh with a combined total of 783 beds located in various communities in Texas for $30,938, including goodwill of $2,321. The purchase price consists of (i) $11,470 in cash (of which $8,541 was funded under the Company's bank line of credit), (ii) a $2,814 promissory note ($3,000 less a $186 discount) at 9% interest (7% contract rate) fully amortized in seven years and (iii) a $16,654 capital lease obligation assumed by the Company. The leases on the six centers range from eight to twenty-one years, include purchase options, the first exercisable in July 1996, and the last exercisable in February 2005, and have combined monthly payments of $159.

  On December 1, 1994, the Company acquired four skilled nursing care centers in three communities in East Texas with a combined total of 548 beds for $27,000 in cash and, in a separate transaction, the leasehold interest in a 119-bed skilled nursing care center located in Big Spring, Texas, for $800 in cash. Both transactions were funded under the Company's bank line of credit.

  The Company's acquisitions have been accounted for as purchases and, accordingly, the results of operations of the acquired centers have been included in the consolidated statement of income since the date of acquisition.

  The Company completed in May 1995 an addition of 74 beds to a 76-bed nursing care center which is operated under a ten-year sub-lease with OrNda (see Note
3).

  FISCAL YEAR 1996. On January 8, 1996, the Company opened a 108-bed skilled nursing care center in Fresno, California, and in August 1996, opened another 51 beds at the same site. Total cost of construction including the original purchase price was $14,024. In March 1996, the Company added

                            SUMMIT CARE CORPORATION

4. ACQUISITION AND CONSTRUCTION ACTIVITY (CONTINUED)

20 licensed beds to one of its two skilled nursing care centers in Beaumont, Texas, increasing the center's total beds to 148. Total cost of construction was $785. In June 1996, the Company also added 54 beds to its skilled nursing care center in Longview, Texas, increasing the total beds to 182. Total cost of construction was $1,860. Cost of construction completed in the year ended June 30, 1996 was financed with funds from Notes issued in December 1995 and draws against the Company's bank line of credit (see Note 6).

  FISCAL YEAR 1997. In August 1996, the Company opened a 110-bed skilled nursing care center in Fort Worth, Texas, and in June 1997, opened another 100 beds at the same site. Total cost of construction including the original purchase price (see this Note, Fiscal Year 1995) was $12,012. On July 1, 1997, the Company opened a 66-bed assisted living center in Orange, California, dedicated to Alzheimer's and other patients with dementia. Total cost of construction, which constituted renovation of an existing building on a campus with a 172-bed skilled nursing center and a 72-bed assisted living center, was $3,525. Cost of construction completed in the year ended June 30, 1997 was financed with funds from $15 million of Senior Secured Notes ("Notes") issued in July 1996 and with cash generated from operations. The Notes represented the second and last issuance of $70 million of Notes. The first issuance of $55 million occurred in December 1995.

  In July 1996, the Company exercised a purchase option in its lease of a 88-bed skilled nursing care center in Rockport, Texas. The purchase price of $2,022 was financed with funds from the Notes.

  In December 1996, the Company entered into a limited liability company ("LLC") agreement to operate a pharmacy in Austin, Texas. The purchase price for its 50% membership interest was $1,565 in cash. The pharmacy services nursing centers in Texas operated by either the Company, the other LLC member or non-affiliated nursing center owners. The Company accounts for its investment in the LLC under the equity method of accounting. The Company's equity in earnings of the LLC was insignificant during fiscal year 1997.

  In June 1997, the Company purchased 10 acres of vacant land in Longview, Texas for $648 in cash. The land will be used for new services which will complement the 174-bed skilled nursing center currently owned and operated by the Company.

5. OTHER CURRENT ASSETS

  Other current assets consist of the following:

                                                                   JUNE 30,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
Due from third party payors.................................... $ 8,055 $ 2,491
Deferred tax assets............................................   1,810   1,956
Notes receivable...............................................     672   1,253
Prepaid expenses...............................................     952   1,004
Income tax receivable..........................................      --   4,128
Other receivables..............................................   1,543   1,524
                                                                ------- -------
                                                                $13,032 $12,356
                                                                ======= =======

                            SUMMIT CARE CORPORATION

6. LONG-TERM DEBT

   Long-term debt consists of the following:

                                                                 JUNE 30,
                                                             ------------------
                                                               1996      1997
                                                             --------  --------
Senior secured notes, at fixed interest rates from 7.38% to
 8.14%, interest only payable semi-annually, principal due
 from December 2000 to December 2010 in various annual
 payments, secured by property and equipment with a book
 value of approximately $91,781 at June 30, 1997...........  $ 55,000  $ 70,000
Secured revolving bank line of credit expires September 30,
 1998, variable interest rates approximating 7.44% in the
 year ending June 30, 1997, convertible to a term loan due
 in equal quarterly principal payments through September
 2001, secured by property and equipment with a book value
 of approximately $6,556 at June 30, 1997..................     6,000     5,000
8.96% senior secured notes, due 2002, interest only,
 payable semi-annually through June 1997, annual principal
 payments of $4,150 beginning December 1997, secured by
 property and equipment with a book value of approximately
 $32,779 at June 30, 1997..................................    25,000    25,000
Present value of capital lease obligations at effective
 interest rates from 7% to 9%, secured by property and
 equipment with a book value of approximately $23,216 at
 June 30, 1997.............................................    15,680    13,133
Mortgage and other note payable, fixed interest rates from
 7.75% to 9%, due in various monthly installments through
 January 2026, secured by property and equipment with a
 book value of approximately $7,379 at June 30, 1997.......     5,231     5,281
Promissory note, less imputed interest of $81 in the year
 ended June 30, 1997, at an effective interest rate of 9%
 due in October 2001, secured by the leasehold interest in
 a nursing care center, with a book value of approximately
 $3,060 at June 30, 1997...................................     2,304     1,944
Mortgage note payable, variable interest rates from 8.25%
 to 9.0% in year ended June 30, 1997, due in equal monthly
 principal installments through March 2001, secured by
 property and equipment with a book value of approximately
 $2,816 at June 30, 1997...................................     1,159     1,094
Less current portion.......................................    (2,985)      --
                                                             --------  --------
Non-current portion........................................  $107,389  $121,452
                                                             ========  ========

  Future maturities of long-term debt (including capital lease obligations) are as follows: years ending June 30, 1998--$-0-; 1999--$8,699; 2000--$13,788;
2001--$17,187; 2002--$10,904, and thereafter--$70,874.

  In December 1995, the Company amended its secured bank line of credit which reduced the commitment from $60,000 to $40,000, converted accounts receivable from collateral to a negative pledge, extended the revolver to September 30, 1997 (the revolver has been subsequently extended to September 30, 1998) and reduced the period of the term loan upon termination of the revolver from four to three years. The interest rate is variable and at the Company's option, will equal either the bank prime rate or the Eurodollar rate plus a margin (reduced by the amendment) that varies depending on the ratio of certain senior debt to earnings before certain interest, taxes, depreciation and amortization.

                            SUMMIT CARE CORPORATION

6. LONG-TERM DEBT (CONTINUED)

At June 30, 1997, credit line loans outstanding were $5,000 which was used to finance the construction described in Note 4. At June 30, 1997, the Company classified $6,997 of current debt maturities as long-term debt based on its intent and ability to refinance these obligations under the bank line of credit.

  The bank line of credit loan agreement and the two senior secured note agreements contain covenants that include requirements to comply with certain financial tests and ratios and restrict the ability of the Company to incur additional indebtedness. Also, the Company is restricted by the agreements from the payment of dividends (other than dividends payable in common stock) or to acquire its common stock to the extent that such payments exceed $5,000 plus 50% of the Company's net income after June 30, 1995. The Company currently is meeting all financial tests and ratios.

  Interest expense was $6,033, $8,701 and $10,296 in fiscal years 1995, 1996 and 1997, respectively, of which $759, $1,605 and $1,678 in 1995, 1996 and
1997 were capitalized as part of the ongoing construction projects. Interest payments were $5,712 , $7,874 and $10,124 in fiscal years 1995, 1996 and 1997, respectively.

7. INCOME TAXES

  The provision for income taxes consists of the following:

                                                         YEARS ENDED JUNE 30,
                                                         ----------------------
                                                          1995    1996   1997
                                                         ------  ------ -------
   Federal:
     Current............................................ $4,359  $3,611 $(3,979)
     Deferred...........................................   (277)     19   4,003
                                                         ------  ------ -------
                                                          4,082   3,630      24
   State:
     Current............................................    952     798    (662)
     Deferred...........................................    (47)     24     757
                                                         ------  ------ -------
                                                            905     822      95
                                                         ------  ------ -------
                                                         $4,987  $4,452 $   119
                                                         ======  ====== =======

                            SUMMIT CARE CORPORATION

7. INCOME TAXES (CONTINUED)

  Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements and represent differences between income for tax purposes and income for financial statement purposes in future years. Temporary differences are primarily attributable to reporting for income tax purposes the excess of tax over book depreciation, bad debts and vacation benefits. The current deferred tax assets are included in other current assets (see Note 5). Significant components of the Company's deferred tax liabilities and assets as of June 30 are as follows:

                                                1996                1997
                                         ------------------- -------------------
                                         CURRENT NON-CURRENT CURRENT NON-CURRENT
                                         ------- ----------- ------- -----------
   Income Taxes
    Deferred tax liabilities:
     Tax over book depreciation........  $  --     $(3,136)  $  --     $(7,858)
     Other.............................     --        (137)     --        (264)
                                         ------    -------   ------    -------
       Total deferred tax liabilities..     --      (3,273)     --      (8,122)
   Deferred tax assets:
     Vacation and deferred compensation
      benefits and bad debt............   1,810        330    1,956        452
     State tax.........................     --         338      --         159
                                         ------    -------   ------    -------
       Total deferred tax assets.......   1,810        668    1,956        611
                                         ------    -------   ------    -------
   Net deferred tax assets
    (liabilities)......................  $1,810    $(2,605)  $1,956    $(7,511)
                                         ======    =======   ======    =======

   A reconciliation of the provision for income taxes with the amount computed using the federal statutory rate is as follows:

                                                                    JUNE 30,
                                                                   -----------
                                                                   1996  1997
                                                                   ----  -----
   Federal rate                                                    35.0%  34.0%
   State taxes, net of federal tax benefit........................  4.5    4.5
   Tax credits.................................................... (1.6)   --
   Other, net.....................................................  --    24.8
                                                                   ----  -----
                                                                   37.9%  63.3%
                                                                   ====  =====

  The increase in the effective tax rate was primarily due to certain permanent differences between book income and taxable income. Total income tax payments during fiscal years 1995, 1996 and 1997 were $4,876, $3,904 and $1,828, respectively.

8. LEASES

  The Company leases certain of its centers, equipment and its pharmacy space under both noncancellable operating leases and capital leases. The leases generally provide for payment of property taxes, insurance and repairs, and have rent escalation clauses based upon the consumer price index or annual per bed adjustments.

                            SUMMIT CARE CORPORATION

8. LEASES (CONTINUED)

  All capital leases contain purchase options, and the accompanying balance sheet and following table have been prepared assuming such options will be exercised (see Note 11). Some leases contain various renewal options and extend up to the year 2030. Property and equipment includes the following amounts for leases which have been capitalized:

                                                                   JUNE 30, 1997
                                                                   -------------
   Land and land improvements.....................................    $ 1,400
   Buildings and leasehold improvements...........................     21,481
   Furniture and equipment........................................      2,405
                                                                      -------
                                                                       25,286
   Less accumulated amortization..................................      2,070
                                                                      -------
                                                                      $23,216
                                                                      =======

  The future minimum rental payments under noncancellable operating leases and capital leases (including purchase options when expected to be exercised) that have initial or remaining lease terms in excess of one year as of June 30, 1997 are as follows:

                                                  OPERATING CAPITAL
   YEAR ENDING JUNE 30,                            LEASES    LEASES    TOTAL
   --------------------                           --------- --------  --------
   1998.......................................... $  3,054  $  3,321  $  6,375
   1999..........................................    2,995     4,634     7,629
   2000..........................................    2,755     4,297     7,052
   2001..........................................    2,513       350     2,863
   2002..........................................    2,176       350     2,526
   Thereafter....................................    7,827     3,525    11,352
                                                  --------  --------  --------
   Total minimum lease payments..................   21,320    16,477    37,797
   Less amount representing interest.............      --      3,344     3,344
                                                  --------  --------  --------
   Present value of net minimum lease payments
    (capital lease amount included in long-term
    debt--see Note 6)............................  $21,320   $13,133   $34,453
                                                  ========  ========  ========

9. CONTINGENCIES

  The Company is subject to malpractice claims and other litigation arising in the ordinary course of business. In the opinion of management, any liability beyond amounts covered by insurance and the ultimate resolution of all pending legal proceedings will not have a material adverse effect on the Company's financial position or results of operations.

10. STOCK OPTION PLAN

  Effective July 1, 1991, the Company adopted a stock option plan authorizing the issuance of 250,000 shares of common stock. The plan was amended on December 9, 1994 and again on December 8, 1995 to increase the authorized shares to 1,400,000. Options may be granted to key employees and directors of the Company. Options granted to employees may be either incentive stock options or nonstatutory options. Only non-qualified options may be granted to non-employee directors. Options granted to non-employee directors are granted automatically pursuant to a formula grant provision contained in the plan. The option price per share for incentive stock options shall not be less than 85% of the fair market value at the date of the grant. The terms of each option and the increments

                            SUMMIT CARE CORPORATION

10. STOCK OPTION PLAN (CONTINUED)

in which each is exercisable are determined by a committee appointed by the Board of Directors. No option may be exercised after ten years from the date of the grant and no option may be granted under the plan after June 30, 2001.

  The following summarizes activity in the stock option plan:

                                         YEARS ENDED JUNE 30,
                         -------------------------------------------------------
                               1995              1996               1997
                         ----------------- ----------------- -------------------
                                  WEIGHTED          WEIGHTED            WEIGHTED
                         NUMBER   AVERAGE  NUMBER   AVERAGE             AVERAGE
                           OF     EXERCISE   OF     EXERCISE NUMBER OF  EXERCISE
                         SHARES    PRICE   SHARES    PRICE    SHARES     PRICE
                         -------  -------- -------  -------- ---------  --------
Options at beginning of
 year................... 256,000   $12.97  523,000   $16.79    948,500   $18.91
Changes during year:
  Granted............... 284,500   $19.94  504,000   $21.15    112,000   $13.36
  Exercised............. (15,700)  $12.20  (13,500)  $12.13     (3,200)  $17.85
  Canceled..............  (1,800)  $12.26  (65,000)  $20.58    (26,800)  $20.31
                         -------           -------           ---------
Options outstanding at
 end of year............ 523,000   $16.79  948,500   $18.91  1,030,500   $18.27
                         =======           =======           =========
Options exercisable at
 end of year............  58,100   $12.26  161,600   $14.97    352,300   $17.10
Options available for
 grant at end of year...  57,700           418,700             333,500

  The weighted average fair value per share of options granted during the year was $10.14 and $6.72 for fiscal years 1996 and 1997, respectively. The exercise prices for options outstanding at June 30, 1997 ranged from $10.50 to $22.50. The weighted average remaining contractual life of these options is approximately eight years.

  The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) which uses an intrinsic value method and, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, results in no compensation expense. However, pro forma information regarding net income and earnings per share is required by Statement of Financial Accounting Standards No. 123, "Accounting and Disclosure of Stock-Based Compensation" (SFAS 123), and, in the following disclosure, has been determined as if the Company had accounted for its stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the years ended June 30, 1997 and 1996, respectively: risk-free interest rates of 6.4% and 5.5%; dividend yields of zero percent for both years; volatility factors of the expected market price of the Company's common stock of 48.4% and 46.8%; and a weighted average expected life of the options of five years.

  Because the Company's stock options have characteristics significantly different from those options used in the Black-Scholes option pricing model, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of the Company's stock options.

                            SUMMIT CARE CORPORATION

10. STOCK OPTION PLAN (CONTINUED)

  For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The effects of providing pro forma disclosure are not likely to be representative of the effects on reported net income for future years. The Company's pro forma information follows for the years ended June 30, 1996 and 1997:

                                                                   1996  1997
                                                                  ------ -----
   Pro forma net income (loss)................................... $6,914 $(543)

11. SUBSEQUENT EVENT

  In September 1997, the Company exercised a purchase option in its lease of a 111-bed skilled nursing care center in La Grange, Texas. The purchase option price of $1,871 was financed by a draw on the Company's bank line of credit (see Note 6).

12. UNAUDITED QUARTERLY INFORMATION

  Following is a summary of unaudited quarterly results of operations from the years ended June 30, 1996 and 1997:

                                             YEAR ENDED JUNE 30, 1996
                                     ------------------------------------------
                                       1ST     2ND      3RD     4TH
                                      QTR.    QTR.     QTR.    QTR.     TOTAL
                                     ------- -------  ------- -------  --------
   Net revenues..................... $41,270 $42,801  $45,232 $46,759  $176,062
   Income before income taxes.......   3,924   3,400    2,077   2,360    11,761
   Net income.......................   2,359   2,043    1,327   1,580     7,309
                                             YEAR ENDED JUNE 30, 1997
                                     ------------------------------------------
                                       1ST     2ND      3RD     4TH
                                      QTR.    QTR.     QTR.    QTR.     TOTAL
                                     ------- -------  ------- -------  --------
   Net revenues..................... $48,907 $46,181  $52,012 $50,827  $197,927
   Income (loss) before income
    taxes...........................   2,587  (1,734)   2,394  (3,059)      188
   Net income (loss)................   1,565  (1,049)   1,448  (1,895)       69

                            SUMMIT CARE CORPORATION

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)

                                                                   DECEMBER 31,
                                                                       1997
                                                                   ------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.......................................   $  1,702
  Accounts receivable, less allowance for doubtful accounts of
   $2,474.........................................................     36,343
  Supplies inventory, at cost.....................................      3,204
  Other current assets............................................     15,569
                                                                     --------
    Total current assets..........................................     56,818
Property and equipment, at cost:
  Land and land improvements......................................     20,036
  Buildings and leasehold improvements............................    175,078
  Furniture and equipment.........................................     24,361
  Construction in progress........................................      5,298
                                                                     --------
                                                                      224,773
  Less accumulated depreciation and amortization..................     30,220
                                                                     --------
                                                                      194,553
Notes receivable, less allowance for doubtful accounts of $363 ...      6,842
Other assets......................................................      9,207
                                                                     --------
    Total assets..................................................   $267,420
                                                                     ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Payable to bank.................................................   $  2,985
  Accounts payable................................................     36,776
  Employee compensation and benefits..............................      4,622
  Income taxes payable............................................      1,051
                                                                     --------
    Total current liabilities.....................................     45,434
Long-term debt....................................................    129,754
Deferred income taxes.............................................      7,511
                                                                     --------
    Total liabilities.............................................    182,699
Commitments and contingencies
Shareholders' equity:
  Preferred stock, no par value, 2,000 authorized shares, none
   issued.........................................................        --
  Common stock, no par value, 100,000 authorized shares; 6,776 and
   6,813 issued and outstanding, respectively.....................     52,020
  Retained earnings...............................................     32,701
                                                                     --------
    Total shareholders' equity....................................     84,721
                                                                     --------
    Total liabilities and shareholders' equity....................   $267,420
                                                                     ========

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                               SIX MONTHS ENDED
                                                                 DECEMBER 31,
                                                               ----------------
                                                                1996     1997
                                                               ------- --------
NET REVENUES.................................................. $95,088 $108,507
EXPENSES:
  Salaries and benefits.......................................  43,386   47,742
  Supplies....................................................  10,381   10,261
  Purchased services..........................................  24,144   26,211
  Provision for doubtful accounts.............................     967    1,780
  Other expenses..............................................   6,258    7,484
  Rent........................................................   1,410    1,525
  Depreciation and amortization...............................   3,632    4,235
  Interest (net of interest income, $371 in 1997 and $179 in
   1996, respectively)........................................   4,057    4,588
                                                               ------- --------
                                                                94,235  103,826
                                                               ------- --------
INCOME BEFORE PROVISION FOR INCOME TAXES......................     853    4,681
Provision for income taxes....................................     337    1,849
                                                               ------- --------
NET INCOME.................................................... $   516 $  2,832
                                                               ======= ========


                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                            SIX MONTHS ENDED
                                                              DECEMBER 31,
                                                            ------------------
                                                              1996      1997
                                                            --------  --------
OPERATING ACTIVITIES:
  Net income............................................... $    516  $  2,832
  Adjustments to reconcile net income to net cash provided
   by (used in) operating activities:
    Depreciation and amortization..........................    3,632     4,235
    (Increase) in accounts receivable, net.................   (5,027)   (2,594)
  (Increase) in supplies inventory.........................      (66)     (514)
  (Increase) in other current assets.......................   (1,602)   (3,152)
  Increase in accounts payable.............................    6,805     7,190
    (Decrease) increase in employee compensation and
     benefits..............................................      294    (1,255)
  Increase (decrease) in income taxes payable..............     (989)    1,051
                                                            --------  --------
    Total adjustments......................................    3,047     4,961
                                                            --------  --------
    Net cash provided by operating activities..............    3,563     7,793
                                                            --------  --------
INVESTING ACTIVITIES:
  Issuance of notes receivable.............................     (550)   (2,281)
  Principal payments of notes receivable...................      253     2,294
  Additions to property and equipment......................  (12,049)   (6,706)
  Property and equipment related to purchase of nursing
   center..................................................      --     (4,209)
  (Increase) in other assets...............................   (1,579)     (470)
                                                            --------  --------
    Net cash (used in) investing activities................  (13,925)  (11,372)
                                                            --------  --------
FINANCING ACTIVITIES:
  (Decrease) in payable to bank............................   (1,229)   (1,693)
  Principal payments on long-term debt.....................   (8,435)  (10,497)
  Proceeds from long-term debt.............................   19,000    13,000
  Proceeds from exercise of stock options..................      --        477
                                                            --------  --------
    Net cash provided by financing activities..............    9,336     1,287
                                                            --------  --------
(Decrease) in cash and cash equivalents....................   (1,026)   (2,292)
Cash and cash equivalents at beginning of year.............    2,658     3,994
                                                            --------  --------
Cash and cash equivalents at end of the period............. $  1,632  $  1,702
                                                            ========  ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest............................................... $  5,161  $  5,015
  Income taxes.............................................    1,654       808
  Non cash investing and financing activities:
    Acquisition of nursing care center under capital lease.      --      5,799
    Capital lease obligation...............................      --     (5,799)

                            See accompanying notes.

                            SUMMIT CARE CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                                (IN THOUSANDS)

  1. The unaudited financial information included herein, in the opinion of management, reflects all adjustments (all of which are of a normal recurring nature except for a special charge recorded in December 1996, see Note 5), which are considered necessary to fairly state the Company's financial position, its cash flows and the results of operations. These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the Company's annual report filed on Form 10-K for the year ended June 30, 1997. The interim financial information herein is not necessarily representative of that to be expected for a full year.

  2. Certain amounts have been reclassified to conform with fiscal 1998 presentations.

  3. Other current assets consist of the following:

                                                                    DECEMBER 31,
                                                                        1997
                                                                    ------------
   Due from third-party payors.....................................   $ 4,743
   Deferred tax assets.............................................     1,956
   Notes receivable................................................     1,257
   Prepaid expenses................................................     2,526
   Income tax receivable...........................................     3,000
   Other receivables...............................................     2,087
                                                                      -------
                                                                      $15,569
                                                                      =======

  4. In December 1996, the Company recorded a special charge of $4,000 against revenues ($2,420 against net income) as a result of adjustments proposed by Medicare in connection with an audit of fiscal 1995 completed in the quarter ended December 31, 1996, which would have an effect on revenues for that fiscal year, fiscal 1996 and the six months ended December 31, 1996.

  5. In July 1997, the Company opened its fifth assisted living center with 66 beds in Orange, California, at a total cost of construction of $3,924. In September 1997, the Company exercised a purchase option in the amount of $1,871 in its lease of a 111-bed skilled nursing care center in La Grange, Texas. In November 1997, the Company opened 47 additional beds at one of its two skilled nursing care centers in Lubbock, Texas, at an approximate cost of construction of $1,900. In December 1997, the Company acquired the assets of a 194 bed skilled nursing care center in McAllen, Texas at an approximate cost of $10,058. The Compan's bank line of credit was used to finance the two construction projects, the exercise of the purchase option and $4,259 of the acquisition cost of the McAllen center. The balance of the McAllen acquisition cost of $5,799 was financed with a capitalized lease obligation.

  6. In December 1997, the Company amended its secured bank line of credit by reducing the commitment from $40,000 to $33,000. One of the four lenders was deleted from the credit agreement, and the revolving credit termination date was extended one year to September 30, 1999. No other terms and conditions were added, deleted or amended.

  7. Recent Accounting Pronouncement: In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131"), which is effective for fiscal years ending after December 15, 1997. This Statement is not required to be applied to interim financial statements in the

                            SUMMIT CARE CORPORATION
initial year of its application. SFAS 131 establishes standards for the way that public enterprises report information about operating segments in annual financial statements. It also requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. Under existing accounting standards, the Company has reported its operations as one line of business because substantially all of its revenues have been derived from its skilled nursing care centers and assisted living centers and closely related ancillary services. The Company is presently evaluating the new standard in order to determine its effect, if any, on the way the Company might report its operations in the future.

  8. Subsequent Event: On February 6, 1998, the Company and Fountain View, Inc., a privately-held skilled nursing care company based in Los Angeles, California, entered into a definitive merger agreement for Fountain View to acquire the Company. According to the terms of the merger agreement, the Company's shareholders will receive $21.00 per share in cash for a total purchase price of approximately $274 million, including the assumption of approximately $130 million of the Company's debt.

  On February 13, 1998, Fountain View commenced a cash tender offer for all outstanding shares of the Company's stock at $21.00 per share. The tender offer expired on March 25, 1998 and, following consummation of the tender offer on March 27, 1998, subject to the terms and conditions contained in the merger agreement, the Company will be merged with a subsidiary of Fountain View, and each remaining outstanding share of the Company will be converted in the merger into $21.00 in cash.

  Fountain View has received a commitment from Heritage Fund II, L.P. for $82 million of the equity financing necessary to complete the transaction and a bank financing commitment from Bank of Montreal covering an additional $250 million. Completion of the tender offer and the merger are subject to customary conditions to closing, including the receipt of any applicable regulatory approvals and the expiration of any applicable regulatory waiting periods.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    1
Risk Factors..............................................................   20
Use of Proceeds...........................................................   31
Capitalization............................................................   31
Unaudited Pro Forma Financial Data........................................   32
Selected Historical Financial and Other Data--Fountain View...............   37
Selected Historical Financial and Other Data--Summit......................   39
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   41
Business..................................................................   52
Management................................................................   71
Principal Stockholders....................................................   77
Certain Relationships and Related Transactions............................   78
Description of Other Indebtedness.........................................   81
The Exchange Offer........................................................   83
Plan of Distribution......................................................   91
Description of Notes......................................................   93
Material Federal Income Tax Consequences..................................  125
Validity of the Notes.....................................................  128
Available Information.....................................................  128
Experts...................................................................  128
Special Note Regarding Forward-Looking Statements.........................  129
Index to Consolidated Financial Statements................................  F-1

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------



                              FOUNTAIN VIEW, INC.

                            OFFER TO EXCHANGE UP TO
                        $120,000,000 OF 11 1/4% SENIOR
                         SUBORDINATED NOTES DUE 2008,
           SERIES B WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
                          ACT OF 1933, AS AMENDED FOR
                        ANY AND ALL OF ITS OUTSTANDING
                          11 1/4% SENIOR SUBORDINATED
                            NOTES DUE 2008 OF WHICH
                           $120,000,000 IN PRINCIPAL
                             AMOUNT IS OUTSTANDING
                              ON THE DATE HEREOF.


                                  -----------

                                  PROSPECTUS

                                  -----------





                               SEPTEMBER 9, 1998


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             LETTER OF TRANSMITTAL

                             TO TENDER FOR EXCHANGE
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                                       OF

                              FOUNTAIN VIEW, INC.

                                  PURSUANT TO

                       PROSPECTUS DATED SEPTEMBER 9, 1998

 THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 1998, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY IN ITS SOLE DISCRETION. TENDERS OF 11 1/4% SENIOR
 SUBORDINATED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND HEREIN.

                 The Exchange Agent for the Exchange Offer Is:

                      STATE STREET BANK AND TRUST COMPANY
                              OF CALIFORNIA, N.A.


 By Registered or Certified Mail:               By Overnight Courier:                       By Hand before 4:30 P.M.:
  State Street Bank and Trust                State Street Bank and Trust                   State Street Bank and Trust
  Company of California, N.A.                Company of California, N.A.                   Company of California, N.A.
c/o State Street Bank and Trust         c/o State Street Bank and Trust               c/o State Street Bank and Trust
           Company                                    Company                                        Company
    Two International Place                   Two International Place                         Two International Place
  Boston, Massachusetts 02110               Boston, Massachusetts 02110                     Boston, Massachusetts 02110
   Attention: Kellie Mullen                   Attention: Kellie Mullen                       Attention: Kellie Mullen


                           By Facsimile: 617-664-5290
              Confirm by Telephone to: Kellie Mullen 617-664-5587

                PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS HEREIN

                                DESCRIPTION OF OUTSTANDING NOTES TENDERED
-----------------------------------------------------------------------------------------------------
      NAME(S) AND ADDRESS(ES) OF HOLDER(S)
(IF THE NAME AND ADDRESS SHOWN ARE NOT CURRENT PLEASE            OUTSTANDING NOTES TENDERED
       INDICATE ANY CHANGES NECESSARY)(1)                  (PLEASE FILL IN NUMBERS AND AMOUNTS AND
                                                            ATTACH ADDITIONAL LIST IF NECESSARY)
-----------------------------------------------------------------------------------------------------
                                                                CERTIFICATE            PRINCIPAL
                                                               NUMBER(S) (IF           AMOUNT(S)
                                                                 ENCLOSING          OF OUTSTANDING
                                                             CERTIFICATES)(2)      NOTES TENDERED(3)
-----------------------------------------------------------------------------------------------------

                                                           ------------------------------------------

                                                           ------------------------------------------

                                                           ------------------------------------------

                                                           ------------------------------------------
                                                           TOTAL
-----------------------------------------------------------------------------------------------------

  THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE PROSPECTUS, DATED SEPTEMBER 9, 1998 (THE "PROSPECTUS"), OF FOUNTAIN VIEW, INC., A DELAWARE CORPORATION (THE "COMPANY"), AND THIS LETTER OF TRANSMITTAL RELATING TO THE OFFER (THE "EXCHANGE OFFER") OF THE COMPANY, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE PROSPECTUS AND HEREIN AND THE INSTRUCTIONS HERETO, TO EXCHANGE $1,000 PRINCIPAL AMOUNT OF ITS 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B (THE "EXCHANGE NOTES") FOR EACH $1,000 PRINCIPAL AMOUNT OF ITS OUTSTANDING 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008 (THE "OUTSTANDING NOTES"), OF WHICH $120 MILLION AGGREGATE PRINCIPAL AMOUNT IS OUTSTANDING. THE MINIMUM PERMITTED TENDER IS $1,000 PRINCIPAL AMOUNT OF OUTSTANDING NOTES, AND ALL OTHER TENDERS MUST BE IN INTEGRAL MULTIPLES OF $1,000.

  DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS, OR TRANSMISSION BY FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

  The Exchange Offer will expire at 5:00 p.m., New York City time, on October 13, 1998 (the "Expiration Date"), unless extended by the Company in its sole discretion, in which case the term Expiration Date shall mean the latest date and time to which the Exchange Offer is extended.

  HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER THEIR OUTSTANDING NOTES TO THE EXCHANGE AGENT PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

  This Letter of Transmittal should be used only to exchange the Outstanding Notes, pursuant to the Exchange Offer as set forth in the Prospectus.

  This Letter of Transmittal is to be used (a) if Outstanding Notes are to be physically delivered to the Exchange Agent or (b) if delivery of Outstanding Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility") pursuant to the procedures set forth in the Prospectus under the caption "The Exchange Offer-- Procedures for Tendering." Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  Holders whose Outstanding Notes are not available or who cannot deliver their Outstanding Notes and all other documents required hereby to the Exchange Agent by 5:00 p.m. on the Expiration Date nevertheless may tender their Outstanding Notes in accordance with the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures." See Instruction 1.

  THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES FOR EXCHANGE BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

  All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Prospectus.

  HOLDERS WHO WISH TO EXCHANGE THEIR OUTSTANDING NOTES MUST COMPLETE COLUMNS
(1) THROUGH (3) IN THE BOX ENTITLED "DESCRIPTION OF OUTSTANDING NOTES TENDERED" ON THE PRIOR PAGE, COMPLETE THE BOX BELOW ENTITLED "METHOD OF DELIVERY" AND SIGN WHERE INDICATED BELOW.

  THE UNDERSIGNED, BY COMPLETING THE BOX ENTITLED "DESCRIPTION OF OUTSTANDING NOTES TENDERED" AND SIGNING THIS LETTER OF TRANSMITTAL, WILL BE DEEMED TO HAVE TENDERED THE OUTSTANDING NOTES AND MADE CERTAIN REPRESENTATIONS DESCRIBED IN THE PROSPECTUS AND HEREIN.

                               METHOD OF DELIVERY

 [_]CHECK HERE IF CERTIFICATE FOR TENDERED OUTSTANDING NOTES ARE ENCLOSED
    HEREWITH.

 [_]CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED BY BOOK-
    ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

 Name of Tendering Institution: ____________________________________________

 Account Number: ___________________    Transaction Code Number: ____________

 Principal Amount of Tendered Notes: _______________________________________

 [_]CHECK HERE IF TENDERED OUTSTANDING NOTES ARE BEING DELIVERED PURSUANT
    TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE EXCHANGE AGENT AND COMPLETE THE FOLLOWING (SEE INSTRUCTIONS 1 AND 4):

  Name(s) of Registered Holder(s): ________________________________________

  Window Ticket Number (if any): __________________________________________

  Date of Execution of Notice of Guaranteed Delivery: _____________________

  Name of Eligible Institution which Guaranteed Delivery: _________________

 IF DELIVERED BY THE BOOK-ENTRY TRANSFER FACILITY, PROVIDE THE FOLLOWING
 INFORMATION:

 [_]The Depository Trust Company

  Account Number: _________________     Transaction Code Number: ____________

   ------------------------------------------------------------------------

 [_]CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE TEN
    ADDITIONAL COPIES OF THE PROSPECTUS AND COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

 PLEASE NOTE: THE COMPANY HAS AGREED THAT, FOR A PERIOD OF DAYS AFTER THE EXPIRATION DATE, IT WILL MAKE COPIES OF THE PROSPECTUS AVAILABLE TO ANY PARTICIPATING BROKER-DEALER FOR USE IN CONNECTION WITH RESALES OF THE EXCHANGE NOTES.

  Name: ___________________________________________________________________

  Address: ________________________________________________________________

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

  Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Outstanding Notes indicated in the box entitled "Description of Outstanding Notes Tendered." Subject to, and effective upon, the acceptance for exchange of the Outstanding Notes tendered hereby, the undersigned hereby irrevocably sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to such Outstanding Notes, and hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent also acts as the agent of the Company and as Trustee under the Indenture governing the Outstanding Notes and the Exchange Notes) with respect to such Outstanding Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates representing such Outstanding Notes, and to deliver all accompanying evidences of transfer and authenticity to or upon the order of the Company upon receipt by the Exchange Agent, as the undersigned's agent, of the Exchange Notes to which the undersigned is entitled upon the acceptance by the Company of such Outstanding Notes for exchange pursuant to the Exchange Offer, (b) receive all benefits and otherwise to exercise all rights of beneficial ownership of such Outstanding Notes, all in accordance with the terms of the Exchange Offer, and
(c) present such Outstanding Notes for transfer on the register for such Outstanding Notes, and receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes, all in accordance with the terms of the Exchange Offer.

  The undersigned acknowledges that prior to this Exchange Offer, there has been no public market for the Outstanding Notes or the Exchange Notes. If a market for the Exchange Notes should develop, the Exchange Notes could trade at a discount from their principal amount. The undersigned is aware that the Company does not intend to list the Exchange Notes on a national securities exchange and that there can be no assurance that an active market for the Exchange Notes will develop.

  If the undersigned is not a broker-dealer, the undersigned represents that it is not engaged in, and does not intend to engage in, a distribution of Exchange Notes. If the undersigned is a broker-dealer that will receive Exchange Notes, it represents that the Outstanding Notes to be exchanged for Exchange Notes were acquired as a result of market-making activities or other trading activities and it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.

  The undersigned represents that (a) it is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or any of the Subsidiary Guarantors (as defined in the Prospectus), (b) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, and (c) it is acquiring the Exchange Notes in the ordinary course of business. In addition, the undersigned acknowledges that an person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must, in the absence of an exemption therefrom, comply with the registration and prospectus deliver requirements of the Securities Act in connection with a secondary resale of the Exchange Notes and cannot rely on the position of the staff of the Securities and Exchange Commission enunciated in no action letters and failure to comply with such requirements in such instance could result in the undersigned incurring liability under the Securities Act for which the undersigned is not indemnified by the Company. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment, transfer and purchase of the Notes tendered hereby.

  The undersigned understands and acknowledges that the Company reserves the right, in its sole discretion, the purchase or make offers for any Outstanding Notes that remain outstanding subsequent to the Expiration Date or to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Outstanding Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers will differ from the terms of the Exchange Offer.

  The undersigned hereby represents and warrants that (a) the undersigned accepts the terms and conditions of the Exchange Offer, (b) the undersigned has a net long position within the meaning of Rule 14e-4 under the Exchange Act ("Rule 14e-4") equal to or greater than the principal amount of Outstanding Notes tendered hereby, (c) the tender of such Outstanding Notes complies with Rule 14e-4 (to the extent that Rule 14e-4 is applicable to such exchange), (d) the undersigned has full power and authority to tender, exchange, assign and transfer the Outstanding Notes tendered hereby, and (e) when the same are accepted for exchange by the Company, the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered hereby.

  The undersigned agrees that all authority conferred or agreed to be conferred by this Letter of Transmittal and every obligation of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. The undersigned also agrees that, except as stated in the Prospectus, the Outstanding Notes tendered hereby cannot be withdrawn.

  The undersigned understands that tenders of the Outstanding Notes pursuant to any one of the procedures described in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Notes" and in the instructions hereto will constitute a binding agreement between the undersigned and the Company in accordance with the terms and subject to the conditions of the Exchange Offer.

  The undersigned understands that by tendering Outstanding Notes pursuant to one of the procedures described in the Prospectus and the instructions thereto, the tendering holder will be deemed to have waived the right to receive any payment in respect of interest on the Outstanding Notes accrued up to the date of issuance of the Exchange Notes.

  The undersigned recognizes that, under certain circumstances set forth in the Prospectus, the Company may not be required to accept for exchange any of the Outstanding Notes tendered. Outstanding Notes not accepted for exchange or withdrawn will be returned to the undersigned at the address set forth below unless otherwise indicated under "Special Delivery Instructions" below.

  Unless otherwise indicated herein under the box entitled "Special Issuance Instructions" below, Exchange Notes, and Outstanding Notes not validly tendered or accepted for exchange, will be issued in the name of the undersigned. Similarly, unless otherwise indicated under the box entitled "Special Delivery Instructions" below, Exchange Notes, and Outstanding Notes not validly tendered or accepted for exchange, will be delivered to the undersigned at the address shown below the signature of the undersigned. The undersigned recognizes that the Company has no obligation pursuant to the "Special Issuance Instructions" to transfer any Outstanding Notes from the name of the registered holder thereof if the Company does not accept for exchange any of the principal amount of such Outstanding Notes so tendered.

  All questions as to the validity, form, eligibility (including time of receipt), and withdrawal of the tendered Outstanding Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company reserves the absolute right to reject any and all Outstanding Notes not properly tendered or any Outstanding Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to particular Outstanding Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Outstanding Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Outstanding Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Outstanding Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Outstanding Notes, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

                                   SIGN HERE
                 (ALSO COMPLETE SUBSTITUTE FORM W-9 ON REVERSE)
 ---------------------------------------------------------------------------
 ---------------------------------------------------------------------------
                   (SIGNATURE(S) OF TENDERING SHAREHOLDER(S))

 Dated:     , 1998

 Must be signed by the registered holder(s) of the Outstanding Notes exactly as their name(s) appear(s) on certificate(s) for the Outstanding Notes or by person(s) with this Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, please provide the following information. See Instruction 3.

 Name(s): __________________________________________________________________
                                 (PLEASE PRINT)

 Capacity (Full Title): ____________________________________________________

 Address: __________________________________________________________________
 ---------------------------------------------------------------------------
                                                                   (ZIP CODE)

 Daytime Area Code and Telephone Number: (    )_____________________________

 Tax Identification or Social Security Number: _____________________________

                   (COMPLETE SUBSTITUTE FORM W-9 ON REVERSE)

                           GUARANTEE OF SIGNATURE(S)
     (IF REQUIRED--SEE INSTRUCTIONS 1 AND 5 OF THIS LETTER OF TRANSMITTAL)

 Authorized Signature: _____________________________________________________

 Name: _____________________________________________________________________
                                 (PLEASE PRINT)

 Title: ____________________________________________________________________

 Name of Firm: _____________________________________________________________

 Address: __________________________________________________________________
 ---------------------------------------------------------------------------
                                                                   (ZIP CODE)

 Area Code and Telephone Number: ___________________________________________

 Dated:     , 1998

    SPECIAL ISSUANCE INSTRUCTIONS             SPECIAL DELIVERY INSTRUCTIONS
    (SEE INSTRUCTIONS 3, 4 AND 6)

                                             (SEE INSTRUCTIONS 3, 4, AND 6)

 To be completed ONLY if certifi-          To be completed ONLY if certifi-
 cates for Outstanding Notes in a          cates for Outstanding Notes in a
 principal amount not exchanged            principal amount not exchange
 and/or certificates for Exchange          and/or certificates for Exchange
 Notes are to be issued in the name        Notes are to be sent to someone
 of someone other than the under-          other than undersigned at an ad-
 signed, or if Outstanding Notes           dress other than that shown above.
 are to be returned by credit to an
 account maintained by the Book-En-
 try Transfer Facility.


                                           Deliver (check appropriate box)

                                           [_]Exchange Notes to:


                                           [_]Outstanding Notes to:

 Issue (check appropriate box)

                                           Name: _____________________________
 [_]Exchange Notes to:

                                                     (PLEASE PRINT)

 [_]Outstanding Notes to:

                                           Address ___________________________
 Name ______________________________                                (ZIP CODE)

           (PLEASE PRINT)

                                           -----------------------------------
 Address ___________________________           (TAXPAYER IDENTIFICATION OR
                          (ZIP CODE)

                                                 SOCIAL SECURITY NUMBER)

 -----------------------------------       (ALSO COMPLETE SUBSTITUTE FORM W-9
     (TAXPAYER IDENTIFICATION OR                         BELOW)
       SOCIAL SECURITY NUMBER)

 (ALSO COMPLETE SUBSTITUTE FORM W-9
               BELOW)

 Credit unaccepted Outstanding
 Notes tendered by book-entry
 transfer to:

 [_The]Depository Trust Company ac-
   count set forth below:

 ___________________________________
        (DTC Account Number)

           INSTRUCTIONS FORMING PART OF THE TERMS AND CONDITIONS OF
                        THE OFFER AND THE SOLICITATION

  1. Delivery of this Letter of Transmittal and Certificates; Guaranteed Delivery Procedures. To be effectively tendered pursuant to the Exchange Offer, the Outstanding Notes, together with a properly completed Letter of Transmittal (or facsimile thereof), duly executed by the registered holder thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at one of its addresses set forth on the first page of this Letter of Transmittal. If the beneficial owner of any Outstanding Notes is not the registered holder, then such person may validly tender his or her Outstanding Notes only by obtaining and submitting to the Exchange Agent a properly completed Letter of Transmittal from the registered holder. OUTSTANDING NOTES SHOULD BE DELIVERED ONLY TO THE EXCHANGE AGENT AND NOT TO THE COMPANY OR TO ANY OTHER PERSON.

  THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER.

  SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY TO THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

  If a holder desires to tender Outstanding Notes and such holder's Outstanding Notes are not immediately available or time will not permit such holder's Letter of Transmittal, Outstanding Notes or other required documents to reach the Exchange Agent on or before the Expiration Date, such holder's tender may be effected if:

    (a) the tender is made through an Eligible Institution (as defined);

    (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Outstanding Notes, the certificate number or numbers of such Outstanding Notes and the principal amount of Outstanding Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Outstanding Notes to be tendered in proper form for transfer or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) such properly completed and executed Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing all tendered Outstanding Notes in proper form for transfer and all other documents required by this Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

  2. Withdrawal of Tenders. Tendered Outstanding Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange.

  To be effective, a written or facsimile transmission notice of withdrawal must (a) be received by the Exchange Agent at one of its addresses set forth on the first page of this Letter of Transmittal prior to 5:00 p.m., New York City time, on the Expiration Date, unless previously accepted for exchange,
(b) specify the name of the person who tendered the Outstanding Notes, (c) contain the description of the Outstanding Notes to be withdrawn, the certificate numbers shown on the particular certificate evidencing such Outstanding Notes and the aggregate principal amount represented by such Outstanding Notes and (d) be signed by the holder of such Outstanding Notes in the same manner as the original signature appears on this Letter of Transmittal (including any required signature guarantee) or be accompanied by evidence sufficient to have the Trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the holder withdrawing the tender. The signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution unless such Outstanding Notes have been tendered (a) by a registered holder of Outstanding Notes who has not completed either the box entitled "Special Issuance Instructions" or the box entitled "Special Delivery

Instructions" on this Letter of Transmittal or (b) for the account of an Eligible Institution. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices shall be determined by the company, whose determination shall be final and binding on all parties. If the Outstanding Notes to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of a written or facsimile transmission notice of withdrawal even if physical release is not yet effected. In addition, such notice must specify, in the case of Outstanding Notes tendered by delivery of certificates for such outstanding Notes, the name of the registered holder (if different from that of the tendering holder) to be credited with the withdrawn Outstanding Notes. Withdrawals may not be rescinded, and any Outstanding Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer. However, properly withdrawn Outstanding Notes may be retendered by following one of the procedures described under "The Exchange Offer--Procedures for Tendering" in the Prospectus at any time on or prior to the applicable Expiration Date.

  3. Signatures on this Letter of Transmittal, Bond Powers and Endorsement; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Outstanding Notes tendered hereby, the signature must correspond exactly with the name(s) as written on the face of the certificates without any change whatsoever.

  If any Outstanding Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

  If any Outstanding Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of certificates.

  When this Letter of Transmittal is signed by the registered holder or holders specified herein and tendered hereby, no endorsements of certificates or separate bond powers are required unless Exchange Notes are to be issued, or certificates for any untendered principal amount of Outstanding Notes are to be reissued, to a person other than the registered holder.

  If this Letter of Transmittal is signed by a person other than the registered holder(s) of any certificate(s) specified herein, such certificate(s) must be endorsed or accompanied by appropriate bond powers, in either cased signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s).

  If this Letter of Transmittal or a Notice of Guaranteed Delivery or any certificates or bond powers are signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

  Except as described below, signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution, Signatures of this Letter of Transmittal or a notice of withdrawal, as the case may be, need not be guaranteed if the Outstanding Notes tendered pursuant hereto are tendered (a) by a registered holder of Outstanding Notes who has not completed either the box "Special Issuance Instructions" or the box entitled "Special Delivery Instructions" on this Letter of Transmittal or (b) for the account of an Eligible Institution. In the event that signatures on this Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States (each as "Eligible Institutions").

  Endorsements on certificates for Outstanding Notes or signatures on bond powers required by this Instruction 3 must be guaranteed by an Eligible Incitation.

  4. Special Issuance and Delivery Instructions. Tendering holders should indicate in the applicable box the name and address to which certificates for Exchange notes and/or substitute certificates evidencing Outstanding Notes for the principal amounts not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated. If not such instructions are given, any Outstanding Notes not exchanged will be returned to the name and address of the person signing this Letter of Transmittal.

  5. Tax Identification Number Withholding. Federal income tax law of the United States requires that a holder of Outstanding Notes whose Outstanding Notes are accepted for exchange provide the Company with the holder's correct taxpayer identification number, which, in the case of a holder who is an individual, is his or her social security number, or otherwise establish an exemption from backup withholding. If the Company is not provided with the correct taxpayer identification number, the exchanging holder of Outstanding Notes may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, interest on the Exchange Notes acquired pursuant to the Exchange Offer may be subject to backup withholding in an amount equal to 31% of any interest payment. If withholding occurs and results in an overpayment of taxes, a refund may be obtained.

  To prevent backup withholding, an exchanging holder of Outstanding Notes must provide his correct taxpayer identification number by completing the Substitute Form W-9 provided in this Letter of Transmittal, certifying that the taxpayer identification number provided is correct (or that the exchanging holder of Outstanding Notes is awaiting a taxpayer identification number) and that either (a) the exchanging holder has not yet been notified by the IRS that such holder is subject to backup withholding as a result of failure to report all interest or dividends or (b) the IRS has notified the exchanging holder that such holder is no longer subject to backup withholding.

  Certain exchanging holders of Outstanding Notes (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding requirements. A foreign individual and other exempt holders other than foreign individuals (e.g., corporations) should certify, in accordance with the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," to such exempt status on the Substitute Form W-9 provided in this Letter of Transmittal. Foreign individuals should complete and provide Form W-8 to indicate their foreign status.

  6. Transfer Taxes. Holders tendering pursuant to the Exchange Offer will not be obligated to pay brokerage commissions or fees or to pay transfer taxes with respect to their exchange under the Exchange Offer unless the box entitled "Special Issuance Instructions" in this Letter of Transmittal has been completed, or unless the Exchange Notes are to be issued to any person other than the holder of the Outstanding Notes tendered for exchange. The company will pay all other charges or expenses in connection with the Exchange Offer. If holders tender Outstanding Notes for exchange and the Exchange Offer is not consummated, certificates representing the Outstanding Notes will be returned to the holders at the Company's expense.

  Except as provided in this Instructions 6, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) specified in this Letter of Transmittal.

  7. Inadequate Space. If the space provided herein is inadequate, the aggregate principal amount of the Outstanding Notes being tendered and the certificate numbers (if available) should be listed on a separate schedule attached hereto and separately signed by all parties required to sign this Letter of Transmittal.

  8. Partial Tenders. Tenders of Outstanding Notes will be accepted only in integral multiples of $1,000. If tenders are to be made with respect to less than the entire principal amount of any Outstanding Notes, fill in the principal amount of Outstanding Notes which are tendered in column (3) in the box on the cover entitled "Description of Outstanding Notes Tendered." In the case of partial tenders, new certificates representing the

Outstanding Notes in fully registered form for the remainder of the principal amount of the Outstanding Notes will be sent to the person(s) as promptly as practicable after the expiration or termination of the Exchange Offer.

  9. Mutilated, Lost, Stolen or Destroyed Notes. Any holder whose Outstanding Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

  10. Request for Assistance or Additional Copies. Requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be obtained from the Exchange Agent at its telephone number set forth on the first page.

  11. No Conditional Tender. No alternative, conditional, irregular or contingent tender of Notes on transmittal of this Letter of Transmittal will be accepted.

                           IMPORTANT TAX INFORMATION

                           PAYER'S NAME:
--------------------------------------------------------------------------------
                           PART 1--PLEASE PROVIDE         -----------------
                           YOUR TIN IN THE BOX AT          Social Security
                           RIGHT AND CERTIFY BY SIGN-           Number
                           ING AND DATING BELOW.

 SUBSTITUTE
 FORM W-9                                                         or
 DEPARTMENT OF                                            -----------------
 THE TREASURY                                                  Employer
 INTERNAL                                               Identification Number
 REVENUE SERVICE           PART 2--Check the box if you are not subject to
                           backup withholding under the provisions of section
                           3406(a)(1)(c) of the internal revenue code because
                           (1) you are exempt from backup withholding, or (2)
                           you have not been notified that you are subject to
                           backup withholding as a result of failure to re-
                           port all interest or dividends or (3) the internal
                           revenue service has notified you that you are no
                           longer subject to backup withholding. [_]
                          -----------------------------------------------------

 PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)
                          -----------------------------------------------------
                           CERTIFICATION--UNDER THE PENALTIES      PART 3--
                           OF PERJURY, I CERTIFY THAT THE IN-      Awaiting
                           FORMATION PROVIDED ON THIS FORM IS      TIN [_]
                           TRUE, CORRECT, AND COMPLETE.

                           SIGNATURE _______________  DATE ______

  NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

    I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to the payer by the time of payment, 31% of all reportable payments made to me will be withheld until I provide a number and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the IRS as backup withholding.

    -------------------------------       -------------------------------
                Signature                             Date

                         NOTICE OF GUARANTEED DELIVERY
                            TO TENDER FOR EXCHANGE
                11 1/4% SENIOR SECURED NOTES DUE 2008, SERIES B

                                      OF

                              FOUNTAIN VIEW, INC.

                                  PURSUANT TO

                      PROSPECTUS DATED SEPTEMBER 9, 1998

  This Notice of Guaranteed Delivery or a form substantially equivalent hereto must be used to accept the offer (the "Exchange Offer") of Fountain View, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes") if (a) certificates representing the Outstanding Notes are not immediately available or (b) time will not permit the Outstanding Notes and all other required documents to reach the Exchange Agent on or prior to the Expiration Date. This form may be delivered by an Eligible Institution (as defined) by mail or hand delivery, or transmitted via facsimile, telegram or telex, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus dated September 9, 1998 (the "Prospectus").

  THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL THE SURRENDER OF OUTSTANDING NOTES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS OF OUTSTANDING NOTES IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 1998, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

                 The Exchange Agent for the Exchange Offer Is:

            STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A.

   By Registered or Certified Mail:                    By Overnight Courier:                           By Hand before 4:30 P.M.:
    State Street Bank and Trust                    State Street Bank and Trust                       State Street Bank and Trust
   Company of California, N.A.                     Company of California, N.A.                       Company of California, N.A.
c/o State Street Bank and Trust Company     c/o State Street Bank and Trust Company         c/o State Street Bank and Trust Company
    Two International Place                          Two International Place                           Two International Place
  Boston, Massachusetts 02110                      Boston, Massachusetts 02110                       Boston, Massachusetts 02110
    Attention: Kellie Mullen                         Attention: Kellie Mullen                          Attention: Kellie Mullen

                          By Facsimile: 617-664-5290

              Confirm by Telephone to: Kellie Mullen 617-664-5587

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, TELEGRAM OR TELEX, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. if a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below, pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

  Subject to and effective upon acceptance for exchange of the Outstanding Notes tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Company all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned's status as a holder of, all Outstanding Notes tendered hereby. In the event of a termination of the Exchange Offer, the Outstanding Notes tendered pursuant thereto will be returned promptly to the tendering Outstanding Note holder.

  The undersigned hereby represents and warrants that the undersigned accepts the terms and conditions of the Prospectus and the Letter of Transmittal, has full power and authority to tender, sell, assign and transfer the Outstanding Notes tendered hereby and that the Company will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the sale, assignment and transfer of the Outstanding Notes tendered.

  All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                         PLEASE SIGN AND COMPLETE

 Signature(s) of Registered
 Holder(s) or

                                            Addresses:
 Authorized Signatory:                      ---------------------------------
 ---------------------------------          ---------------------------------
 ---------------------------------          ---------------------------------
 ---------------------------------          Area Code and Telephone
 Name(s) of Registered Holder(s)            ---------------------------------
 No.:                                       ---------------------------------
 ---------------------------------
 ---------------------------------

   IF OUTSTANDING NOTES WILL BE DELIVERED BY A BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

 Principal Amount of Outstanding Notes Tendered: ___________________________

 Transaction Code No.: _____________________________________________________

 Certificate No(s). of Outstanding Notes (if available): ___________________

 Depository Account No.: ___________________________________________________

   This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Outstanding Notes exactly as their name(s) appear(s) on the Outstanding Notes or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, guardian, attorney-in-fact, officer of a corporation, executor, administrator, agent or other representative, such person must provide the following information:

                   PLEASE PRINT NAME(S) AND ADDRESS(ES)

 Name(s): __________________________________________________________________

     _____________________________________________________________________

 Capacity: _________________________________________________________________

     _____________________________________________________________________

 Address(es): ______________________________________________________________

          ___________________________________________________________________

                                 GUARANTEE
                 (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), hereby guarantees that, within three business days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a facsimile thereof), together with Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at a Book-Entry Transfer Facility) and all other required documents will be deposited by the undersigned with the Exchange Agent at one of its addresses set forth above.

 Name of Firm: _____________________________________________________________

 Authorized Signature: _____________________________________________________

 Address: __________________________________________________________________

 Name: _____________________________________________________________________

 Title: ____________________________________________________________________

 Area Code and Telephone No.: ______________________________________________

 Date: _____________________________________________________________________

 DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND VALIDLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS

                INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

  1. Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery is at the election and sole risk of the holders and the delivery will be deemed made only when actually received by the Exchange Agent. In all cases, sufficient time should be allowed to assure timely delivery.

  2. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of this document and/or the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                               OFFER TO EXCHANGE

             11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                                      OF

                              FOUNTAIN VIEW, INC.

   THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 1998, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SECURED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


                                                              September 9, 1998

To Our Clients:

  Enclosed for your consideration is the Prospectus dated September 9, 1998 (the "Prospectus") and the related Letter of Transmittal and instructions thereto (the "Letter of Transmittal") in connection with the offer (the "Exchange Offer") of Fountain View, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B (the "Exchange Notes") for each $1,000 principal amount of its outstanding 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes").

  Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Prospectus.

  WE ARE THE REGISTERED HOLDER OF OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT. A TENDER OF ANY SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE REGISTERED HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish us to tender any or all such Outstanding Notes held by us for your account pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to tender your Outstanding Notes.

  Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Outstanding Notes on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON October 13, 1998 (the "Expiration Date"), UNLESS EXTENDED. Outstanding Notes tendered pursuant to the Exchange Offer may only be withdrawn under the circumstances described in the Prospectus and the Letter of Transmittal.

  Your attention is directed to the following:

    1. The Exchange Offer is for the entire aggregate principal amount of Outstanding Notes.

    2. Consummation of the Exchange Offer is conditioned upon the conditions set forth in the Prospectus under the caption "The Exchange Offer--Certain Conditions to the Exchange Offer."

    3. Tendering holders may withdraw their tender at any time until the Expiration Date.

    4. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as provided in the Prospectus and the instructions to the Letter of Transmittal.

    5. The Exchange Offer is not being made to (nor will the surrender of Outstanding Notes for exchange be accepted from or on behalf of) holders of Outstanding Notes in any jurisdiction in which the making or acceptance of the Exchange Offer would not be in compliance with the laws of such jurisdiction.

    6. The acceptance for exchange of Outstanding Notes validly tendered and not be validly withdrawn and the issuance of Exchange Notes will be made as promptly as practicable after the Expiration Date. However, subject to rules promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company expressly reserves the right to delay acceptance of any of the Outstanding Notes or to terminate the Exchange Offer and not accept for purchase any Outstanding Notes not theretofore accepted if any of the conditions set forth in the Prospectus under the caption "Certain Conditions of the Exchange Offer" shall not have been satisfied or waived by the Company.

    7. The Company expressly reserves the right, in its sole discretion, (i) to delay accepting any Outstanding Notes, (ii) to extend the Exchange Offer, (iii) to amend the terms of the Exchange Offer or (iv) to terminate the Exchange Offer. Any delay, extension, amendment or termination will be followed as promptly as practicable by oral or written notice to the Exchange Agent and the Company will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Except as otherwise provided in the Prospectus, withdrawal rights with respect to Outstanding Notes tendered pursuant to the Exchange Offer will not be extended or reinstated as a result of an extension or amendment of the Exchange Offer.

    8. Consummation of the Exchange Offer may have adverse consequences to non-tendering Outstanding Note holders, including that the reduced amount of Outstanding Notes as a result of the Exchange Offer may adversely affect the trading market, liquidity and market price of the Outstanding Notes.

  If you wish to have us tender any or all of the Outstanding Notes held by us for your account, please so instruct us by completing, executing and returning to us the instruction form that follows:

                    INSTRUCTIONS REGARDING THE EXCHANGE OF

             11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                                      OF

                              FOUNTAIN VIEW, INC.

TO REGISTERED HOLDER AND/OR PARTICIPANTS OF
THE BOOK-ENTRY TRANSFER FACILITY

  THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER AND THE ENCLOSED DOCUMENTS REFERRED TO THEREIN RELATING TO THE EXCHANGE OFFER OF THE COMPANY.

  THIS WILL INSTRUCT YOU TO TENDER THE PRINCIPAL AMOUNT OF OUTSTANDING NOTES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED PURSUANT TO THE TERMS OF AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


 Box 1 [_] Please tender the Outstanding Notes held by you for my account, as indicated below.

 Box 2 [_] Please do not tender any Outstanding Notes held by you for my account.

 The aggregate face amount of the Notes held by you for the account of the
 undersigned is [fill in amount]: $    of the 11 1/4% Senior Subordinated
 Notes due 2008.

 With respect to the Exchange Offer, the undersigned hereby instructs you [check appropriate box]:

 [_]To TENDER the following Notes held by you for the account of the undersigned [insert principal amount of notes to be tendered if any]:
    $    .

 [_]NOT TO TENDER any Notes held by you for the account of the undersigned.

 Date:       , 1998                       ____________________________________

                                          ____________________________________
                                          SIGNATURE(S)

 Principal Amount of Outstanding Notes to be Tendered: $    * (must be in the
 principal amount of $1,000 or an integral multiple thereof)

 ____________________________________

 ____________________________________     ____________________________________
 PLEASE PRINT NAME(S) HERE                TAXPAYER IDENTIFICATION OR SOCIAL
                                           SECURITY NUMBER


 ____________________________________
                                          ____________________________________


 ____________________________________
 AREA CODE AND TELEPHONE NUMBER           ____________________________________
                                          MY ACCOUNT NUMBER WITH YOU

* UNLESS OTHERWISE INDICATED, SIGNATURE(S) HEREON BY BENEFICIAL OWNER(S) SHALL CONSTITUTE AN INSTRUCTION TO THE NOMINEE TO TENDER ALL OUTSTANDING NOTES OF SUCH BENEFICIAL OWNER(S).

  If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that
(i) the undersigned's principal residence is in the state of [fill in state]
    , (ii) the undersigned is acquiring the Exchange Notes in the ordinary course of business of the undersigned, (iii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in noaction letters that are discussed in the section of the Prospectus entitled "Plan of Distribution," and (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Act, of the Company; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

  [_]Check this box if the Beneficial Owner of the Notes is a Participating
     Broker-Dealer and such Participating Broker-Dealer acquired the Notes for its own account as a result of market-making activities or other trading activities. IF THIS BOX IS CHECKED, PLEASE SEND A COPY OF THESE INSTRUCTIONS TO ROBERT M. SNUKAL, CHIEF EXECUTIVE OFFICER OF THE COMPANY, VIA FACSIMILE: (310) 571-0365.

                               OFFER TO EXCHANGE

             11 1/4% SENIOR SUBORDINATED NOTES DUE 2008, SERIES B
                          FOR ANY AND ALL OUTSTANDING
                  11 1/4% SENIOR SUBORDINATED NOTES DUE 2008

                                      OF

                              FOUNTAIN VIEW, INC.

 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 1998, UNLESS EXTENDED. TENDERS OF 11 1/4% SENIOR SUBORDINATED NOTES DUE 2008 MAY ONLY BE WITHDRAWN UNDER THE CIRCUMSTANCES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.


To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

  We have been appointed by Fountain View, Inc., a Delaware corporation (the "Company"), to act as the Exchange Agent in connection with the offer (the "Exchange Offer") of the Company to exchange $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008, Series B for each $1,000 principal amount of its 11 1/4% Senior Subordinated Notes due 2008 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus dated September 9, 1998 (the "Prospectus") and in the related Letter of Transmittal and the instructions thereto (the "Letter of Transmittal").

  Enclosed herewith are copies of the following documents:

    1. The Prospectus;

    2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

    3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Notes and all other required documents cannot be delivered to the Exchange Agent on or prior to the Expiration Date (as defined);

    4. A form of letter which may be sent to your clients for whose account you hold the Notes in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer; and

    5. A return envelope addressed to the Exchange Agent.

  PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON OCTOBER 13, 1998 (THE "EXPIRATION DATE"), UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

  The Company will not pay any fees or commission to any broker or dealer or other person (other than to the Exchange Agent) for soliciting tenders of the Notes pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  Additional copies of the enclosed materials may be obtained by contacting the Exchange Agent as provided in the enclosed Letter of Transmittal.

                                          Very truly yours,

                                          STATE STREET BANK AND TRUST COMPANY
                                           OF CALIFORNIA, N.A.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON, THE AGENT OF THE COMPANY OR THE EXCHANGE AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.-- Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------        -----------------------------------


                            GIVE THE TAXPAYER
                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
---------------------------------------------
1. An individual's account  The individual
2. Two or more individuals  The actual owner
   (joint account)          of the account
                            or, if combined
                            funds, the first
                            individual on
                            the account(1)
3. Custodian account of a   The minor(2)
   minor (Uniform Gift to
   Minors Act)
4.a. The usual revocable    The grantor-
   savings trust account    trustee(1)
   (grantor is also
   trustee)
b. So-called trust account  The actual
   that is not a legal or   owner(1)
   valid trust under State
   law
5. Sole proprietorship      The owner(3)
9. A valid trust, estate,   The legal entity
   or pension trust         (Do not furnish
                            the identifying
                            number of the
                            personal
                            representative
                            or trustee
                            unless the legal
                            entity itself is
                            not designated
                            in the account
                            title.)(4)
---------------------------------------------

                            GIVE THE TAXPAYER
                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:   NUMBER OF--
 7. Corporate account       The corporation
 8. Religious, charitable,  The organization
    or educational
    organization account
 9. Partnership account     The partnership
10. Association, club, or   The organization
    other tax-exempt
    organization
11. A broker or registered  The broker or
    nominee                 nominee
12. Account with the        The public
    Department of           entity
    Agriculture in the
    name of a public
    entity (such as a
    state or local
    government, school
    district, or prison)
    that receives
    agricultural program
    payments

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                    PAGE 2
Note: Section references are to the Internal Revenue Code unless otherwise noted.

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING
The following is a list of payees exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in items (1) through (13) and a person registered under the Investment Advisors Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through (7), except a corporation (other than certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through (5) are exempt from backup withholding for barter exchange transactions and patronage dividends.
(1) An organization exempt from tax under section 501(a), or an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).
(2) The United States or any of its agencies or instrumentalities.
(3) A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.
(5) An international organization or any of its agencies or instrumentalities.
(6) A corporation.
(7) A foreign central bank of issue.
(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.
(9) A futures commission merchant registered with the Commodity Futures Trading Commission.
(10) A real estate investment trust.
(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.
(12) A common trust fund operated by a bank under section 584(a).
(13) A financial institution.
(14) A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.
(15) A trust exempt from tax under section 664 or described in section 4947. Payments of dividends and patronage dividends that generally are exempt from backup withholding include the following:
 . Payments to nonresident aliens subject to withholding under section 1441.
 . Payments to partnerships not engaged in a trade or business in the U.S.
   and which have at least one nonresident alien partner.
 . Payments of patronage dividends not paid in money.
 . Payments made by certain foreign organizations.
 . Section 404(k) payments made by an ESOP.
Payments of interest that generally are exempt from backup withholding include the following:
 . Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payor.
 . Payments of tax-exempt interest (including exempt-interest dividends under section 852).
 . Payments described in section 6049(b)(5) to non-resident aliens.
 . Payments on tax-free covenant bonds under section 1451.
 . Payments made by certain foreign organizations.
 . Payments of mortgage interest to you.
Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).
 Payments that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations promulgated thereunder. PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payors who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.